Exhibit 10.1

CREDIT AGREEMENT
Dated as of November 17, 2015
among
FOREST CITY ENTERPRISES, INC.,
as Borrower,
CERTAIN AFFILIATES OF
FOREST CITY ENTERPRISES, INC.
FROM TIME TO TIME PARTY HERETO,
as Subsidiary Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A.
and
PNC BANK, NATIONAL ASSOCIATION,
as Swing Line Lenders and L/C Issuers,
PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent
CITIBANK, N.A.,
KEYBANK NATIONAL ASSOCIATION
and
THE BANK OF NEW YORK MELLON,
as Co-Documentation Agents
and
The Lenders Party Hereto
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers and Joint Bookrunners

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5.04	Binding Effect	88
5.05	Financial Statements; No Material Adverse Effect	88
5.06	Litigation	89
5.07	No Default	89
5.08	Ownership of Property	89
5.09	Environmental Compliance	90
5.10	Insurance	90
5.11	Taxes	90
5.12	ERISA Compliance	90
5.13	Subsidiaries	91
5.14	Margin Regulations; Investment Company Act	91
5.15	Disclosure	91
5.16	Compliance with Laws	92
5.17	Taxpayer Identification Number	92
5.18	OFAC; Designated Jurisdictions	92
5.19	REIT Status; Stock Exchange Listing	92
5.20	Unencumbered Pool Properties	92
5.21	Anti-Money Laundering Laws; Anti-Corruption Laws	92
ARTICLE VI	AFFIRMATIVE COVENANTS	93
6.01	Financial Statements	93
6.02	Certificates; Other Information	94
6.03	Notices	96
6.04	Payment of Taxes	97
6.05	Preservation of Existence, Etc.	97
6.06	Maintenance of Properties	97
6.07	Maintenance of Insurance	97
6.08	Compliance with Laws	97
6.09	Books and Records	97
6.10	Inspection Rights	98
6.11	Use of Proceeds	98
6.12	Additional Unencumbered Pool Properties and Guarantors	98
6.13	Compliance with Environmental Laws	100
6.14	Further Assurances	100
6.15	Maintenance of REIT Status; New York Stock Exchange	101
6.16	Anti-Corruption Laws	101
ARTICLE VII	NEGATIVE COVENANTS	101
7.01	Indebtedness	101
7.02	Fundamental Changes; Dispositions	101
7.03	Minimum Unencumbered Property Condition	102
7.04	Restricted Payments	102
7.05	Change in Nature of Business	102
7.06	Transactions with Affiliates	102
7.07	Burdensome Agreements	103
7.08	Use of Proceeds	103
7.09	Financial Covenants	103
7.10	Accounting Changes	104

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7.11	Amendments of Organization Documents	104
7.12	Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws	104
ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	105
8.01	Events of Default	105
8.02	Remedies Upon Event of Default	108
8.03	Application of Funds	108
ARTICLE IX	ADMINISTRATIVE AGENT	110
9.01	Appointment and Authority	110
9.02	Rights as a Lender	110
9.03	Exculpatory Provisions	110
9.04	Reliance by Administrative Agent	111
9.05	Delegation of Duties	112
9.06	Resignation of Administrative Agent	112
9.07	Non-Reliance on Administrative Agent and Other Lenders	113
9.08	No Other Duties, Etc.	114
9.09	Administrative Agent May File Proofs of Claim	114
9.10	Guaranty Matters	115
9.11	Lender Derivatives Contracts and Lender Cash Management Agreements	115
ARTICLE X	CONTINUING GUARANTY	115
10.01	Guaranty	115
10.02	Rights of Lenders	116
10.03	Certain Waivers	116
10.04	Obligations Independent	117
10.05	Subrogation	117
10.06	Termination	117
10.07	Subordination	118
10.08	Stay of Acceleration	118
10.09	Condition of the Obligors	118
10.10	Contribution	118
10.11	Keepwell	119
ARTICLE XI	MISCELLANEOUS	120
11.01	Amendments, Etc	120
11.02	Notices; Effectiveness; Electronic Communications	122
11.03	No Waiver; Cumulative Remedies; Enforcement	124
11.04	Expenses; Indemnity; Damage Waiver	124
11.05	Payments Set Aside	127
11.06	Successors and Assigns	127
11.07	Treatment of Certain Information; Confidentiality	133
11.08	Right of Setoff	135
11.09	Interest Rate Limitation	135
11.10	Counterparts; Effectiveness	135
11.11	Survival of Representations and Warranties	136
11.12	Severability	136
11.13	Replacement of Lenders	136

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11.14	Governing Law; Jurisdiction; Etc.	137
11.15	Waiver of Jury Trial	138
11.16	No Advisory or Fiduciary Responsibility	138
11.17	Electronic Execution of Assignments and Certain Other Documents	139
11.18	USA PATRIOT Act	139
11.19	Releases of Subsidiary Guarantors; Re-Designation of Unencumbered Pool Properties	140
11.20	ENTIRE AGREEMENT	144

SCHEDULES
1.01	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.13	Subsidiaries; Jurisdiction of Incorporation/Organization
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Joinder Agreement
G	U.S. Tax Compliance Certificates
H	Solvency Certificate
I	Designation Notice
J	Prepayment Notice

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CREDIT AGREEMENT
This CREDIT AGREEMENT (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 17, 2015, among FOREST CITY ENTERPRISES, INC., an Ohio corporation, certain affiliates of the Borrower from time to time party hereto, as Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A. (together with its successors, “Bank of America”), as Administrative Agent, and Bank of America and PNC BANK, NATIONAL ASSOCIATION (together with its successors, “PNC”), as Swing Line Lenders and L/C Issuers.
The Borrower has requested that the Lenders provide a senior unsecured revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Article I. DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Act” has the meaning specified in Section 11.18.
“Additional Obligations” means all obligations arising under Lender Derivatives Contracts or Lender Cash Management Agreements.
“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the aggregate Capital Reserves for all Properties during such period.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Deficit Amount” has the meaning specified in Section 10.10.
“Aggregate Excess Amount” has the meaning specified in Section 10.10.
“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, for any day, with respect to any Eurodollar Rate Loan, Base Rate Loan, Letter of Credit Fee and Facility Fee, as the case may be:
(a)    until the Investment Grade Pricing Effective Date, the applicable rate per annum set forth below, based upon the range into which the Total Leverage Ratio then falls in accordance with the following table (the “Leverage-Based Applicable Rate”):

Pricing Level	Total Leverage Ratio	Facility Fee	Eurodollar Rate Loan and Letter of Credit Fee	Base Rate Loan
Category 1	<40%	0.20%	1.15%	0.15%
Category 2	>40% - <45%	0.20%	1.20%	0.20%
Category 3	>45% - <50%	0.25%	1.25%	0.25%
Category 4	>50% - <55%	0.30%	1.30%	0.30%
Category 5	>55% - <60%	0.35%	1.55%	0.55%
Category 6	> 60%	0.35%	1.85%	0.85%

The Total Leverage Ratio shall be determined as of the end of each fiscal quarter based on the financial statements and related Compliance Certificate delivered pursuant to Section 6.01 and Section 6.02(a), respectively, in respect of such fiscal quarter, and each change in rates resulting from a change in the Total Leverage Ratio shall be effective from and including the first Business Day immediately following the date when the Administrative Agent receives such financial statements and related Compliance Certificate indicating such change but excluding the effective date of the next such change. Notwithstanding the foregoing, if either the financial statements or related Compliance Certificate are not delivered when due in accordance with Section 6.01 and Section 6.02(a), respectively, then the highest pricing (at Pricing Level Category 6) shall apply as of the first Business Day after the date on which such financial statements and related Compliance Certificate were required to have been delivered and shall continue to apply until the first Business Day immediately following the date such financial statements and related Compliance Certificate are delivered in accordance with Section 6.01 and Section 6.02(a), respectively, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Total Leverage Ratio contained

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in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date financial statements and a Compliance Certificate are required to be delivered pursuant to Section 6.01 and Section 6.02(a), respectively, for the fiscal quarter ending December 31, 2015 shall be determined based upon the Total Leverage Ratio as set forth in the Pro Forma Closing Date Compliance Certificate. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b); or
(b)    at all times on and after the Investment Grade Pricing Effective Date, the applicable rate per annum set forth below, based upon such Debt Ratings as set forth below applicable on such date (the “Ratings-Based Applicable Rate”):

Pricing Level	Debt Ratings (S&P / Moody's):	Facility Fee	Eurodollar Rate and Letter of Credit Margin	Base Rate Margin
Category 1	≥ A- / A3	0.125%	0.85%	0.00%
Category 2	BBB+ / Baa1	0.150%	0.90%	0.00%
Category 3	BBB / Baa2	0.200%	1.00%	0.00%
Category 4	BBB- / Baa3	0.250%	1.20%	0.20%
Category 5	< BBB- / Baa3 (or unrated)	0.300%	1.55%	0.55%
For purposes hereof, the term “Debt Rating” refers to the long term, unsecured, senior, non-credit enhanced debt rating (regardless of watch status) of the Parent by S&P or Moody’s (collectively, the “Debt Ratings”); provided that if at any time after the Investment Grade Pricing Effective Date, (i) the Parent has two (2) Debt Ratings, and such Debt Ratings are not equivalent, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P), the Applicable Rate shall be determined based on the higher of the Debt Ratings; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody's and BBB- by S&P) or more, the Applicable Rate shall be determined based on the Debt Rating that is one higher than the lower Debt Rating and (ii) the Parent has no Debt Ratings, then the Applicable Rate shall be at Pricing Level Category 5. Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date.” Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, each in its capacity as a joint lead arranger and joint bookrunner.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated financial statements for the year ended December 31, 2014 (consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows), including the notes thereto, and the unaudited Pro Rata Consolidation Method financial statements for the year ended December 31, 2014 (consisting of a balance sheet of the Borrower, its Subsidiaries and its Unconsolidated Affiliates as at the end of such fiscal year, and the related statements of operations).
“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Facility pursuant to Section 2.06, and (iii) the date of termination of the commitment of all of the Lenders to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bank of America” has the meaning specified in the introductory paragraph hereto.
“Bankruptcy Plan” has the meaning specified in Section 11.06(g)(iii).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such

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prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrower” means Forest City Enterprises, Inc., an Ohio corporation; provided that upon and following consummation of the conversion of Forest City Enterprises, Inc. into Forest City Enterprises, L.P., a Delaware limited partnership, in connection with the consummation of the REIT Conversion, all references to the “Borrower” or to “Forest City Enterprises, Inc.” herein and in any of the other Loan Documents shall be deemed to be references to Forest City Enterprises, L.P., a Delaware limited partnership.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Capital Reserves” means, for any period, and with respect to any Property, determined based on the Pro Rata Consolidation Method, an amount equal to (a) for any commercial Property which is not an apartment Property (i) the aggregate square footage of all completed space of such Property multiplied by (ii) $0.20 and (b) for any apartment Property (i) the number of apartment units located on such Property multiplied by (ii) $200.
“Capitalization Rate” means (a) 6.00% for office Properties located in the following cities: New York City (including Brooklyn), San Francisco, Los Angeles, and Boston (including, for this purpose, Cambridge) and 6.50% for all other office Properties, (b) 6.00% for the retail Properties known as Short Pump Town Center (Richmond, VA), Victoria Gardens (Rancho Cucamonga, CA) and San Francisco Center (San Francisco, CA) and 6.50% for all other retail Properties and (c) 6.00% for multifamily apartment Properties.
“Capitalized Lease Obligation” means obligations under a lease (or other arrangement conveying the right to use property) to pay rent or other amounts that are required to be capitalized for financial reporting purposes in accordance with GAAP. For purposes hereof, the amount of a Capitalized Lease Obligation of any Person is the capitalized amount of such obligation as would be required to be reflected on a consolidated balance sheet of such Person prepared in accordance with the Pro Rata Consolidation Method.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash

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or deposit account balances or, if the Administrative Agent and the L/C Issuer benefitting from such collateral shall agree in their sole discretion, other credit support, in each case, pursuant to documentation in form and substance satisfactory to the Administrative Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means the following:
(a)    securities issued, guaranteed or insured by the United States, any state, district or territory of the United States or any of their respective agencies with maturities of not more than one (1) year from the date acquired;
(b)    banker’s acceptances and certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $250,000,000 and which bank or its holding company has a short term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s;
(c)    reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above;
(d)    commercial paper issued by any Person organized under the laws of the United States or any state, district or territory thereof or by any foreign country recognized by the United States and rated at least P-2 (or the then equivalent grade) by Moody's or at least A-2 or the equivalent thereof by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities of not more than one (1) year from the date acquired;
(e)    Indebtedness issued by Persons with a rating of at least A-2 by Moody’s or A by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one (1) year from the date of acquisition; and
(f)    investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $250,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (a) through (e) above.
For purposes hereof, the amount of Cash Equivalents owned by any Person at any time shall be the amount of Cash Equivalents owned by such Person as reflected on a consolidated balance sheet of the applicable Person prepared in accordance with the Pro Rata Consolidation Method.

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“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements; provided, further, that for any of the foregoing to be included as a “Lender Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank must have delivered to the Administrative Agent on or prior to the time of such determination a Designation Notice that has been acknowledged in writing by the Borrower.
“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of any Lender, in its capacity as a party to such Cash Management Agreement, whether or not such Person subsequently ceases to be a Lender or an Affiliate of any Lender.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    prior to the consummation of the REIT Conversion, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; and:
(b)    upon and following the consummation of the REIT Conversion:
(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis; or
(ii)    the Parent ceases to be the sole general partner of the Borrower; or

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(iii)    the Parent ceases to own, directly or indirectly, fifty percent (50%) or more of the Equity Interests in the Borrower, free and clear of all Liens other than Permitted Equity Encumbrances.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Completion Guaranty” means a guarantee of performance by the Borrower or the Parent that construction of a real estate project will be completed in accordance with applicable plans and specifications and that all costs associated with such completion will be paid, provided, that such costs may include an interest reserve only through completion of the project and not through stabilization of such project.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit D or otherwise reasonably satisfactory to the Administrative Agent, (a) certifying that the Reporting Entity is in compliance with the provisions of Section 7.09 and the Minimum Unencumbered Property Condition, and including reasonably detailed back-up calculations thereof, including a calculation of the Unencumbered Pool Value as of the last day of the fiscal period covered by such Compliance Certificate, (b) accompanied by (i) a list of all Unencumbered Pool Properties as of the last day of the fiscal period covered by such Compliance Certificate, (ii) a quarterly and year-to-date summary report of Unencumbered NOI attributable to each Unencumbered Pool Property

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for the fiscal quarter or year covered by such Compliance Certificate, prepared on a basis consistent with the Audited Financial Statements and otherwise reasonably satisfactory to the Administrative Agent, together with a certification by the chief financial officer of the Reporting Entity that the information contained in the financial statements to which such certificate relates fairly presents Net Operating Income attributable to each Property and Unencumbered NOI attributable to each Unencumbered Pool Property for such periods and (iii) a statement of Funds From Operations.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Group” means the Reporting Entity and its Subsidiaries.
“Consolidated Party” means a member of the Consolidated Group.
“Construction-in-Process” means construction in process, including the portion of the land related to such Construction-in-Process, that is owned by the Reporting Entity, its Subsidiaries and its Unconsolidated Affiliates, determined in accordance with the Pro Rata Consolidation Method.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Creditor Parties” means, collectively, the Administrative Agent, the Lenders (including the Swing Line Lenders), the L/C Issuers, the Hedge Banks, the Cash Management Banks and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons to whom the Obligations are owing.
“Customary Recourse Exceptions” means, with respect to any Nonrecourse Indebtedness, exclusions from the exculpation provisions with respect to such Nonrecourse Indebtedness for fraud, misapplication of funds, environmental claims or indemnities, breach of representations or warranties, incurrence of impermissible liens, filing of a voluntary bankruptcy petition, collusive involuntary bankruptcy, impermissible transfers or dispositions, non-compliance with “separateness covenants,” failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.
“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

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“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and Eurodollar Rate Loans, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate then applicable for Base Rate Loans, plus (iii) 2.00% per annum, (b) when used with respect to a Eurodollar Rate Loan, an interest rate equal to (i) the Eurodollar Rate, plus (ii) the Applicable Rate then applicable for Eurodollar Rate Loans, plus (iii) 2.00% per annum and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate then applicable for Letter of Credit Fees, plus 2.00% per annum.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Swing Line Loans or amounts payable pursuant to Section 11.04(c)) within two (2) Business Days of the date when required to be funded or paid, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or any Swing Line Lender in writing that it does not intend or expect to comply with any of its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower acting in good faith, to provide a certification in writing from an authorized officer of such Lender to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder and is financially able to meet such obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental

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Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuers, the Swing Line Lenders and each other Lender promptly following such determination.
“Derivatives Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Derivatives Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include a Lender or any Affiliate of a Lender).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself, or its government, is the subject of any sanctions under any sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by OFAC or the United States Treasury.

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“Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit I.
“Development Property” means, on any date, a Property under development or redevelopment on such date which (as determined in good faith by the Borrower or the Parent) (a) has not achieved, does not or will not maintain an Occupancy Rate of 80% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development or redevelopment have not been completed and (b) the Borrower or the Parent has elected to classify as a Development Property. A Development Property shall cease to be a Development Property at such time as either (i) all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been substantially completed for at least four (4) full fiscal quarters (notwithstanding the fact that such Property may not have achieved an Occupancy Rate of at least 80%) or (ii) the Borrower or the Parent irrevocably elects to no longer treat such Property as a Development Property.
“Direct Owner” has the meaning specified in the definition of “Eligible Property.”
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Institution” means, on any date and subject to the provisions of Section 11.06(g), (a) any Person that is specifically identified by name by the Borrower in a list generally available to the Lenders on the Closing Date (including by posting such notice to the Platform), which list may be updated from time to time after the Closing Date for competitors (and their Affiliates in accordance with clause (b) below) of the Parent, the Borrower or their respective Subsidiaries (but no such update shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in any Loan or Commitment); provided that any such Person that holds (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in any Loan or Commitment shall not be permitted to acquire an additional assignment of Loans or Commitments or participations or other interests in any Loan or Commitment and shall not be a Disqualified Institution except if such Person acquires any Loans or Commitments or participations or other interests in any Loan or Commitment after such update, and (b) in the case of clause (a), any of the Affiliates of such identified entities that are either (i) identified to the Administrative Agent in writing by the Borrower from time to time (for distribution to the Lenders (including by posting such notice to the Platform)) or (ii) clearly identifiable on the basis of such Affiliate’s name.
“Disqualified Institutions List” has the meaning set forth in Section 11.06(g)(iv).
“Dollar” and “$” mean lawful money of the United States.

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“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EBITDA” means, with respect to the Reporting Entity, its Subsidiaries and its Unconsolidated Affiliates, determined in accordance with the Pro Rata Consolidation Method, for any period and without duplication, net earnings (loss) for such period excluding the following amounts (but only to the extent deducted in calculating net earnings (loss) for such period): (a) depreciation and amortization expense and asset write-downs and write-offs; (b) Interest Expense for such period; (c) income tax expense in respect of such period; (d) gains, losses, charges or expenses resulting from extraordinary or non-recurring transactions during such period, including, without limitation, non-recurring severance payments, gain/loss on sale of assets, early extinguishment or restructuring of Indebtedness (including prepayment premiums), REIT Conversion costs, write-offs and forgiveness of debt; (e) one-time costs and expenses related to the effectiveness of this Agreement and the other Loan Documents and the transactions related hereto and thereto; (f) proceeds of rent loss insurance and business interruption insurance; (g) acquisition closing costs that are capitalized per FASB ASC 805; and (h) other non-cash charges (including impairment charges or expenses) excluding non-cash charges that constitute an accrual of a reserve for future cash payments.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Eligible Ground Lease” means a ground lease with respect to a Property executed by the Borrower or a Wholly Owned Subsidiary of the Borrower (or in the case of the Property identified as One MetroTech Center, a non-Wholly Owned Subsidiary that satisfies all requirements applicable to Direct Owners that are set forth in clause (iii) of the proviso to the definition of Eligible Property), as lessee, as to which no default or event of default has occurred or with the passage of time or the giving of notice would occur, and that contains terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease and in any event containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options) of twenty-five (25) years or more from the date the Property is included as an Unencumbered Pool Property or, in the case of a shorter term, the leasehold interest of the Borrower or applicable Subsidiary Guarantor therein reverts to a fee interest of the Borrower or such Subsidiary Guarantor without requirement that any Consolidated Party pay any consideration for such reversion other than consideration that is nominal or reasonably estimated by the Borrower or the Parent to be less than twenty percent (20%) of the Fair Market Value of such Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; and (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease. Notwithstanding the foregoing, in the case of a surface parking lot or structure ancillary to a Property subject to a ground lease, the requirements of this definition shall not be required to be satisfied

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with respect to such surface parking lot or structure if the rights associated therewith are not material to the profitable operation of such Property.
“Eligible Property” means a Property that meets and continues to satisfy each of the following criteria:
(a)    such Property is an office, retail or multifamily apartment Property that is occupied or available to be occupied;
(b)    such Property is Wholly Owned by a Subsidiary of the Borrower (each Subsidiary that directly owns or ground leases an interest in such Property being referred to herein as a “Direct Owner”) that is a Wholly Owned Subsidiary of the Borrower;
(c)    each Subsidiary of the Borrower that owns an Equity Interest in a Direct Owner of such Property ((whether directly or through ownership of Equity Interests in other Subsidiaries) (each an “Indirect Owner”)), is a Wholly Owned Subsidiary of the Borrower;
(d)    (i) prior to the Investment Grade Release, each Subsidiary of the Borrower that is a Direct Owner of such Property or an Indirect Owner of any such Direct Owner is a Guarantor and (ii) following the Investment Grade Release, each Subsidiary of the Borrower that is a Direct Owner of such Property or an Indirect Owner of any such Direct Owner and is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness is a Guarantor;
(e)    such Property is located in a state of the United States or in the District of Columbia;
(f)    each Direct Owner of such Property and each Indirect Owner of any such Direct Owner is organized under the laws of a state within the United States;
(g)    the Equity Interests of each Direct Owner of such Property and each Indirect Owner of any such Direct Owner, and the right to any income therefrom, are not subject to any Lien (other than Permitted Equity Encumbrances) or any Negative Pledge;
(h)    such Property, and the right to any income therefrom, is not subject to any ground lease (other than an Eligible Ground Lease), Lien (other than Permitted Property Encumbrances) or any Negative Pledge;
(i)    such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters that would materially impair the profitable operation of such Property;
(j)    (i) prior to the REIT Conversion, neither any Direct Owner of such Property nor any Indirect Owner of any such Direct Owner is subject to any proceedings under any Debtor Relief Law and (ii) following the REIT Conversion, neither any Direct Owner of such Property nor any Indirect Owner of any such Direct Owner is subject to any proceedings

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under any Debtor Relief Law (in the case of the Borrower, to the extent an Event of Default would result therefrom); and
(k)    neither any Direct Owner of such Property nor any Indirect Owner of any such Direct Owner is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Indebtedness for borrowed money (other than (i) Indebtedness under the Facility, (ii) other Unsecured Indebtedness so long as such Person is also a Guarantor or the Borrower, (iii) Indebtedness owed to the Mortgage Subsidiary, so long as there is no default in respect of such Indebtedness, and (iv) in the case of an Indirect Owner, unsecured guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions);
provided that,
(i)    in the case of the Property identified as One Pierrepont Plaza, so long as such Property otherwise qualifies as an Eligible Property, the MAF Obligation shall not cause such Property to fail to be an Eligible Property,
(ii)    in the case of any Property other than the Property identified as One MetroTech Center, so long as such Property otherwise qualifies as an Eligible Property the failure of such Property to comply with clauses (b) or (c) of the definition of Eligible Property solely as the result of a Direct Owner or an Indirect Owner of any such Direct Owner not being a Wholly Owned Subsidiary shall not cause such Property to fail to be an Eligible Property if (x) with respect to each such non-Wholly Owned Subsidiary that is a Direct Owner or an Indirect Owner of any such Direct Owner, the Reporting Entity Controls each such non-Wholly Owned Subsidiary (including the right to exercise exclusive control over any disposition, refinancing and operating activity of such Property (including the making of Restricted Payments on a ratable basis to the owners thereof), without the consent of any other Person (other than the Borrower or any Subsidiary of the Borrower, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any such disposition, refinancing or operating activity (including the making of Restricted Payments on a ratable basis to the owners thereof)) and (y) the Loan Party Pro Rata Share of such Property is at least ninety-five percent (95%), and
(iii)    in the case of the Property identified as One MetroTech Center, so long as such Property otherwise qualifies as an Eligible Property the failure to comply with clauses (b) or (c) of the definition of Eligible Property solely as the result of any Direct Owner or an Indirect Owner of any such Direct Owner not being a Wholly Owned Subsidiary shall not cause such Property to fail to be an Eligible Property if (x) with respect to each such non-Wholly Owned Subsidiary that is a Direct Owner or an Indirect Owner of any such Direct Owner, the Reporting Entity Controls each such non-Wholly Owned Subsidiary (including the right to exercise exclusive control over any disposition, refinancing and operating activity of such Property (including the making of Restricted Payments on a ratable basis to the owners thereof), without the consent of any other Person (other than the Borrower or any Subsidiary of the Borrower, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any such disposition, refinancing or operating activity (including the making of Restricted Payments on a ratable basis to the owners

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thereof)) and (y) the Loan Party Pro Rata Share of such Property is at least seventy-eight and three-eighths percent (78.375%).
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, settlement agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines or penalties), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) obligations incurred under any contract, agreement or other consensual arrangement pursuant to which liability is incurred or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate

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from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; or (i) a failure by a Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by a Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“Eurodollar Illegality Event” has the meaning specified in Section 3.02.
“Eurodollar Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page the daily fixings appearing on BBAL for US Dollar (or on any successor or substitute page) on such screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day; and
(c)    if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”
“Event of Default” has the meaning specified in Section 8.01.

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“Excluded Derivatives Obligation” means, with respect to any Guarantor, any Derivatives Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Derivatives Obligation (or any Guarantee thereof) is or becomes illegal or not permitted under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Derivatives Obligations by other Obligors) at the time the Guarantee of such Guarantor becomes effective with respect to such Derivatives Obligation. If a Derivatives Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Derivatives Obligation that is attributable to swaps for which such Guarantee is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), profits or gains, franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Facility” means the credit facilities provided pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of February 21, 2013, by and among Forest City Rental Properties Corporation, an Ohio corporation, as borrower, the banking institutions from time to time party thereto, KeyBank National Association, Cleveland, Ohio, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent, as in effect on the Closing Date.
“Existing Letters of Credit” means the letters of credit issued pursuant to the terms of the Existing Credit Facility that are outstanding on the Closing Date and described on Schedule 1.01.
“Extension Notice” has the meaning specified in Section 2.14(a).
“Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time. On the Closing Date, the Facility is $500,000,000.
“Facility Fee” has the meaning specified in Section 2.09(a).

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“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price determined in good faith by the Board of Directors or senior management of the Parent which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Federally Assisted Housing Property” means, residential housing receiving various forms of subsidies from the Department of Housing and Urban Development.
“Fee Letter” means the letter agreement, dated October 14, 2015, among the Borrower, the Arrangers, Bank of America and PNC.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lenders, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

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“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds From Operations” means, with respect to a Person and for a given period determined in accordance with the Pro Rata Consolidation Method, Funds from Operations (as defined from time to time by NAREIT) of such Person for such period.
“GAAP” means, subject to Section 1.03(b), generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means, with respect to a Person, the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank, in each case, with competent jurisdiction over such Person).
“Gross Revenues” means, with respect to any Property, all revenues of any kind derived from owning or operating such real estate property determined in accordance with the Pro Rata Consolidation Method.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith;

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provided that the amount of any Specified Guarantee shall be the actual (as opposed to contingent) liability thereunder. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Guarantors” means (a) the Subsidiary Guarantors, (b) each other Person, including the Parent, that joins as a Guarantor pursuant to Section 6.12 or otherwise, and (c) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Derivatives Obligations under Lender Derivatives Contracts and all obligations under Lender Cash Management Agreements, the Borrower.
“Guaranty” means the Guaranty made by the Guarantors under Article X in favor of the Creditor Parties.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person in its capacity as a party to a Derivatives Contract that, at the time it enters into a Derivatives Contract not prohibited under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Derivatives Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender); provided, in the case of a Lender Derivatives Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Lender Derivatives Contract; provided, further, that for any of the foregoing to be included as a “Lender Derivatives Contract” on any date of determination by the Administrative Agent, the applicable Hedge Bank must have delivered to the Administrative Agent prior to such date of determination a Designation Notice that has been acknowledged in writing by the Borrower.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Impacted Loans” has the meaning specified in Section 3.03.
“Increase Effective Date” has the meaning specified in Section 2.15(b).
“Indebtedness” means, as to any Person at a particular time, all of the following (without duplication), whether or not included as indebtedness or liabilities in accordance with GAAP:

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(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;
(c)    net obligations of such Person under any Derivatives Contract not entered into as a hedge against existing interest rate risk in respect of Indebtedness;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (x) trade accounts payable in the ordinary course of business and, in each case, either (i) not past due for more than ninety (90) days or (ii) being contested in good faith by appropriate proceedings diligently conducted, or (y) accruals or bank drafts arising in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements or similar agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    the amount of Capitalized Lease Obligations and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)    all Off-Balance Sheet Arrangements of such Person; and
(i)    all Guarantees of such Person in respect of any of the foregoing, excluding Guarantees of Nonrecourse Indebtedness for which recourse is limited to liability for Customary Recourse Exceptions and contingent obligations under Tax Indemnity Agreements.
For all purposes hereof, (1) the amount of Indebtedness of any Person is the amount of such obligation as would be required to be reflected on a consolidated balance sheet of such Person prepared in accordance with the Pro Rata Consolidation Method and (2) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person; provided that notwithstanding any of the foregoing, Indebtedness shall not include (t) current expenses and intercompany liabilities, (u) prepaid or deferred revenues arising in the ordinary course of business, including prepaid rent, (v) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller

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of such asset, (w) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP, (x) security deposits, (y) artificial financing obligations treated as liability under GAAP related to sales of real estate accounted for under FASB ASC 360-20 under financing or deposit method and (z) artificial financing obligations treated as liability under GAAP related to sale leaseback transactions that do not meet the requirements to account for the sale leaseback under FASB ASC 840-40. The amount of any net obligation under any Derivatives Contract on any date shall be deemed to be the Derivatives Termination Value thereof as of such date. The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding anything in this definition to the contrary, for purposes of determining compliance with any covenant (including the computation of any financial covenant), Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Indirect Owner” has the meaning specified in the definition of “Eligible Property.”
“Information” has the meaning specified in Section 11.07.
“Initial Maturity Date” means November 17, 2019.
“Interest Expense” means, for any period, all interest expense of the Reporting Entity, its Subsidiaries and its Unconsolidated Affiliates (whether paid or accrued) determined in accordance with the Pro Rata Consolidation Method, including all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which any Consolidated Party or Unconsolidated Affiliate is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise (excluding (i) non-cash charges including, but not limited to, the amortization of debt issue costs, premiums, discounts, intangible assets, or intangible liabilities, or any non-cash charges or write-offs related to the restructuring, modification or extinguishment of debt in accordance with FASB ASC 470-50 or FASB ASC 470-60 and (ii) one-time cash payments including, but not limited to, debt issue costs, pre-payment penalties, defeasance, letter of credit issuance costs, yield maintenance, legal costs).
“Interest Payment Date” means, as to any Loan, the first Business Day of each month and the Maturity Date.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is less than six (6) months and requested by the Borrower and consented to by all of the Lenders; provided that:

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(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
Notwithstanding the foregoing, any Interest Period pertaining to a Eurodollar Rate Loan that begins on a day that is not the first Business Day of a calendar month shall end on the first Business Day of (i) the next succeeding calendar month when a one (1) month Interest Period is elected, (ii) the third succeeding calendar month when a three (3) month Interest Period is elected and (iii) the sixth succeeding calendar month when a six (6) month Interest Period is elected.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance, other extension of credit or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any real property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in land holdings, and costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Credit Rating” means a Debt Rating of BBB- (without regard to watch status) or better from S&P or Baa3 (without regard to watch status) or better from Moody’s.
“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (a) the Borrower has obtained an Investment Grade Credit Rating and (b) the Borrower has delivered to the Administrative Agent an Officer’s Certificate (i) certifying that an Investment Grade Credit Rating has been obtained and is in effect (which certification shall also set forth the Debt Rating(s) received, if any, from each of S&P and Moody’s as of such date) and (ii) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Facility.
“Investment Grade Release” has the meaning specified in Section 11.19(a).
“IRS” means the United States Internal Revenue Service.

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“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Land Inventory” means land comprising a Property on which no development (other than improvements that are not material and are temporary in nature) has occurred.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Draw Notice” has the meaning specified in Section 2.03(c)(i).
“L/C Issuer” means any of Bank of America, PNC and such other Lenders as may be designated in writing by the Borrower and consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) that agree in writing to act as an issuer of Letters of Credit in accordance with the terms hereof pursuant to a writing in form and substance reasonably satisfactory to the Administrative Agent, in each case in such Person’s capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that for so long as any Existing Letter of Credit remains outstanding hereunder, the issuer of such Existing Letter of Credit shall continue to be the L/C Issuer with respect to such Existing Letter of Credit.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including (without duplication) all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn

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thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Reimbursement Date” has the meaning specified in Section 2.03(c)(i).
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes each Swing Line Lender.
“Lender Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Obligor and any Cash Management Bank.
“Lender Derivatives Contract” means any interest rate Derivatives Contract not prohibited by Article VI or VII that is entered into by and between any Obligor and any Hedge Bank.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to $150,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Facility.
“Leverage-Based Applicable Rate” has the meaning specified in the definition of “Applicable Rate.”
“LIBOR” has the meaning specified in the definition of “Eurodollar Rate.”
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same

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economic effect as any of the foregoing). For the avoidance of doubt, a precautionary filing in respect of an operating lease shall not constitute a Lien.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement and the Fee Letter.
“Loan Parties” means, collectively, the Parent, the Borrower, each Direct Owner of an Unencumbered Pool Property and each Indirect Owner of such Direct Owner, and each Wholly Owned Subsidiary.
“Loan Party Pro Rata Share” means, with respect to any Property at any time, the percentage interest held at such time by the Borrower and its Wholly Owned Subsidiaries, in the aggregate, in the Direct Owners of such Property determined by calculating the percentage of the Equity Interests of such Direct Owners owned directly or indirectly by the Borrower and/or one or more of its Wholly Owned Subsidiaries.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“MAF Obligation” means, with respect to the Property identified as One Pierrepont Plaza, the obligation to repay the Municipal Assistance Corporation of New York City up to $4,000,000 that was advanced as a grant and is only required to be paid from the net proceeds of the sale or refinancing of One Pierrepont Plaza.
“Major Tenant” means a tenant of a Consolidated Party or Unconsolidated Affiliate under a lease of Property which entitles it to occupy 15,000 square feet or more of the net rentable area of such Property.
“Management Fees” means, with respect to any Property for a given period, determined in accordance with the Pro Rata Consolidation Method, an amount equal to the greater of (a) actual management, advisory or similar fees payable with respect thereto and (b) three percent (3.0%) per annum of the Gross Revenues, adjusted to eliminate the straight lining of rents and the impact of non-cash adjustments of above and below market lease amortization, and lease incentive amortization, derived from the operation of such Property.
“Market Disruption Event” has the meaning specified in Section 3.03.
“Marketable Securities” means: (a) common or Preferred Equity Interests of Persons located in, and formed under the laws of, any state of the United States or the District of Columbia, which Equity Interests are subject to price quotations (quoted at least daily) on The NASDAQ Stock Market’s National Market System or shall have trading privileges on the New York Stock Exchange, the American Stock Exchange or another recognized national United States securities exchange and (b) securities evidencing Indebtedness issued by Persons located in, and formed under the laws of,

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any state of the United States or the District of Columbia, which Persons have an Investment Grade Rating.
“Material Acquisition” means any acquisition by a Consolidated Party in which the assets acquired exceed 5.0% of the Total Asset Value determined in accordance with the Pro Rata Consolidation Method as of the last day of the then most recently ended fiscal quarter of the Reporting Entity for which financial statements are publicly available.
“Material Adverse Effect” means (a) a material adverse effect on the operations, business, assets, liabilities (actual or contingent), or financial condition of the Borrower and its Subsidiaries (taken as a whole); (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document (other than as a result of circumstances specific to the Administrative Agent or such Lender), or of the ability of the Obligors (taken as a whole) to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Loan Document to which it is a party.
“Material Subsidiary” means any Person that (a) is a Subsidiary and (b) either (i) has assets with a Fair Market Value equal to or greater than 7.5% of Total Asset Value or (ii) had gross revenues for the most recently completed period of four fiscal quarters for which financial statements of the Parent are publicly available equal to or greater than 7.5% of the gross revenues of the Consolidated Group. A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (as defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity would constitute a Material Subsidiary. Unless otherwise specified, all references herein to a “Material Subsidiary” shall refer to a Material Subsidiary of (i) the Borrower at all times prior to consummation of the REIT Conversion and (ii) the Parent at all times upon and following consummation of the REIT Conversion (other than the Borrower).
“Maturity Date” means the later of (a) the Initial Maturity Date and (b) if the Initial Maturity Date is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to Section 2.14; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 11.09.
“Merger Agreement” means the agreement and plan of merger by and among Forest City Enterprises, Inc., Forest City Realty Trust, Inc., its newly formed Wholly Owned Subsidiary, FCILP, LLC, a Delaware limited liability company, and FCE Merger Sub, Inc., a Delaware corporation.
“Military Housing Property” means military family housing and military unaccompanied housing on or near military installations of the United States which are ground leased from the United States under the U.S. Navy’s and U.S. Air Force’s Public-Private Venture.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of

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the applicable L/C Issuer with respect to Letters of Credit issued by it that are outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer(s) in their sole discretion.
“Minimum Unencumbered Property Condition” means, as of any date of determination that, (a) the Unencumbered Pool Value is at least equal to the Facility on such date and (b) there are at least five (5) Unencumbered Pool Properties.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in a Property granting a Lien on such interest as security for the payment of Indebtedness.
“Mortgage Receivable” means a promissory note secured by a Mortgage of which a Consolidated Party or an Unconsolidated Affiliate is the holder and retains the rights of collection of all payments thereunder.
“Mortgage Subsidiary” means Whiteacres Loan Acquisition LLC, so long as (a) such Person is (i) a Wholly Owned Subsidiary, (ii) a Guarantor, (iii) organized under the laws of a state within the United States and (iv) not subject to any proceedings under any Debtor Relief Law, (b) such Person does not (i) directly or indirectly, conduct or engage in any business or make any Investments other than in connection with the making of loans and advances to Wholly Owned Subsidiaries of the Parent that are secured by one or more Properties of such Wholly Owned Subsidiaries, (ii) own any material assets other than loan receivables and related mortgages described in clause (b)(i) or (iii) have any material liabilities, and (c) neither the Equity Interests of such Person nor any of its assets are subject to any Lien (other than Permitted Equity Encumbrances) or any Negative Pledge.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“NAREIT” means the National Association of Real Estate Investment Trusts (and any successor thereto).
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than this Agreement or any Loan Document) that prohibits or purports to prohibit the creation or assumption of any lien on such asset; provided, however, that (i) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not

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generally prohibit the encumbrance of its assets, or the encumbrance of specific assets and (ii) Permitted Pari Passu Provisions, in each case, shall not constitute a “Negative Pledge.”
“Net Operating Income” means, for any Property for a given period (without duplication), determined in accordance with the Pro Rata Consolidation Method, (a) rents and other revenues derived from the operation of such Property (including proceeds of rent loss insurance and business interruption insurance), but excluding prepaid rents and revenues and security deposits, except to the extent applied in satisfaction of tenants’ obligations for rent, minus (b) the sum of all expenses incurred in connection with and directly attributable to the ownership and operation of such Property for such period, including, without limitation, property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses with respect to such Property (but excluding acquisition costs, general overhead expenses of the Reporting Entity, its Subsidiaries and its Unconsolidated Affiliates, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs), minus (c) the applicable Capital Reserves minus (d) any rental income from any leases to Major Tenants in any bankruptcy proceedings, to the extent the relevant leases have been rejected pursuant to such bankruptcy proceedings during the subject period, minus (e) for purposes of determining (i) Total Asset Value, actual management, advisory or similar fees payable with respect thereto and (ii) Unencumbered Pool Value, Management Fees.
“New Lender Joinder Agreement” has the meaning specified in Section 2.15(a).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Nonrecourse Indebtedness” means, with respect to any Person, Indebtedness of such Person in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Non-Stabilized Properties” means, for any Property, (a) the Occupancy Rate for such Property is below 80% and (b) such Property is designated in writing by the Borrower or the Parent as a Non-Stabilized Property and has not previously been designated as such. Once designated as a Non-Stabilized Property, such Property shall cease to be a Non-Stabilized Property upon the earlier of (i) the request of the Borrower or the Parent or (ii) the second anniversary of the designation by the Borrower or the Parent of such Property as a Non-Stabilized Property.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Obligor arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (b) all Additional Obligations with respect to any Obligor and (c) all costs and

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expenses incurred in connection with enforcement and collection of the foregoing, including the documented and out of pocket fees, charges and disbursements of outside counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that Obligations of an Obligor shall exclude any Excluded Derivatives Obligations with respect to such Obligor.
“Obligors” means the Borrower and each Guarantor.
“Occupancy Rate” means, with respect to any Property at any time, the ratio (expressed as a percentage) of (a) (i) in the case of an apartment Property, the number of units leased to Qualified Tenants that are not Affiliates of the Reporting Entity pursuant to binding written leases and (ii) in the case of any other Property, the total amount of rentable space in such Property leased to Qualified Tenants that are not affiliated with the Reporting Entity pursuant to binding written leases, to (b) the aggregate number of units or rentable space, as applicable, of such Property.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Arrangement” means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Reporting Entity is a party, under which a Consolidated Party has:
(a)    any obligation under a guarantee contract that has any of the characteristics identified in FASB ASC 460-10-15-4;
(b)    a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;
(c)    any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, except that it is both indexed to the Reporting Party’s own stock and classified in stockholders’ equity in the Reporting Party’s statement of financial position, as described in FASB ASC 815-10-15-74; or
(d)    any obligation, including a contingent obligation, arising out of a variable interest (as defined in the FASB ASC Master Glossary) in an unconsolidated entity that is held by, and material to, the Consolidated Group, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, one or more Consolidated Parties.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any

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partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.
“Parent” means, upon and following consummation of the REIT Conversion, Forest City Realty Trust, Inc., a Maryland real estate investment trust.
“Pari Passu Obligations” means Unsecured Indebtedness (exclusive of the Indebtedness under the Facility) of any Consolidated Party (other than the Borrower or the Parent) owing to a Person that is not a Consolidated Party or a Person Controlled by the Reporting Entity.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of

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the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Equity Encumbrances” means:
(a)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(b)    Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; and
(c)    Permitted Pari Passu Provisions.
“Permitted Holder” means (i) any of Samuel H. Miller, Albert B. Ratner, Charles A. Ratner, James A. Ratner, Ronald A. Ratner or any spouse (or former spouse) or lineal descendant of any of the foregoing, and any trusts for the benefit of any of the foregoing, (ii) RMS Limited Partnership and any general partner or limited partner thereof and any Person (other than a creditor) that upon the dissolution or winding up of RMS Limited Partnership receives a distribution of Equity Interests in the Parent or (iii) any group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) that contains any of the Persons that are specified in clauses (i) and (ii).
“Permitted Pari Passu Provisions” means provisions that are contained in documentation evidencing or governing Pari Passu Obligations which provisions are the result of (a) limitations on the ability of any Consolidated Party to make Restricted Payments or transfer property to the Borrower or any Guarantor which limitations are not, taken as a whole, materially more restrictive than those contained in this Agreement or any other Loan Document, (b) limitations on the creation of any Lien on any assets of a Person that are not, taken as a whole, materially more restrictive than those contained in this Agreement or any other Loan Document or (c) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that the Obligations are secured.
“Permitted Property Encumbrances” means:
(a)    Liens pursuant to any Loan Document;
(b)    easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business or other title and survey exceptions disclosed in the applicable title insurance policies, in any such case that do not secure any monetary obligations and do not materially detract from the value of the

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affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
(c)    mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not yet overdue for a period of more than thirty (30) days or are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(d)    any interest of a lessee of a Property under leases entered into in the ordinary course of business;
(e)    rights of lessors under Eligible Ground Leases;
(f)    Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(g)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(h)    Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which reserves in accordance with GAAP or otherwise reasonably acceptable to the Administrative Agent have been provided; and
(i)    Permitted Pari Passu Provisions.
“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of a Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“PNC” has the meaning specified in the introductory paragraph hereto.
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by a Consolidated Party.

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Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than mandatorily redeemable stock) payable to holders of such class of Equity Interests, (b) paid or payable to any Consolidated Party or (c) constituting balloon, bullet or similar redemptions in full of Preferred Equity Interests.
“Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Pro Forma Basis” means, for purposes of calculating compliance with Section 7.09 or determining the Leverage-Based Applicable Rate (as defined in the definition of Applicable Rate) in respect of a proposed Pro Forma Transaction, such transaction shall be deemed to have occurred as of the first day of the four (4) fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information (such period, the “Measuring Period”). As used herein, “Pro Forma Transaction” means (a) any incurrence or assumption of Indebtedness, (b) any removal of a Property from the list of Unencumbered Pool Properties (including a release of any Subsidiary Guarantor that is a Direct or Indirect Owner of an Unencumbered Pool Property from its obligations under the Guaranty) or any direct or indirect Disposition of any Person or Property (including through a merger, dissolution, liquidation or consolidation thereof), or (c) the making of any Investment or any other acquisition of any Person (including by merger) or property (including any property for which a ground lease was entered into). In connection with any calculation relating to Section 7.09 upon giving effect to a Pro Forma Transaction on a Pro Forma Basis for the applicable Measuring Period, in each case to the extent applicable and in a manner reasonably satisfactory to the Administrative Agent:
(i)    any Indebtedness (x) that is to be incurred in connection with such Pro Forma Transaction, and the aggregate amount of all other Indebtedness incurred since the last day of such Measuring Period, shall be included and deemed to have been incurred as of the first day of the applicable period, and (y) that is to be retired or repaid in connection with such Pro Forma Transaction, and the aggregate amount of all other Indebtedness retired or repaid since the last day of such Measuring Period, shall be excluded and deemed to have been retired as of the first day of such Measuring Period;
(ii)    income statement items (whether positive or negative) attributable to (x) any Person or Property being directly or indirectly Disposed of or removed in connection with such Pro Forma Transaction, and all other Persons and Properties directly or indirectly Disposed of or removed since the last day of such Measuring Period, shall be excluded and (y) any Person or Property being acquired in connection with such Pro Forma Transaction, and all other Persons and Properties acquired since the last day of such Measuring Period, shall be included as of the first day of such Measuring Period;
(iii)    Total Asset Value shall (x) exclude the portion of Total Asset Value attributable to any Person or Property being directly or indirectly Disposed of or removed in connection with such Pro Forma Transaction and all other Persons and Properties directly or indirectly Disposed of or removed since the last day of such Measuring Period, and (y)

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include, as of the first day of such Measuring Period, the acquisition price of any Person or Property being acquired in connection with such Pro Forma Transaction and the acquisition price paid for all other Persons and Properties acquired since the last day of such Measuring Period;
(iv)    Unencumbered NOI shall (x) exclude the portion of Unencumbered NOI attributable to any Unencumbered Pool Property being directly or indirectly Disposed of or removed in connection with such Pro Forma Transaction and all other Unencumbered Pool Properties directly or indirectly Disposed of or removed since the last day of such Measuring Period, and (y) include, as of the first day of such Measuring Period, the acquisition price of any Property being acquired in connection with such Pro Forma Transaction (to the extent such property will be an Unencumbered Pool Property upon the acquisition thereof) and the acquisition price paid for all other Unencumbered Pool Properties acquired since the last day of such Measuring Period; and
(v)    to the extent any other pro forma adjustments are to be included in connection with any such calculation, such adjustments are (A) directly attributable to such Pro Forma Transaction and (B) factually supportable.
“Pro Forma Closing Date Compliance Certificate” has the meaning specified in Section 4.01(a)(ix).
“Pro Rata Consolidation Method” shall mean the pro rata method of consolidation as fully reconciled to GAAP and as reported by the Reporting Entity to the Securities and Exchange Commission. For the avoidance of doubt, any reference herein to “the Borrower, its Subsidiaries and its Unconsolidated Affiliates,” “the Parent, its Subsidiaries and its Unconsolidated Affiliates,” “the Reporting Entity, its Subsidiaries and its Unconsolidated Affiliates” or any similar reference used herein in connection with a determination of assets, liabilities, earnings, income, charges or expenses shall refer to a determination made in accordance with the Pro Rata Consolidation Method and shall include the Reporting Entity’s pro rata share of the assets, liabilities, earnings, income, charges and expenses of such Person’s Subsidiaries and Unconsolidated Affiliates as fully reconciled to GAAP and as reported by the Reporting Entity, to the Securities and Exchange Commission.
“Property” means, as to any Person, any parcel of real property (whether owned in fee or subject to a lease), together with any building, facility, structure, equipment or other improvement or asset located on such parcel of real property, in each case owned or leased by such Person. Unless otherwise specified, all references herein to a “Property” or to “Properties” shall refer to a Property or Properties owned or ground leased, as applicable, by a Consolidated Party or an Unconsolidated Affiliate.
“Proposed Subsidiary Guarantor” has the meaning specified in Section 6.12.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” means, at any time, each Obligor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity

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Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Tenants” means a tenant that is party to a lease of all or a portion of a Property and is not in default under such lease for a period of ninety (90) days or more and not subject to any proceeding under any Debtor Relief Law.
“Ratings-Based Applicable Rate” has the meaning specified in the definition of “Applicable Rate.”
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder.
“Recourse Indebtedness” means Indebtedness that is not Nonrecourse Indebtedness; provided that personal recourse for Customary Recourse Exceptions or under Specified Guarantees shall not, alone, cause such Indebtedness to be characterized as Recourse Indebtedness.
“Register” has the meaning specified in Section 11.06(c).
“Registration Statement” means the Registration Statement on Form S-4 of Forest City Enterprises, Inc. initially filed with the Securities and Exchange Commission on July 10, 2015, as amended on August 21, 2015, and as may be further amended from time to time; provided that any such amendment modifying the definition of REIT Conversion or relating to the terms of the Merger Agreement shall be reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).
“REIT Conversion” has the meaning assigned to it in the Registration Statement.
“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under the provisions of Sections 856 et seq. of the Code and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, auditors (including internal auditors), attorneys and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Release Notice” has the meaning specified in Section 11.19(b).
“Relevant Payment” has the meaning specified in Section 10.10.

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“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Reporting Entity” means, (i) prior to consummation of the REIT Conversion, the Borrower and (ii) upon and following consummation of the REIT Conversion, the Parent.
“Repurchase Right” means, with respect to any Indebtedness, the right to require the prepayment, repurchase, redemption or defeasance of such Indebtedness (including any obligation to prepay, repurchase, redeem or defease such Indebtedness).
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Financial Information” means, with respect to each fiscal period or quarter of the Borrower (a) the financial statements required to be delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b) and (b) the Compliance Certificate and other calculations required to be delivered to the Administrative Agent pursuant to Section 6.02(a).
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders or, if the commitment of each Lender to make loans and the obligation of the Issuing Banks to make L/C Credit Extensions have been terminated, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this computation). The Total Credit Exposure of, and Total Outstandings held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable Issuing Bank, as the case may be, in making such determination.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Responsible Officer” means the chief executive officer, president, chief financial officer, or any vice president of an Obligor, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of an Obligor and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Obligor so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Obligor designated in or pursuant to an agreement between the applicable Obligor and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“S&P” means Standard & Poor's Financial Services LLC, a division of McGraw Hill Financial, Inc. and any successor thereto.
“Sanction(s)” means any Laws imposed, administered or enforced by the United States Government (including without limitation, OFAC) that prohibit or restrict transactions with disqualified Persons, countries or territories.
“Sanctioned Person” means (a) a Person (i) listed in the annex to, or otherwise subject to the provisions of, any executive order imposing any sanctions, prohibitions or requirements, (ii) named on the list of “Specially Designated Nationals and Blocked Persons” or “Sectoral Sanctions Identifications” maintained by OFAC, (iii) in which any Person described in clause (a)(ii) has 50% or greater ownership interest or that is otherwise controlled by a Person described in clause (a)(ii), or (iv) that is otherwise the subject of any sanctions, prohibitions or requirements imposed by any executive order or by any sanctions program administered by OFAC or the United States Treasury or (b) an agency of the government of a Designated Jurisdiction, an organization controlled by a Designated Jurisdiction, or a Person resident in a Designated Jurisdiction.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Indebtedness” means, with respect to any Person, any Indebtedness that is secured in any manner by any Lien on any property.
“Secured Recourse Indebtedness” means, for any Person, Recourse Indebtedness that is Secured Indebtedness.
“Solvency Certificate” means a solvency certificate of the chief financial officer or the chief accounting officer of the Borrower, substantially in the form of Exhibit H.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend

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to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Guarantee” means a Completion Guaranty or a Tax Indemnity Agreement, as applicable.
“Specified Loan Party” means any Obligor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly or indirectly, through one or more intermediaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Reporting Entity.
“Subsidiary Guarantor” means (a) at all times prior to an Investment Grade Release, (i) each Wholly Owned Subsidiary that is or becomes liable with respect to Unsecured Indebtedness other than under the Facility (whether as borrower, guarantor or otherwise), but only for so long as such Wholly Owned Subsidiary is liable on such Unsecured Indebtedness and (ii) each Direct Owner of an Unencumbered Pool Property and each Indirect Owner of each such Direct Owner, and (b) upon and at all times following an Investment Grade Release, each Wholly Owned Subsidiary (if any) that is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness (other than Indebtedness under the Facility), but only for so long as such Subsidiary remains obligated in respect of such Unsecured Indebtedness, in each case under clauses (a) and (b), together with their successors and permitted assigns, in each case, to the extent such Subsidiary has not been released from its obligations hereunder in accordance with Section 11.19.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means each of Bank of America and PNC in its capacity as a provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission

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system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Facility. The Swing Line Sublimit is part of, and not in addition to, the Facility.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).
“Tax Indemnity Agreement” means an agreement whereby the Borrower or the Parent indemnifies, on an after-tax or “grossed up” basis, a Person that is (x) not an Affiliate of the Reporting Entity and (y) either an equity owner in a Consolidated Party or an equity owner in a lender to a Consolidated Party (each, a “Tax Credit Beneficiary”), against the failure of such Tax Credit Beneficiary to directly or indirectly receive, or the direct or indirect loss by such Tax Credit Beneficiary of, tax credits and/or tax losses that were directly or indirectly allocated to such Tax Credit Beneficiary.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Asset Value” means, on any date of determination, the sum (without duplication) of all of the following of the Reporting Entity and its Subsidiaries determined in accordance with the Pro Rata Consolidation Method: (a) Unrestricted Cash; plus (b) the quotient of (i) the Net Operating Income for each Property owned, or leased as lessee under a ground lease (other than a Property the value of which is included in the determination of Total Asset Value under any of the immediately following clauses of this definition), for the period of four full fiscal quarters ended on such date (or if such date of determination is not the last day of a fiscal quarter, the period of four full fiscal quarters then most recently ended) divided by (ii) the applicable Capitalization Rate; plus (c) the undepreciated book value of Properties acquired during the period of four full fiscal quarters ended on such date (or if such date of determination is not the last day of a fiscal quarter, the period of four full fiscal quarters then most recently ended), provided that the Reporting Entity may irrevocably elect that the value of an acquired Property not yet owned for a period of four full fiscal quarters as of such date of determination be determined in accordance with the preceding clause (b); plus (d) all Construction-in-Process for Development Properties (including, for the avoidance of doubt, the land related to such Development Property owned by the Borrower or a Subsidiary or an Unconsolidated Affiliate thereof); plus (e) the undepreciated book value of Non-Stabilized Properties; plus (f) the value of Land Inventory; plus (g) Marketable Securities, valued at the lower of cost or Fair Market Value (to the extent that the Fair Market Value of such Marketable Securities is reasonably capable of being verified or is otherwise acceptable to the Administrative Agent); plus (h) the aggregate book value of Mortgage Receivables; plus (i) the product of (x) the Net Operating Income for each Federally Assisted Housing Property for the fiscal quarter ended on such date (or if such date of determination is not the last day of a fiscal quarter, the fiscal quarter then most

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recently ended), annualized on a basis reasonably acceptable to the Administrative Agent multiplied by (y) 4; plus (j) the product of (x) the Net Operating Income for each Military Housing Property, for the fiscal quarter ended on such date (or if such date of determination is not the last day of a fiscal quarter, the fiscal quarter then most recently ended), annualized on a basis reasonably acceptable to the Administrative Agent multiplied by (y) 7.
Properties disposed of during the fiscal quarter ended on any date of determination (or if such date is not the last day of a fiscal quarter, the fiscal quarter then most recently ended) shall not be included in the calculation of Total Asset Value. In addition, to the extent that (i) the amount of Total Asset Value attributable to (A) Construction-in-Process would exceed 15%, (B) Non-Stabilized Properties would exceed 15%, (C) Land Inventory would exceed 5%, (D) Mortgage Receivables would exceed 10%, and (E) Federally Assisted Housing Properties and Military Housing Properties would exceed 5%, such excess shall in each case be excluded from Total Asset Value and (ii) the aggregate amount of Total Asset Value attributable to Construction-in-Process, Non-Stabilized Properties, Land Inventory and Mortgage Receivables would exceed 30% of Total Asset Value, such excess shall be excluded from Total Asset Value.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Fixed Charges” means, for any period, the sum of (a) Interest Expense for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Reporting Entity and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays any such Indebtedness in full and (c) all Preferred Dividends paid during such period. For the avoidance of doubt, Total Fixed Charges of any Person does not include common dividends declared and/or paid during such period and will be determined in accordance with the Pro Rata Consolidation Method.
“Total Indebtedness” means, as of any date of determination, the then aggregate outstanding amount of all Indebtedness of the Reporting Entity, its Subsidiaries and its Unconsolidated Affiliates determined in accordance with the Pro Rata Consolidation Method.
“Total Leverage Ratio” means the ratio (expressed as a percentage) of (a) Total Indebtedness minus Unrestricted Cash in excess of $40,000,000 to (b) Total Asset Value minus Unrestricted Cash in excess of $40,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Secured Indebtedness” means, as of any date of determination, Total Indebtedness that is Secured Indebtedness.
“Total Secured Recourse Indebtedness” means, as of any date of determination, Total Indebtedness that is Secured Recourse Indebtedness.
“Trade Date” has the meaning specified in Section 11.06(g)(i).

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“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“Unconsolidated Affiliate” means any Person (x) in which any Consolidated Party, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Reporting Entity on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Parent under GAAP.
“Unencumbered NOI” means, for any period, the Loan Party Pro Rata Share of the aggregate Net Operating Income for such period of all Unencumbered Pool Properties, determined in accordance with the Pro Rata Consolidation Method.
“Unencumbered Pool Properties” means, at any time, all Eligible Properties at such time designated by the Reporting Entity to be included as “Unencumbered Pool Properties.”
“Unencumbered Pool Value” means, on any date of determination, the sum (without duplication) of all of the following of the Reporting Entity, its Subsidiaries and its Unconsolidated Affiliates determined in accordance with the Pro Rata Consolidation Method: (a) the quotient of (i) Unencumbered NOI of all Unencumbered Pool Properties (excluding Unencumbered NOI from any Unencumbered Pool Property the value of which is included in the determination of Unencumbered Pool Value under any of the immediately following clauses of this definition) for the period of four full fiscal quarters ended on such date (or if such date of determination is not the last day of a fiscal quarter, the period of four full fiscal quarters then most recently ended) divided by (ii) the applicable Capitalization Rate; plus (b) the undepreciated book value of all Eligible Properties acquired during the period of four full fiscal quarters ended on such date (or if such date of determination is not the last day of a fiscal quarter, the period of four full fiscal quarters then most recently ended), provided that the Reporting Entity may irrevocably elect that the value of an acquired Eligible Property not yet owned for a period of four full fiscal quarters as of such date of determination be determined in accordance with the preceding clause (a) minus (c) if the Property known as One Pierrepont Plaza is included as an Eligible Property in such calculation, an amount equal to the MAF Obligations as of such date of determination. Eligible Properties disposed of during the fiscal quarter ended on any date of determination (or if such date is not the last day of a fiscal quarter, the fiscal quarter then most recently ended) shall not be included in the calculation of Unencumbered Pool Value.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” means, at any time all cash and cash equivalents that is not labeled as “restricted cash” (other than cash escrowed in respect of indebtedness) listed on the then most recent publicly available balance sheet of the Reporting Entity determined in accordance with the Pro Rata Consolidation Method. For the avoidance of doubt, “restricted cash” shall not include cash held in a bond fund.

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“Unsecured Indebtedness” means, with respect to any Person, Indebtedness which is not Secured Indebtedness.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Wholly Owned” means, with respect to the ownership by any Person of any Property, that one hundred percent (100%) of the title to such Property is held in fee simple directly or indirectly by, or one hundred percent (100%) of such Property is ground leased pursuant to an Eligible Ground Lease directly or indirectly by, such Person.
“Wholly Owned Subsidiary” means, with respect to any Person on any date, any corporation, partnership, limited liability company or other entity of which one hundred percent (100%) of the Equity Interests and one hundred percent (100%) of the ordinary voting power are, as of such date, owned and Controlled, directly or indirectly, by such Person. Unless otherwise specified, all references herein to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Reporting Entity.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Consolidated Party shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested by the Administrative Agent hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Consolidated Group or to the determination of any amount for the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed

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herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.
1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
ARTICLE II.         THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for the Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Facility at such time and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days (or such shorter period as shall have been agreed to by the Administrative Agent and the Lenders) prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one (1), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine

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whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a minimum principal amount of $500,000. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Loans from one Type to the other, or a continuation of Committed Loans as Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

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(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Facility at such time, (x) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit issued by any L/C Issuer shall not exceed 50% in the aggregate of the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit if, subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve (12)

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months after the date of issuance or last extension, unless the Administrative Agent and such L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Maturity Date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with competent jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $250,000;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars; or
(E)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

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(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the modifications to be effectuated by the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless an L/C Issuer has received written notice from any Lender, the Administrative Agent or any Obligor, at least one (1) Business Day prior to the requested

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date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 (and, if such Letter of Credit is issued in connection with the initial Credit Extension, Section 4.01) shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or applicable Subsidiary thereof or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Maturity Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits an L/

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C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each such case, directing such L/C Issuer not to permit such reinstatement.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(vi)    If the expiry date of any Letter of Credit would occur after the Maturity Date (giving effect to any pending Extension Notice that has been delivered pursuant to Section 2.14 and for which the conditions precedent to the extension requested therein are then satisfied), the Borrower hereby agrees that it will at least thirty (30) days prior to such Maturity Date (or, in the case of a Letter of Credit issued or extended on or after thirty (30) days prior to the Maturity Date, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit in an amount equal to 102% of the L/C Obligations arising or expected to arise in connection with such Letter of Credit.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof (such notification provided by the L/C Issuer to the Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”). If an L/C Draw Notice with respect to a Letter of Credit is received by the Borrower (x) on or prior to 11:00 a.m. on the date of any payment by the applicable L/C Issuer under such Letter of Credit (each such date a payment is made by an L/C Issuer under a Letter of Credit being referred to herein as an “Honor Date”), then, not later than 12:00 p.m. on the Honor Date, the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or (y) after 11:00 a.m. on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (such date on which the Borrower, pursuant to clauses (x) and (y) of this sentence, are required to reimburse an L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided, however, that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the applicable L/C Issuer is reimbursed in full therefor (whether through payment

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by the Borrower and/or through a Committed Loan or L/C Borrowing made in accordance with paragraph (ii) or (iii) of this Section 2.03(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Committed Loan that is a Base Rate Committed Loan and (B) thereafter, at the Default Rate applicable to a Committed Loan that is a Base Rate Committed Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrower upon demand to the Administrative Agent, solely for the account of the applicable L/C Issuer. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly (and, in any event, on the same Business Day) confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice to it pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Committed Loan that is a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

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(v)    Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of an L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for

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the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing and each Committed Loan made pursuant to Section 2.03(c) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or its Subsidiaries or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrower or its Subsidiaries;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP;
(vii)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any

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beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Obligor or any of their Subsidiaries.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, any Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, any Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct, bad faith or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

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(g)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by an L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to adjustment as provided in Section 2.17, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Eurodollar Rate Loans made under the Facility times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, (i) while any Event of Default arising under Section 8.01(a)(i), (f) or (g) exists, all Letter of Credit Fees shall accrue at the Default Rate, and (ii) upon the request of the Required Lenders while any Event of Default exists (other than as set forth in clause (i)), all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in

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effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding fifty percent (50%) of the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of such Lender acting as a Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (x) the Total Outstandings shall not exceed the Facility at such time and (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (ii) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, (iii) the Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Sublimit and (iv) no Swing Line Lender shall be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lenders a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to each of the Swing Line Lenders and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly (and in any event on the same Business Day) by delivery to each Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify

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(i) the amount to be borrowed, which shall be in a minimum principal amount of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lenders of any Swing Line Loan Notice, the Swing Line Lenders will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lenders will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless a Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, each Swing Line Lender shall, not later than 3:30 p.m. on the borrowing date specified in such Swing Line Loan Notice, make fifty percent (50%) of the amount of such Swing Line Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of such Swing Line Lender in immediately available funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to such Swing Line Lender by the Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    Any Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Lender make a Committed Loan that is a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of such Swing Line Lender’s ratable portion of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Facility and the conditions set forth in Section 4.02. Such Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice (or on the immediately following Business Day if such notice is received by the Lenders after 11:00 a.m. on the specified funding date), whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.
(ii)    If for any reason any Swing Line Lender’s ratable portion of any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Committed Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of

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the Lenders fund its risk participation in the relevant Swing Line Lender’s ratable portion of such Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the applicable Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Lender’s ratable portion of such Swing Line Loan, as the case may be. A certificate of any Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan or made a Committed Loan pursuant to Section 2.04(c), if the applicable Swing Line Lender receives any payment on account of such Swing Line Lender’s ratable portion of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by such Swing Line Lender.
(ii)    If any payment received by a Swing Line Lender in respect of principal or interest on such Swing Line Lender’s ratable portion of any Swing Line Loan made by such Swing Line Lender is required to be returned by such Swing Line Lender under any of the

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circumstances described in Section 11.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Lender shall pay to such Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of such Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the Borrower (with a copy to the Administrative Agent) for interest on the ratable portion of Swing Line Loans made by such Swing Line Lender. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lenders.
(f)    Payments to Swing Line Lenders. The Borrower shall make all payments of principal and interest in respect of each Swing Line Loan through the Administrative Agent for the account of the relevant Swing Line Lender.
2.05    Prepayments.
(a)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be substantially in the form of Exhibit J and be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans, in each case, or such later time as is reasonably acceptable to the Administrative Agent; (ii) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000; and (iii) any prepayment of Base Rate Committed Loans shall be in a minimum principal amount of $500,000 or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be promptly paid to the Lenders in accordance with their respective Applicable Percentages.
(b)    The Borrower may, upon notice to the Swing Line Lenders (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000.

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Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment made pursuant to this clause (b) shall be made among the Swing Line Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Swing Line Loans.
(c)    If for any reason Total Outstandings exceed the Facility then in effect, the Borrower shall, within one (1) Business Day, prepay Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Total Outstandings to equal or be less than the Facility then in effect; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Facility then in effect.
2.06    Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Facility, or from time to time permanently reduce the Facility in whole or in part without penalty; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Outstandings would exceed the Facility or (y) the Facility would be less than $50,000,000 (unless the Facility is terminated in full), and (iv) if, after giving effect to any reduction of the Facility, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Facility, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Facility. Any reduction of the Facility shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Facility shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Committed Loans outstanding on such date.
(b)    The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date.
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each Swing Line Loan shall bear interest on the

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outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.
(b)    (i) While any Event of Default arising under Section 8.01(a)(i), (f) or (g) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)     Upon the request of the Required Lenders, while any Event of Default has occurred and is then continuing (other than as set forth in clause (b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03 and in Sections 2.14(b)(iii) and 2.15(c)(iii):
(a)    Facility Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a facility fee (the “Facility Fee”) equal to the “Facility Fee” component of the Applicable Rate times the actual daily amount of the Facility (or, if the Commitments have terminated, the Total Outstandings), regardless of usage, subject to adjustment as provided in Section 2.17. At all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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(ii)    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Reporting Entity or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, if applicable, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under any other provision of this Agreement, including without limitation, Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Facility and the repayment of all other Obligations hereunder.
2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative

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Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by any Obligor shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Obligor hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Obligor shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the

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foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the applicable L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

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(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due such parties.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them in respect of the Facility, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).
Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

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2.14    Extension of Maturity Date.
(a)    Request for Extension. The Borrower may, by written notice to the Administrative Agent (such notice, an “Extension Notice”) request that the Lenders extend the Maturity Date for an additional six (6) month period beyond the Initial Maturity Date (the “Second Initial Maturity Date”) and (if so extended) for an additional six (6) month period to the fifth anniversary of the Closing Date. The Borrower shall deliver the Extension Notice at least 30 days, but no more than 90 days, prior to the Initial Maturity Date and, with respect to the second extension, at least 30 days, but no more than 90 days, prior to the Second Initial Maturity Date. The Administrative Agent shall distribute any such Extension Notice to the Lenders promptly following its receipt thereof.
(b)    Conditions Precedent to Effectiveness of Maturity Date Extension. The effectiveness of each such extension of the Maturity Date is subject to satisfaction of each of the following requirements as determined in good faith by the Administrative Agent:
(i)    the Administrative Agent shall have received an Extension Notice within the period required under Section 2.14(a) above;
(ii)    on the date of such Extension Notice and both immediately before and immediately after giving effect to such extension of the Initial Maturity Date or the Second Initial Maturity Date, as applicable, no Default shall have occurred and be continuing;
(iii)    the Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders, an extension fee in amounts equal to 0.075% multiplied by such Lender’s Commitment that is proposed to be extended on the date such proposed extension is to become effective, it being agreed that such fee shall be fully earned upon the effectiveness of each such extension of the Maturity Date and shall not thereafter be refundable for any reason;
(iv)    the Administrative Agent shall have received a certificate of each Obligor dated as of the effective date of the extension of the Initial Maturity Date or the Second Initial Maturity Date, as applicable, signed by a Responsible Officer of such Obligor (A) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such extension and (B) certifying that (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of the Extension Notice and, both immediately before and immediately after giving effect to such extension of the Initial Maturity Date or the Second Initial Maturity Date, as applicable, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (x)) after giving effect to such qualification and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to

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subsections (a) and (b), respectively, of Section 6.01, and (2) no Default shall have occurred and is then continuing; and
(v)    the Obligors shall have delivered to the Administrative Agent reaffirmations of their respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of the Guaranty, executed by the Obligors.
(c)    Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 11.01 to the contrary.
2.15    Increase in Facility.
(a)    Request for Increase. Provided that no Default shall have occurred and is then continuing, upon written notice to the Administrative Agent, the Borrower may, at any time and from time to time, elect to increase the Facility to an amount not exceeding $750,000,000 in the aggregate after giving effect to such increase; provided that any such request for an increase shall be in a minimum amount of $50,000,000 or such other amount reasonably agreed to by the Borrower and the Administrative Agent.
Each notice from the Borrower pursuant to this Section 2.15 shall specify the identity of each Lender and each Eligible Assignee that it has or proposes to approach to provide all or a portion of such increase (subject in each case to any requisite consents required under Section 11.06). Each designated existing Lender shall notify the Administrative Agent and the Borrower within 20 Business Days whether or not it agrees to provide all or a portion of such increase and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any existing Lender approached to provide all or a portion of such increase may elect or decline, in its sole discretion, to provide all or a portion of such increase offered to it. Any designated Lender not responding within such time period shall be deemed to have declined to increase its Commitment. Any Eligible Assignee providing any portion of such increase that is not an existing Lender shall become a Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”). The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.
(b)    Effective Date and Allocations. If the Facility is increased in accordance with this Section 2.15, the Borrower (in consultation with the Administrative Agent and subject to confirmation by the Administrative Agent that the conditions precedent set forth in Section 2.15(c) have been satisfied) shall determine the effective date (each an “Increase Effective Date”) and the final allocation of such increase among the Lenders and Eligible Assignees. The Administrative Agent shall promptly notify the Borrower, the Lenders and any party that is to become a Lender on the Increase Effective Date of the final allocation of such increase and the Increase Effective Date. The Administrative Agent is authorized and directed to amend and distribute to the Lenders, including any party becoming a Lender on the Increase Effective Date, a revised Schedule 2.01 that gives effect to the increase and the allocation among the Lenders.

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(c)     Conditions to Effectiveness of Increase. As conditions precedent to each such increase, on or prior to the applicable Increase Effective Date, (i) the Administrative Agent shall have received a certificate of each Obligor dated as of such Increase Effective Date signed by a Responsible Officer of such Obligor (x) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of such Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default shall have occurred and is then continuing, (ii) the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Borrower and each Eligible Assignee, if any, that is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent, each Swing Line Lender and each L/C Issuer and (y) written confirmation from each existing Lender, if any, participating in such increase of the amount by which its Commitment will be increased, which confirmation shall be acknowledged and consented to in writing by each Swing Line Lender and each L/C Issuer, (iii) if requested by the Administrative Agent or any new Lender or Lender increasing its Commitment, the Administrative Agent shall have received a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such customary matters concerning the increase in the aggregate amount of the Facility as the Administrative Agent may reasonably request and (iv) the Borrower shall have paid to the Arrangers the fee required to be paid pursuant to the Fee Letter in connection therewith.
(d)    Settlement Procedures. On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (c) of this Section 2.15, the Administrative Agent shall notify the Lenders of the occurrence of the increase of the Facility effected on such Increase Effective Date and the amount of the Commitments and the Applicable Percentage of each Lender as a result thereof. In the event that an increase in the Facility results in any change to the Applicable Percentage of any Lender, then on the Increase Effective Date, as applicable, (i) the participation interests of the Lenders in any outstanding Letters of Credit and Swing Line Loans shall be automatically reallocated among the Lenders in accordance with their respective Applicable Percentages after giving effect to such increase, (ii) any new Lender, and any existing Lender whose Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased Applicable Percentage of all existing Committed Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Lenders whose Applicable Percentage is decreasing such amounts as are necessary so that each Lender’s share of all Committed Loans, will be equal to its adjusted Applicable Percentage, and (iv) the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.

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(e)    Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.
2.16    Cash Collateral.
(a)    Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued by it and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iii) any Cash Collateral provided by the Defaulting Lender). Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including

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by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of an Obligor shall not be released during the continuance of a Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or any Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default has occurred and is then continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or any Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such L/C Issuer or such Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default has occurred and is then continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

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provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    Each Defaulting Lender shall be entitled to receive (x) Facility Fees payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding principal amount of the Committed Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16 and (y) Letter of Credit Fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(B)    With respect to any Facility Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuers and Swing Line Lenders, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuers’ or Swing Line Lenders’ Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that

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Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lenders and the L/C Issuers, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.     TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or an Obligor, then the Administrative Agent or such Obligor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Obligor or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Obligor or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by such Obligor or the Administrative Agent, as required by such Laws, to be required based

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upon the information and documentation it has received pursuant to subsection (e) below, (B) such Obligor or the Administrative Agent, as required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Obligor or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Obligor or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Obligor or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Obligors. Without limiting the provisions of subsection (a) above, the Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. (iii) Each of the Obligors shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.
(ii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the

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Obligors to do so), (y) the Administrative Agent and the Obligors, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Obligors, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or an Obligor in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Obligor or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender (which solely for purposes of this Section 3.01(e) shall include the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B), (ii)(C) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

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(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    in the case of a foreign Lender, for whom payments under the Loan Documents constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner of payments made under any Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax

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Compliance Certificate substantially in the form of Exhibit G‑4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 3.01, it shall pay to such Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by an Obligor this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Obligor, upon the request of the Recipient, agrees to repay the amount paid over

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to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Obligor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Obligor or any other Person.
(g)    Payments made by Administrative Agent. For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Obligor.
(h)    L/C Issuers and Swing Line Lenders. For purposes of this Section 3.01, the term “Lender” shall include the L/C Issuers and the Swing Line Lenders.
(i)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Facility and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the legal authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market (each, a “Eurodollar Illegality Event”), then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the

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illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. This Section 3.02 shall supersede any provisions in Section 2.13 to the contrary.
During any period in which a Eurodollar Illegality Event is in effect, the Borrower may request, through the Administrative Agent, that the Lenders affected by such Eurodollar Illegality Event confirm that the circumstances giving rise to the Eurodollar Illegality Event continue to be in effect. If, within thirty (30) Business Days following such confirmation request, such Lenders have not confirmed the continued effectiveness of such Eurodollar Illegality Event, then such Eurodollar Illegality Event shall no longer be deemed to be in effect; provided that (A) the Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 3.02 or the failure to provide confirmation of the continued effectiveness of such Eurodollar Illegality Event shall in any way affect the Lenders’ right to provide any additional notices of an Eurodollar Illegality Event as provided in this Section 3.02.

3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, the “Impacted Loans”), or (b) the Administrative Agent or the affected Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender (each of (a) through (b), a “Market Disruption Event”). Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case, until the Administrative Agent (upon the instruction of the affected Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
During any period in which a Market Disruption Event is in effect, the Borrower may request, through the Administrative Agent, that the affected Lenders (who gave such notice), as applicable, confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect. If, within thirty (30) Business Days following such confirmation request, the affected Lenders have

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not confirmed the continued effectiveness of such Market Disruption Event, then such Market Disruption Event shall no longer be deemed to be in effect; provided that (A) the Borrower shall not be permitted to submit any such request more than once in any 30-day period and (B) nothing contained in this Section 3.03 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the affected Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 3.03.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section 3.03, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (excluding any Tax described in the parenthetical contained in clause (ii) preceding) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of

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Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. If any Lender or L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any amounts as to which it has been paid by Borrower pursuant to this Section 3.04(a), an amount equal to such refund (but only to the extent of the payments made by the Borrower under this Section 3.04), net of all out-of-pocket expenses of such Lender or such L/C Issuer shall be deducted from the interest amount payable by the Borrower to such Lender or such L/C Issuer for the next subsequent calendar month.
(b)    Capital Requirements. If any Lender or any L/C Issuer, as applicable, determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer, as applicable, setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

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(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 Business Days from receipt of such notice.
(f)    Notwithstanding the foregoing, a Lender will not be entitled to demand, and the Borrower will not be obligated to pay, any amount under this Section 3.04 to the extent that such demand is applied to the Obligors in a discriminatory manner.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of the replacement of a Lender pursuant to Sections 3.06(b) and 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

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3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender determines or any Governmental Authority has asserted that it is unlawful for such Lender or its Lending Office to make, maintain or fund Loans pursuant to Section 3.02 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the Borrower’s obligations under this Article III shall survive the termination of the Facility, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.     CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals to the extent set forth below or otherwise requested by the Administrative Agent) unless otherwise specified, each properly executed by a Responsible Officer of the signing Obligor, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

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(i)    executed counterparts of this Agreement, in such number as requested by Administrative Agent;
(ii)    a Note executed by the Borrower in favor of each Lender requesting a Note executed by the Borrower in favor of each Lender requesting a Note (which, to the extent delivered via e-mail (in a .pdf format) or telecopies, shall be followed promptly by originals);
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Obligor as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Obligor is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Obligor is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;
(v)    a favorable opinion of (A) Sullivan & Cromwell LLP, as New York counsel to the Borrower, and (B) Geralyn M. Presti, in-house counsel to the Borrower, each addressed to the Administrative Agent and each Lender, as to such matters concerning the Obligors and the Loan Documents as the Administrative Agent may reasonably request;
(vi)    a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all third-party consents, licenses and approvals required in connection with the execution, delivery and performance by each Obligor and the validity against each Obligor of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such third-party consents, licenses or approvals are so required;
(vii)    a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since December 31, 2014 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) that no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in writing in any court or before any arbitrator or Governmental Authority that (1) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (2) has a reasonable probability of being determined adversely and if determined adversely would reasonably be expected to have a Material Adverse Effect;
(viii)    a Solvency Certificate from the Borrower certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, all Credit

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Extensions to occur on the Closing Date), the Loan Parties and their Subsidiaries, taken as a whole and on a consolidated basis, are Solvent;
(ix)    a duly completed compliance certificate signed by the chief financial officer of the Borrower, giving pro forma effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date and the repayment of all Indebtedness under the Existing Credit Facility) and including in reasonable detail the calculations required to establish compliance with the covenants set forth in Section 7.09(a) and Section 7.09(e) (whether or not such covenants are required to be tested pursuant to such sections) (such compliance certificate, the “Pro Forma Closing Date Compliance Certificate”).
(x)    evidence that substantially concurrently with the Closing Date all Indebtedness under the Existing Credit Facility (including all unpaid principal, interest, fees, expenses and other amounts owing thereunder or in connection therewith) has been repaid in full and all commitments thereunder have been terminated and all Liens in connection therewith have been released;
(xi)    the financial statements referenced in Section 5.05(a) and (b);
(xii)    a list of all Unencumbered Pool Properties as of the Closing Date;
(xiii)    such additional assurances or certifications with respect to satisfaction of the conditions precedent in Article IV as the Administrative Agent, the L/C Issuers, the Swing Line Lenders or the Required Lenders reasonably may require; and
(xiv)    the Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
(b)    Any fees required hereunder or under the Fee Letter to be paid on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of one primary outside counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (which invoice may be in summary form) at least two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to

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be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)    the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (i)) after giving effect to such qualification and (iii) that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;
(b)    as of the date of such Credit Extension, no Default shall then exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;
(c)    any such proposed Credit Extension does not exceed the unused portion of the Facility at such time; and
(d)    the Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lenders shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V.     REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, except, solely in the case of a Subsidiary of the Borrower that is not an Obligor, to the extent that the failure of such Person to be duly organized or formed and in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations,

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consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of an Obligor, execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated by the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Obligor of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted hereby) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person that has not been obtained or made is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor of this Agreement or any other Loan Document or for the consummation of any of the transactions contemplated hereby.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Obligor that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Obligor that is party thereto, enforceable against each such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or by general equitable principles relating to enforceability (regardless of whether enforcement is sought at law or equity).
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and, in the case of the Pro Forma Consolidation Method financial statements, utilizing accounting principles based on the Pro Rata Consolidation Method as opposed to the full consolidation method of accounting; (ii) fairly present, in all material respects, the financial condition of the Reporting Entity and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Reporting Entity and its Subsidiaries

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as of the date thereof, including liabilities for taxes, material commitments and Indebtedness to the extent required to be shown pursuant to GAAP.
(b)    The unaudited consolidated balance sheets of the Borrower dated March 31, 2015 and June 30, 2015, and the related consolidated statements of income or operations, shareholders’ equity, and cash flows for the fiscal quarters ended on such dates, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and, in the case of the Pro Forma Consolidation Method financial statements, utilizing accounting principles based on the Pro Rata Consolidation Method as opposed to the full consolidation method of accounting, and (ii) fairly present, in all material respects, the financial condition of the Reporting Entity and its Subsidiaries as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(d)    The consolidated forecasted balance sheet and statements of income and cash flows of the Reporting Entity delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts (it being understood and agreed that forecasts, estimates and projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Reporting Entity makes no representation that such representations will in fact be realized). As to statements, information and reports specified as having been derived by the Reporting Entity from third parties, other than Affiliates of the Reporting Entity or any of its Subsidiaries, the Reporting Entity represents only that it has no knowledge of any material misstatement therein.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) challenge the validity or enforceability of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) have a reasonable probability of being determined adversely and if determined adversely would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
5.07    No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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5.09    Environmental Compliance. Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any Environmental Permit required under any applicable Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any facts or conditions that could reasonably be expected to result in any Environmental Liability.
5.10    Insurance. The Loan Parties and their Subsidiaries maintain or require the tenants or managers of their owned properties to maintain insurance that complies with the requirements of Section 6.07.
5.11    Taxes. Each Loan Party and each of its Subsidiaries has timely filed all federal, state and other tax returns and reports required to be filed, and has timely paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) which would not reasonably be expected to have a Material Adverse Effect.
5.12    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. None of the Unencumbered Pool Properties constitutes a “plan asset” within the meaning of 29 C.F.R. 2510.3-101 as modified in operation by Section 3(42) of ERISA.
(b)    There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(c)    Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards

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under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments for which the due date has passed; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than Pension Plans not otherwise prohibited by this Agreement.
5.13    Subsidiaries. Set forth on Schedule 5.13 is a complete and accurate list of all subsidiaries of the Borrower as of the Closing Date showing the jurisdiction of its incorporation or organization and the type of organization it is.
5.14    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (of the Reporting Entity only or of the Consolidated Group) will be margin stock.
(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. No written information or written data (excluding any forecasts, projections, budgets, estimates and general market or industry data) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished or publicly disclosed by any Loan Party) when provided and when taken as a whole with all other information or data provided, furnished or disclosed by the Loan Parties contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (i) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood and agreed that forecasts, estimates and projections as to future

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events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such representations will in fact be realized) and (ii) as to statements, information and reports specified as having been derived by any Loan Party from third parties, other than Affiliates of the Loan Parties or any of their respective Subsidiaries, the Borrower represents only that it has no knowledge of any material misstatement therein.
5.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Taxpayer Identification Number. Each Obligor’s true and correct U.S. taxpayer identification number is set forth on a list provided to the Administrative Agent on or prior to the Closing Date, which the Administrative Agent is authorized to post on the Platform (or, in the case of a Subsidiary that becomes a Guarantor after the Closing Date, is set forth in the information provided to the Administrative Agent with respect to such Subsidiary pursuant to Section 6.12).
5.18    OFAC; Designated Jurisdictions. No Loan Party, no Subsidiary of any Loan Party nor, to the knowledge of any Loan Party, any other Related Party of a Loan Party, is an individual or entity that is, or is controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) located, organized or resident in a Designated Jurisdiction or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Sanctioned Person. No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or, to the knowledge of any Loan Party, indirectly, by the Borrower or any Affiliate thereof to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Sanctioned Person.
5.19    REIT Status; Stock Exchange Listing. Upon and at all times following consummation of the REIT Conversion, the Parent will be organized and operated in a manner that will allow it to qualify for REIT Status and both classes of common Equity Interests of the Parent will be listed on the New York Stock Exchange.
5.20    Unencumbered Pool Properties. Each Property included in any calculation of Unencumbered Pool Value or Unencumbered NOI satisfied, at the time of such calculation, all of the requirements contained in the definition of “Eligible Property.”
5.21    Anti-Money Laundering Laws; Anti-Corruption Laws.
(a)    Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any Related Party thereof (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any

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category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.
(b)    The Loan Parties and their respective Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
ARTICLE VI.     AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent obligation not yet due and payable), or any Letter of Credit shall remain outstanding (and has not been Cash Collateralized), the Loan Parties shall, and shall (as applicable) cause each of their respective Subsidiaries to (or, solely in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12, the Borrower shall, or, solely in the case of the covenants set forth in Section 6.15, the Parent and Reporting Entity, as applicable shall):
6.01    Financial Statements. Deliver to the Administrative Agent, on behalf of the Lenders:
(a)    as soon as available, but in any event within 120 days after the end of each fiscal year of the Reporting Entity (or, if earlier, ten (10) Business Days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ending December 31, 2015), audited consolidated financial statements (consisting of a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows) for such fiscal year and Pro Rata Consolidation Method financial statements (consisting of a balance sheet and statements of operations), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief financial officer of the Reporting Entity and audited and accompanied by a report of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, which report shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such qualification or exception solely as a result of the Facility becoming current obligations as a result of the Maturity Date occurring during the fiscal year immediately following the fiscal year for which such statements are furnished) or any qualification or exception as to the scope of such audit, and which report shall state that such financial statements fairly present the consolidated financial condition of the Reporting Entity as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP or words of a similar effect (except for changes with which such independent certified public accountant, if applicable, shall concur and which shall have been disclosed in the notes to such financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and
(b)    as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Reporting Entity (or, if earlier, 10 Business Days after

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the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended September 30, 2015) unaudited consolidated financial statements (consisting of a balance sheet and statements of operations, changes in shareholders’ equity, and cash flows) and Pro Rata Consolidation Method financial statements (consisting of a balance sheet and statement of operations) for the portion of the Reporting Entity’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief financial officer, treasurer or controller of the Reporting Entity as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Reporting Entity, forecasts prepared by management of the Reporting Entity, in substantially the form of the forecast delivered to the Administrative Agent prior to the Closing Date, of consolidated balance sheets and statements of income or operations and a one-year cash flow projection of the Consolidated Group for the immediately following fiscal year (including the fiscal year in which the latest Maturity Date occurs); provided, however, that such forecasts shall be furnished for informational purposes only and shall not be a basis for determining or declaring the occurrence, existence or continuation of any Default or Event of Default.
In the case of any filing extension permitted by the SEC, the Reporting Entity may request the consent of the Administrative Agent to extend the time to comply with the requirements of this Section 6.01, which consent shall not be unreasonably withheld, conditioned or delayed.
As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent, on behalf of the Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief financial officer of the Reporting Entity;
(b)    promptly after the same are available, and only to the extent not publicly available on EDGAR, copies of each annual report, proxy or financial statement or other report or communication sent to the equity holders of the Reporting Entity, and copies of all annual, regular, periodic and special reports and registration statements which the Reporting Entity may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

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(c)    promptly, except to the extent prohibited by Law or would reasonably be expected to result in the loss of an attorney-client privilege or would violate a confidential obligation to a Person that is not an Affiliate of the Reporting Entity, following any written request therefor, such other information regarding the operations, business or corporate affairs or financial condition of the Consolidated Group or any Consolidated Party, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or the Required Lenders through the Administrative Agent may reasonably request; and
(d)    promptly after the assertion or occurrence thereof, written notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any applicable Environmental Law or applicable Environmental Permit that could reasonably be expected to have a Material Adverse Effect.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Reporting Entity posts such documents, or provides a link thereto on the Reporting Entity’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Reporting Entity’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Obligor hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Obligor hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Loan Parties or their respective securities for purposes of United States federal and state securities laws (provided,

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however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Promptly notify the Administrative Agent, on behalf of the Lenders:
(a)    of the occurrence of any Default;
(b)    of any matter that has had or would reasonably be expected to have a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event;
(d)    of any material change in accounting policies or financial reporting practices by any Consolidated Party, including any determination by the Borrower referred to in Section 2.10(b);
(e)    of any announcement by Moody’s or S&P of any change or possible change in a Debt Rating; provided that the provisions of this clause (e) shall not apply until such time, if any, as the Parent obtains an Investment Grade Credit Rating;
(f)    of any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or the commencement of, or any material development in, any litigation or proceeding affecting the Consolidated Group or any Consolidated Party, in each case, to the extent a Material Adverse Effect would reasonably be expected to result therefrom; and
(g)    within ten (10) Business Days of any Loan Party becoming aware of (i) any Release, or threat of Release, of any Hazardous Materials in violation of any applicable Environmental Law at any Property; (ii) any violation of any applicable Environmental Law that any Loan Party or any of their respective Subsidiaries required to be reported in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) any Unencumbered Pool Property, or (B) any other Property that, in each case under clauses (i) through (iii) above, could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower and the other Loan Party have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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6.04    Payment of Taxes. Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary or (ii) the failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, all of (x) its Unencumbered Pool Properties and (y) its other material properties and equipment necessary in the operation of its business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance. Maintain and cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies (after giving effect to any self-insurance) insurance with respect to its properties and its business against general liability, property casualty and such other casualties and contingencies as shall be commercially reasonable and in accordance with the customary and general practices of businesses having similar operations in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent for such businesses.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in accordance with GAAP consistently applied in all material respects and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

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6.10    Inspection Rights. Solely with respect to each of the Borrower, the Parent, the Direct Owners of Unencumbered Pool Properties and the Indirect Owners of such Direct Owners, and except to the extent prohibited by applicable Law or as would reasonably be expected to result in the loss of attorney-client privilege, permit representatives and independent contractors of the Administrative Agent (who may be accompanied by representatives and independent contractors of any Lender) to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours to be mutually agreed in advance; provided that, unless an Event of Default has occurred and is continuing, (i) only one (1) such inspection per calendar year shall be at the expense of the Borrower and (ii) there shall be no more than two (2) inspections in any calendar year.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes, including for repaying Indebtedness, financing acquisitions, funding working capital and capital expenditures, development, redevelopment, joint ventures, note purchases and Restricted Payments and Investments to the extent otherwise permitted hereunder, and all other corporate purposes, in each case, including related fees and expenses, not in contravention of any Law or of any Loan Document.
6.12    Additional Unencumbered Pool Properties and Guarantors.
(a)    If at any time the Reporting Entity desires to add a Property as an Unencumbered Pool Property, prior to any such inclusion the Reporting Entity shall:
(i)    notify the Administrative Agent in writing of its desire to include such Property as an Unencumbered Pool Property, which notice shall also include (A) a certification that such Property is an Eligible Property, (B) if such inclusion occurs prior to the Investment Grade Release, a list of each Wholly Owned Subsidiary, that is (or will be upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof) a Direct Owner or an Indirect Owner of any Direct Owner thereof and each Wholly Owned Subsidiary that is not a Subsidiary Guarantor and is (or will be upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof) a borrower or a guarantor of, or otherwise have a payment obligation in respect of, any Unsecured Indebtedness (other than, in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions) and (C) if such inclusion occurs on or after the Investment Grade Release, a list of each Wholly Owned Subsidiary that is (or will be upon the acquisition or leasing thereof or upon the acquisition of the owner or lessee thereof) a borrower or a guarantor of, or otherwise have a payment obligation in respect of, any Unsecured Indebtedness (other than, in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions) (each such Subsidiary under clause (B) or (C) being referred to hereinafter as a “Proposed Subsidiary Guarantor”);

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(ii)    at least 10 days prior to the date such Property is to be included as an Unencumbered Pool Property,
(A)    provide the Administrative Agent with the U.S. taxpayer identification number for each such Proposed Subsidiary Guarantor (or confirm that such Proposed Subsidiary Guarantor is a disregarded entity for income tax purposes); and
(B)    provide the Administrative Agent, on behalf of the Lenders, with all documentation and other information concerning each such Proposed Subsidiary Guarantor that the Administrative Agent or any Lender may reasonably request in order to comply with their obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;
(iii)    cause each such Proposed Subsidiary Guarantor to execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit F; and
(iv)    deliver to the Administrative Agent (1) the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to such Proposed Subsidiary Guarantor and (2) as and to the extent reasonably requested by the Administrative Agent, a favorable opinion of counsel, which counsel shall be reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to matters concerning such Proposed Subsidiary Guarantor and the Loan Documents as the Administrative Agent may reasonably request.
(b)    Within three (3) Business Days of any Wholly Owned Subsidiary (including any Wholly Owned Subsidiary that is released pursuant to Section 11.19) becoming a borrower or guarantor of, or otherwise incurring a payment obligation in respect of, Unsecured Indebtedness (other than in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions), the Reporting Entity shall:
(i)    provide the Administrative Agent with the U.S. taxpayer identification number for such Wholly Owned Subsidiary (or confirm that such Wholly Owned Subsidiary is a disregarded entity for income tax purposes);
(ii)    provide the Administrative Agent, on behalf of the Lenders, with all documentation and other information concerning such Wholly Owned Subsidiary that the Administrative Agent or any Lender may reasonably request in order to comply with their obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act;
(iii)    cause such Wholly Owned Subsidiary to execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit F; and
(iv)    deliver to the Administrative Agent (1) the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to such Wholly Owned Subsidiary and (2) as and to the extent reasonably requested by the Administrative Agent, a favorable opinion of counsel,

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which counsel shall be reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to matters concerning such Wholly Owned Subsidiary and the Loan Documents as the Administrative Agent may reasonably request.
(c)    Within one (1) Business Day following consummation of the REIT Conversion the Parent shall become a Guarantor and shall:
(i)    execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit F; and
(ii)    deliver to the Administrative Agent (1) the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to the Parent and (2) a favorable opinion of counsel, which counsel shall be reasonably acceptable to the Administrative Agent (the Administrative Agent agrees that Venable LLP is reasonably acceptable) addressed to the Administrative Agent and each Lender, as to matters concerning the Parent and the Loan Documents as the Administrative Agent may reasonably request.
(d)    Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent with respect to any Subsidiary are not reasonably satisfactory to the Administrative Agent, such Subsidiary shall not be permitted to become a Guarantor, and for the avoidance of doubt no Property owned or ground leased by such Subsidiary shall be included as an Unencumbered Pool Property unless (i) such Property satisfies all of the Unencumbered Property Criteria (other than the criterion requiring such New Subsidiary or New Subsidiary Guarantor to be a Subsidiary Guarantor) and (ii) the Administrative Agent provides its prior written consent.
6.13    Compliance with Environmental Laws. Comply, and use its commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits relating to such properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any required investigation, study, sampling and testing, and undertake any required cleanup, response, removal, remedial or other action necessary to remove, remediate and clean up all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it in accordance with the requirements of all applicable Environmental Laws; provided, however, that (a) Loan Parties and their Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.14    Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or manifest error that may be discovered in any Loan Document and (b) do, execute and take any and all such further acts, deeds, certificates and assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

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6.15    Maintenance of REIT Status; New York Stock Exchange. At all times (a) in the case of the Parent, following the REIT Conversion, be organized and operated in a manner that will allow it to qualify for REIT Status and (b) in the case of the Reporting Entity, cause its common Equity Interests to be listed on the New York Stock Exchange.
6.16    Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE VII.     NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent obligation not yet due and payable), or any Letter of Credit shall remain outstanding (and has not been Cash Collateralized), the Loan Parties shall not, nor shall they permit (as applicable) any of their respective Subsidiaries to, directly or indirectly:
7.01    Indebtedness. Incur any Indebtedness unless (a) no Default has occurred and is continuing immediately before and immediately after the incurrence of such Indebtedness and (b) immediately after giving effect to the incurrence of such Indebtedness, the Reporting Entity shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.09.
7.02    Fundamental Changes; Dispositions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (including all or substantially all of the Equity Interests in its Subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:
(a)    any Person (other than the Parent or the Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary;
(b)    any Subsidiary may liquidate or dissolve or sell, transfer, lease or otherwise Dispose of its assets to the Parent, Borrower or another Subsidiary;
(c)    any Subsidiary (other than a Material Subsidiary) may liquidate or dissolve or merge or consolidate with or into, or sell, transfer, lease or otherwise Dispose of its assets to, another Person if the Borrower determines in good faith that such liquidation or dissolution, merger or disposition is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and
(d)    any of the Borrower, the Parent and/or their respective Subsidiaries may merge or consolidate with or into, or sell, transfer, lease or otherwise Dispose of all or substantially all of its assets to, any other Person, or liquidate or dissolve so long as:

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(i)    no Default has occurred and is continuing immediately before and after such transaction;
(ii)    immediately after giving effect thereto, the Reporting Entity shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.09;
provided that, notwithstanding anything to the contrary contained in this Section 7.02, (i) in the event of any Disposition of an Unencumbered Pool Property for which a Direct Owner or an Indirect Owner of such Direct Owner is a Guarantor hereunder or a Disposition of any such Direct Owner or Indirect Owner, the provisions of Section 11.19(b) or (c), as applicable, shall be satisfied and (ii) other than the consummation of the REIT Conversion, in no event shall the Parent or the Borrower be permitted to engage in any transaction pursuant to which it is reorganized or reincorporated in any jurisdiction other than a state of the United States or the District of Columbia.
7.03    Minimum Unencumbered Property Condition. Fail to satisfy the Minimum Unencumbered Property Condition at any time.
7.04    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, if any Event of Default has occurred and is continuing or would result therefrom; provided that (a) prior to the consummation of the REIT Conversion, so long as none of the Obligations have been accelerated under Section 8.02, the Borrower may make a special dividend of up to all accumulated earnings and profits, as measured for U.S. federal income tax purposes, for the period ending at the time that the merger contemplated by the Merger Agreement is consummated, as described in the Registration Statement and (b) upon and following consummation of the REIT Conversion, so long as an Event of Default under Section 8.01(a), (f) or (g) shall not have occurred and be continuing and would not result therefrom and none of the Obligations have been accelerated under Section 8.02, the Parent and the Borrower may declare and pay (i) the amount necessary to enable the Parent to make distributions sufficient to avoid payment by the Consolidated Group of federal or state income or excise tax and (ii) the amount necessary to enable the Parent to make distributions to maintain its status as a REIT. Notwithstanding the foregoing, the Reporting Entity may at any time make distributions payable solely in the form of its common stock.
7.05    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date, or any business substantially related, complementary, ancillary or incidental thereto.
7.06    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Reporting Entity (other than the Parent, the Borrower or a Subsidiary), whether or not in the ordinary course of business, other than on terms substantially as favorable to the Reporting Entity or a Subsidiary thereof as would be obtainable by the Reporting Entity or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to Restricted Payments expressly permitted hereunder.

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7.07    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than any Loan Document or any Permitted Pari Passu Provision) that limits the ability of (i) any Subsidiary to make Restricted Payments to any Loan Party, (ii) any Subsidiary to transfer any Unencumbered Pool Property, or the right to receive any income therefrom to any Loan Party, (iii) the Parent or any Subsidiary of the Borrower to Guarantee any Obligations or (iv) any Loan Party to create, incur, assume or suffer to exist Liens on (x) any Unencumbered Pool Property, or the right to receive any income therefrom or proceeds thereof to secure any Obligations, in each case, other than Permitted Property Encumbrances or (y) any Equity Interest of any Direct Owner or any Indirect Owner of any such Direct Owner, or the right to receive any income therefrom or proceeds thereof, in each case, other than Permitted Equity Encumbrances; provided that clauses (i), (ii) and (iv) of this Section 7.07 shall not prohibit any (A) limitation on Negative Pledges incurred or provided in favor of any holder of Secured Indebtedness that is owed to a non-Affiliate of the Reporting Entity and that is permitted under Section 7.01 (provided that such limitation on Negative Pledges shall only be effective against the assets or property securing such Indebtedness), (B) Negative Pledges contained in any agreement in connection with a Disposition permitted by Section 7.03 (provided that such limitation shall only be effective against the assets or property that are the subject of Disposition) and (C) limitations on Restricted Payments or Negative Pledges by reason of customary provisions in joint venture agreements or other similar agreements applicable to Subsidiaries that are not Wholly Owned Subsidiaries; provided, further, that notwithstanding the foregoing, in no event shall any Negative Pledge be permitted with respect to (1) any Unencumbered Pool Property, (2) the Equity Interests of any Direct Owner of an Unencumbered Pool Property (excluding for purposes of this clause (2), limited partnership interests held by RRG B.U.G. Limited Partnership, Mattone Group Jay Street/BUG, LLC and the Sachs Family Partnership, L.P., or their third-party successors and assigns, in their capacities as owners of a Direct Owner of the Property identified as One MetroTech Center) or (3) the Equity Interests of any Indirect Owner of any such Direct Owner.
7.08    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.09    Financial Covenants.
(a)    Maximum Total Leverage Ratio. Permit on a Pro Forma Basis the the Total Leverage Ratio to exceed (i) 65% at any time on or prior to December 31, 2017 and (ii) 60% at any time subsequent to December 31, 2017. Subsequent to December 31, 2017, such maximum ratio may be increased at the election of the Borrower to 65% for any fiscal quarter in which a Consolidated Party or an Unconsolidated Affiliate completes a Material Acquisition and for up to the next two subsequent consecutive fiscal quarters; provided that such maximum ratio may not be increased for more than four fiscal quarters (whether or not consecutive) during the term of the Facility.
(b)    Maximum Secured Leverage Ratio. Permit on a Pro Forma Basis the ratio of (i) Total Secured Indebtedness to (ii) Total Asset Value to exceed (x) 55% at any time on or after March 31, 2016 and prior to January 1, 2019 and (y) 50% at any time subsequent to December 31, 2018.

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(c)    Maximum Secured Recourse Leverage Ratio. Permit on a Pro Forma Basis the ratio of (i) Total Secured Recourse Indebtedness to (ii) Total Asset Value to exceed 15% at any time on or after March 31, 2016.
(d)    Minimum Fixed Charge Coverage Ratio. Permit on a Pro Forma Basis the ratio of (i) Adjusted EBITDA for the trailing four quarter period ending on such date to (ii) Total Fixed Charges for the trailing four quarter period ending on such date to be less than 1.50 to 1.00 at any time on or after March 31, 2016.
(e)    Maximum Unsecured Leverage Ratio. Permit on a Pro Forma Basis the ratio of (i) Total Indebtedness that is Unsecured Indebtedness minus Unrestricted Cash in excess of $40,000,000 to (ii) Unencumbered Pool Value to exceed 60% at any time on or after March 31, 2016. Such maximum ratio may be increased at the election of the Borrower to 65% for any fiscal quarter in which a Consolidated Party or an Unconsolidated Affiliate completes a Material Acquisition and for up to the next two subsequent consecutive fiscal quarters; provided that such maximum ratio may not be increased for more than four fiscal quarters (whether or not consecutive) during the term of the Facility.
(f)    Minimum Unencumbered Interest Coverage Ratio. Permit on a Pro Forma Basis the ratio of (i) Unencumbered NOI for the trailing four quarter period ending on such date to (ii) the Interest Expense on Unsecured Indebtedness for the trailing four quarter period ending on such date to be less than (x) 1.50 to 1.00 at any time on or after March 31, 2016 and prior to January 1, 2018 and (y) 1.75 to 1.00 at any time subsequent to December 31, 2017.
7.10    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.
7.11    Amendments of Organization Documents. At any time cause or permit any Obligor’s Organization Documents to be modified, amended, amended and restated or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent and the Required Lenders, if such changes would adversely affect such Obligor’s ability to repay the Obligations.
7.12    Sanctions; Anti-Money Laundering Laws; Anti-Corruption Laws.
(a)    Directly or indirectly, engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any applicable law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or violate these laws or engage in these actions.
(b)    Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person.

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(c)    Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977.
ARTICLE VIII.     EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Obligor fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation (whether upon demand at maturity, by reason of acceleration or otherwise) or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05 (with respect to the Borrower or the Parent), 6.11, 6.12, or Article VII or Article X; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made or any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be incorrect or misleading in any respect after giving effect to such qualification when made or deemed made; or
(e)    Cross-Default.
(i)    The Borrower, the Parent or any of their respective Subsidiaries fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or fails to observe or perform any other agreement or condition relating to or in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder, Nonrecourse Indebtedness and Indebtedness under Derivatives Contracts) having an aggregate principal amount, individually or in the aggregate with all other Indebtedness as to which such a failure exists, of $50,000,000 or more, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, and the expiration of all grace periods, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such

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Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or
(ii)    the Borrower, the Parent or any of their respective Subsidiaries fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or fails to observe or perform any other agreement or condition relating to or in respect of any Nonrecourse Indebtedness or Guarantee of Nonrecourse Indebtedness having an aggregate principal amount, individually or in the aggregate with all other Nonrecourse Indebtedness as to which such a failure exists, of $150,000,000 or more, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Nonrecourse Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, and the expiration of all grace periods, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that an event described in this clause (ii) will not constitute an Event of Default unless it would (A) result in a Material Adverse Effect or (B) involve Nonrecourse Indebtedness in principal amount in excess of 20% of the aggregate principal amount of all Nonrecourse Indebtedness of the Consolidated Group; or
(iii)    there occurs under any Derivatives Contract (other than a Derivatives Contract hedging interest rates) an Early Termination Date (as defined in such Derivatives Contract) resulting from (A) any event of default under such Derivatives Contract as to which any Loan Party is the Defaulting Party (as defined in such Derivatives Contract) and the aggregate Derivatives Termination Values owed by any Loan Party as a result thereof is $50,000,000 or more or (B) any Termination Event (as so defined) under such Derivatives Contract as to which (1) any Loan Party is an Affected Party (as so defined), (2) the aggregate Derivatives Termination Values owed by any Loan Party as a result thereof is $50,000,000 or more and (3) such amount owed remains unpaid by the applicable Loan Party(ies) for 30 consecutive calendar days after the same becomes due;
provided that this clause (e) shall not apply to (x) Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower, its Subsidiaries or the Parent is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower, its Subsidiaries or the Parent have set aside, in a manner reasonably satisfactory to Administrative Agent, a cash reserve sufficient in amount to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome); or (y) a Repurchase Right that arises with respect to any Indebtedness as a result of the occurrence of any “change of control” or “change of ownership” or any similar event, however denominated, under any indenture or other agreement governing such Indebtedness, so long as, within 120 days following the date on which such Repurchase Right arises, the holders of such Indebtedness no longer have a Repurchase Right with respect to such

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Indebtedness (including as a result of the repayment, repurchase, redemption or defeasance of such Indebtedness or the satisfaction by the obligor in respect of such Indebtedness of its obligation to offer to prepay, repurchase, redeem or defease such Indebtedness (and, if applicable, to actually prepay, repurchase, redeem or defease such Indebtedness) in accordance with the terms thereof); or
(f)    Insolvency Proceedings, Etc. The Borrower, any Guarantor or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Borrower, any Guarantor or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against the Borrower, any Guarantor or any Material Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is financially sound and reputable, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan

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Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document (other than a release of a Subsidiary Guarantor made in accordance with the provisions of the Loan Documents), or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    REIT Status. The Parent shall, for any reason, fail to maintain its REIT Status (after taking into account any cure provisions set forth in the Code that are complied with by the Parent) upon and following the consummation of the REIT Conversion.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents and applicable Laws;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After an exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Facility Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and Obligations then owing under Lender Derivatives Contracts and Lender Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and
Last, the balance, if any, after all of the Obligations (other than contingent obligations for which no claim has been made) have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired or cancelled, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Derivatives Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Obligors to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.
Notwithstanding the foregoing, Obligations arising under Lender Derivatives Contracts and Lender Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received a Designation Notice that has been acknowledged in writing by the Borrower, together with such supporting documentation as the Administrative Agent may

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request, from the applicable Hedge Bank or Cash Management Bank, as the case may be. Each Hedge Bank or Cash Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX.     ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (other than Sections 9.06 and 9.10). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or

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the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval of the Borrower so long as no Event of Default has occurred and is then continuing (such approval not to be withheld or delayed unreasonably), to appoint a successor, which shall be a commercial bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to the approval of the Borrower so long as no Event of Default has occurred and is then continuing (such approval not to be withheld or delayed unreasonably), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except

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for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(d)    Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer and as a Swing Line Lender. If Bank of America or PNC resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America or PNC resigns as a Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or PNC, as applicable, to effectively assume the obligations of Bank of America or PNC, as applicable, with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into

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this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Obligor) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

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9.10    Guaranty Matters. Without limiting the provisions of Section 9.09, each Lender (including in its capacity as a potential Cash Management Bank and potential Hedge Bank) and each L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if required or permitted pursuant to Section 11.19 hereof. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
9.11    Lender Derivatives Contracts and Lender Cash Management Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03 or the Guaranty by virtue of the provisions of this Agreement or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Cash Management Agreements and Lender Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Designation Notice that has been acknowledged in writing by the Borrower with respect to such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Cash Management Agreements and Lender Hedge Agreements in the case of a termination of this Agreement and the Facility.
ARTICLE X.     CONTINUING GUARANTY
10.01    Guaranty. Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, and whether arising hereunder or under any other Loan Document, any Lender Cash Management Agreement or Lender Derivatives Contracts (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable and documented out-of-pocket attorneys’ fees and expenses incurred in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (i) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Derivatives Obligations with respect to such Guarantor and (ii) the liability of each Subsidiary Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount (taking into account any amounts payable to such Guarantor under Section 10.10) that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Notwithstanding anything to the contrary contained herein or elsewhere, no

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Guarantor shall by virtue of the joint and several nature of its obligations under this Guaranty and the other Loan Documents be liable for any Guaranteed Obligations that constitute Excluded Derivatives Obligations with respect to such Guarantor. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02    Rights of Lenders. Each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, without the consent of such Guarantor, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, sell, or otherwise dispose of, or impair or fail to perfect any Lien on, any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute any other Guarantor or one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.
10.03    Certain Waivers. Each Guarantor waives (a) any defense to the payment of the Guaranteed Obligations arising by reason of any disability or other defense of the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of the Borrower (other than the defense of prior payment in full of the Guaranteed Obligations); (b) any defense to the payment of the Guaranteed Obligations based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any requirement to proceed against the Borrower or any other Guarantor, proceed against or exhaust any collateral securing the Guaranteed Obligations, or pursue any other remedy in the power of any Creditor Party whatsoever; (e) any benefit of and any right to participate in any collateral securing the Guaranteed Obligations now or hereafter held by any Creditor Party; and (f) to the fullest extent permitted by law, any and all other defenses to the payment of the Guaranteed Obligations (other than the defense of prior payment in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever

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with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations; provided, however, that nothing in this Section 10.03 shall be deemed a waiver of Borrower’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s right to independently assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Administrative Agent or any Lender under this Agreement in any separate action or proceeding.
10.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party. For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.
10.05    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) have been paid and performed in full and the Facility is terminated, and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
10.06    Termination. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and the Facility is terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Creditor Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Creditor Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

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10.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Creditor Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations; provided that such Guarantor may receive regularly scheduled payments of principal and interest on such obligations and indebtedness from any Loan Party, except upon the occurrence and continuance of an Event of Default. If any amounts are paid to any Guarantor in violation of the foregoing subordination, then such amounts shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured. If the Creditor Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Creditor Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.
10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Creditor Parties.
10.09    Condition of the Obligors. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Obligors and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Obligors and any such other guarantor as such Guarantor requires, and that none of the Creditor Parties has any duty, and such Guarantor is not relying on the Creditor Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Obligor or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).
10.10    Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”)

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in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided that no Guarantor may take any action to enforce such right until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and the Facility is terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 10.10 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 10.10, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 10.10, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until after all Guaranteed Obligations and any other amounts payable under this Guaranty (other than contingent obligations for which no claim has been made) are paid in full in cash and the Facility is terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Administrative Agent or the Required Lenders.
10.11    Keepwell. Each Obligor that is a Qualified ECP Guarantor at the time the Guaranty by any Specified Loan Party becomes effective with respect to any Derivatives Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Derivatives Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Derivatives Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section 10.11 to constitute, and this

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Section 10.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
ARTICLE XI.     MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Borrower and any applicable Obligor, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) the Administrative Agent and the Borrower may, without the consent of any Lender or any Guarantor then party hereto, amend this Agreement to add a Subsidiary as a “Guarantor” hereunder pursuant to a joinder agreement in substantially the form of Exhibit F and (ii) notwithstanding the foregoing provisions of this Section 11.01 (including the first proviso above), no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)    extend (except as provided in Section 2.14) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(e)    change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)    change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

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(g)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except pursuant to the Investment Grade Release;
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended (except as provided in Section 2.14) without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender in a disproportionately adverse manner relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document so long as such amendment, modification or supplement does not impose additional obligations on any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.
Notwithstanding any provision herein to the contrary, this Agreement may be amended (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.15, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder with the written consent of the Administrative Agent and the Lenders providing such additional facilities, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by such Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

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11.02    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to an Obligor, the Administrative Agent, an L/C Issuer or a Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, any Swing Line Lender, any L/C Issuer or the Obligors may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal

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business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. In addition, in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Obligors, the Administrative Agent, the L/C Issuers and the Swing Line Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to one or more of the Borrower and its Subsidiaries or their respective securities for purposes of United States federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of an Obligor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any

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confirmation thereof. Each Obligor shall jointly and severally indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of an Obligor. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay, or cause to be paid, (i) all reasonable and documented out-of-pocket fees and expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including but not limited to (a) the reasonable and documented fees, charges and disbursements of one outside legal counsel for the Administrative Agent and, if reasonably deemed necessary by the Administrative Agent or Arrangers, one local counsel retained in any material jurisdiction and (b) due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments,

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amendments and restatements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Swing Line Lender, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, (and will reimburse each Indemnitee as the same are incurred for) any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of one outside counsel for the Administrative Agent and one outside counsel for the other Indemnitees, unless such other Indemnitees cannot be represented by one outside counsel due to actual or asserted conflicts of interest, in which case the other Indemnitees shall be indemnified from and against and reimbursed for the reasonable and documented fees, disbursements and other charges of such number of other counsel as are necessary in light of such conflicts of interests), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any Property or any Environmental Liability related to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a dispute solely among Indemnitees and not involving any act or omission of the Borrower or any of its Affiliates (other than, with respect to the Administrative Agent, any of the Arrangers or any other

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agent or arranger under this Agreement, any dispute involving such Person in its capacity or in fulfilling its role as such). Without limiting the provisions of Section 3.01(d), this Section 11.04(b) shall not apply with respect to Taxes covered by Section 3.01, other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, the Swing Line Lender, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the Swing Line Lenders, the L/C Issuers or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Arranger, any Swing Line Lender or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Swing Line Lender or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives and acknowledges that no other Person shall have, any claim against any Indemnitee, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section 11.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

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11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Obligor is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount received by such Lender or such L/C Issuer and so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it under any Facility or contemporaneous assignments to related Approved Funds (determined

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after giving effect to such Assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to a Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.06 and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, or an Affiliate of a Lender or Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment (other than to a Disqualified Institution) unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if an assignment is to a Person that is not a Lender; and
(C)    the consent of the L/C Issuers and the Swing Line Lenders shall be required for any assignment.

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(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and the parties to each assignment (other than the Borrower) shall pay or cause to be paid to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a Disqualified Institution or (D) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting

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Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender of its rights or obligations under this Agreement, the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (other than a purported assignment or transfer to a Disqualified Institution) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office in the United States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any other Obligor or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender, a Disqualified Institution, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the other Obligors, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) provided that the Participant shall be subject to the requirements and limitations therein as though it were a Lender (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender

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who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time an L/C Issuer or Swing Line Lender assigns all of its Commitment and Loans pursuant to Section 11.06(b) above, such L/C Issuer or Swing Line Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as a Swing Line Lender, as the case may be. In the event of any such resignation as an L/C Issuer or a Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or a Swing Line Lender, as the case may be. If a Lender that is an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it

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that are outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Lender that is a Swing Line Lender resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the resigning L/C Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
(g)    Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of an update to the Disqualified Institutions List pursuant to the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment (but only to the extent that no proceeds of Committed Loans are used to make such repayment), and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder,
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or

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other materials provided to the Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any update thereto from time to time (the “Disqualified Institutions List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide Disqualified Institutions List to each Lender requesting the same.
(v)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and such disclosure is in connection with such disclosing Person acting as Administrative Agent, Lender or L/C Issuer), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority,

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such as the National Association of Insurance Commissioners) (in which case the disclosing party agrees, to the extent practicable and permitted by applicable law, to notify the Borrower promptly prior to such disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement (in each case, other than any Disqualified Institution) or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 11.01 or (ii) any actual or prospective party (or its Related Parties) (in each case, other than any Disqualified Institution) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, except that no such agreement shall be required in connection with the disclosure to any such Person of the names of the Disqualified Institutions or the tax identification numbers of the Obligors posted on the Platform, (g) on a confidential basis to (i) any rating agency in connection with rating the Reporting Entity or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or another Loan Party. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Syndication Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary thereof relating to the Borrower or any Subsidiary or any of their respective businesses (including the Disqualified Institutions List), other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

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11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Obligor against any and all of the obligations of the Borrower or such Obligor now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Obligor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart

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of a signature page of this Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or any Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid (or caused the fee to be paid) to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

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(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 11.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if a Note has been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.
11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER

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JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 11.14. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, amendment and restatement, waiver or other modification hereof or of any other Loan Document), each of the Obligor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower, each of the other Obligors and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each Obligor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Obligor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each of the Lenders and each of the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Obligor or any of their respective Affiliates,

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or any other Person and (B) none of the Administrative Agent, any Lender or any Arranger has any obligation to the Borrower, any other Obligor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Obligors and their respective Affiliates, and none of the Administrative Agent, any Lender or any Arranger has any obligation to disclose any of such interests to the Borrower, the other Obligors or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Obligor hereby waives and releases any claims that it may have against the Administrative Agent, any Lender or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, amendments and restatements or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Obligor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Obligor in accordance with the Act. Each Obligor shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

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11.19    Releases of Subsidiary Guarantors; Re-Designation of Unencumbered Pool Properties.
(a)    Investment Grade Release. If at any time the Parent obtains an Investment Grade Credit Rating, the Administrative Agent shall (at the sole cost of the Borrower and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly release all of the Subsidiary Guarantors (other than any Subsidiary that is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness (other than, in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions)) from their obligations under the Guaranty (the “Investment Grade Release”), subject to satisfaction of the following conditions:
(i)    The Parent shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Investment Grade Release is to be effected, an Officer’s Certificate,
(A)     certifying that the Parent has obtained an Investment Grade Credit Rating, and
(B)     notifying the Administrative Agent and the Lenders that it is requesting the Investment Grade Release, which notice shall include a list of the Subsidiary Guarantors that are to be released, and
(ii)    The Parent shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Day prior to the date on which the Investment Grade Release is to be effected, an Officer’s Certificate certifying to the Administrative Agent and the Lenders that (A) none of the Subsidiary Guarantors that are to be released is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Unsecured Indebtedness (other than, in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions) and (B) immediately before and immediately after giving effect to the Investment Grade Release,
1.    no Default has occurred and is continuing or would result therefrom (including as a result of the failure to satisfy the Minimum Unencumbered Property Condition), and
2.    the representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such release and immediately after giving effect to such release, except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier

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date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 11.19(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Release Notice and Officer’s Certificate, and each of the Lenders and the L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Parent or such Subsidiary Guarantor may reasonably request as is necessary or desirable to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, which documents shall be reasonably satisfactory to the Administrative Agent.
(b)    Release and re-designation prior to the Investment Grade Release. At the request of the Reporting Entity, the Administrative Agent shall release any Subsidiary Guarantor from its obligations under the Guaranty, or re-designate any Unencumbered Pool Property such that it is no longer an Unencumbered Pool Property, subject to satisfaction of the following conditions:
(i)     the Reporting Entity shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release or re-designation (or such shorter period of time as agreed to by the Administrative Agent in writing), a written request for such release or re-designation (a “Release Notice”) which shall identify the Subsidiary or Property, as applicable, to which it applies and the proposed date of the release or re-designation,
(ii)     the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the effective date of such release or re-designation and, both before and after giving effect to such release or re-designation, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification and (C) for purposes of this Section 11.19(b), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,
(iii)     immediately after giving effect to such release or re-designation the Reporting Entity shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.09,

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(iv)     no Default shall have occurred and be continuing (unless such Default relates solely to, as applicable, (i) an Unencumbered Pool Property owned or leased, directly or indirectly, by such Subsidiary Guarantor that the Reporting Entity proposes to release from its obligations under the Guaranty or (ii) such Unencumbered Pool Property that the Reporting Entity proposes to re-designate as not an Unencumbered Pool Property) or would result under any other provision of this Agreement after giving effect to such release or re-designation (including as a result of the failure to satisfy the Minimum Unencumbered Property Condition), and
(v)     the Reporting Entity shall have delivered to the Administrative Agent an Officer’s Certificate certifying that the conditions in clauses (ii) through (iv) above have been satisfied.
Upon the satisfaction of the conditions in clauses (i) through (v) above, each Unencumbered Pool Property that is owned or ground leased directly or indirectly by a Subsidiary Guarantor that is the subject of a release pursuant to this Section 11.19(b) will immediately upon such release cease to be an Unencumbered Pool Property.
The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Release Notice and Officer’s Certificate, and each of the Lenders and the L/C Issuer irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Reporting Entity or such Subsidiary Guarantor may reasonably request as is necessary or desirable to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty or the re-designation of such Property to no longer be an Unencumbered Pool Property, as applicable, which documents shall be reasonably satisfactory to the Administrative Agent.
(c)    Release and re-designation following the Investment Grade Release. At the request of the Parent, the Administrative Agent shall release any Subsidiary Guarantor from its obligations under the Guaranty to the extent not already released under Section 11.19(a), or re-designate any Unencumbered Pool Property such that it is no longer an Unencumbered Pool Property, subject to satisfaction of the following conditions:
(i)     the Parent shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release or re-designation (or such shorter period of time as agreed to by the Administrative Agent in writing), a Release Notice (which notice shall identify the Subsidiary or Property, as applicable, to which it applies, the proposed date of the release or re-designation, as applicable, and specify, in the case of a release of a Subsidiary Guarantor from its obligations under the Guaranty, whether the Subsidiary Guarantor to which such notice relates will be a borrower or guarantor of, or otherwise have payment obligations in respect of, any Unsecured Indebtedness (other than, in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions) after giving effect to the requested release),

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(ii)     the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the effective date of such release or re-designation and, both before and after giving effect to such release or re-designation, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification and (C) for purposes of this Section 11.19(c), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01,
(iii)     immediately after giving effect to such release or re-designation, the Reporting Entity shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.09,
(iv)     no Default shall have occurred and be continuing (unless such Default relates solely to, as applicable, (A) an Unencumbered Pool Property owned or leased, directly or indirectly, by such Subsidiary Guarantor that the Parent proposes to release from its obligations under the Guaranty or (B) such Unencumbered Pool Property that the Parent proposes to re-designate as not an Unencumbered Pool Property) or would result under any other provision of this Agreement after giving effect to such release or re-designation (including as a result of the failure to satisfy the Minimum Unencumbered Property Condition), and
(v)     the Parent shall have delivered to the Administrative Agent an Officer’s Certificate certifying that the conditions in clauses (ii) through (iv) above have been satisfied.
For the avoidance of doubt, if a Subsidiary Guarantor is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Indebtedness for borrowed money (other than in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions) at the time that it is released from its obligations under the Guaranty, each Unencumbered Pool Property that is owned or ground leased directly or indirectly by such Subsidiary Guarantor that is the subject of a release pursuant to this Section 11.19(c) will immediately upon such release cease to be an Unencumbered Pool Property.
The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Release Notice and Officer’s Certificate, and each of the Lenders and each of the L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Parent or such Subsidiary Guarantor may reasonably request as is necessary or desirable to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty or the re-designation of such Property to no longer be an Unencumbered Pool Property, as applicable, which documents shall be reasonably satisfactory to the Administrative Agent.

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(d)    The Administrative Agent shall promptly notify the Lenders of any such release hereunder, and this Agreement and each other Loan Document shall be deemed amended to delete the name of any Subsidiary Guarantor released pursuant to this Section 11.19. For the avoidance of doubt, (i) any Wholly Owned Subsidiary (including any Wholly Owned Subsidiary that is released pursuant to this Section 11.19) that becomes a borrower or guarantor of, or otherwise incurs a payment obligation in respect of, Unsecured Indebtedness (other than in the case of an Indirect Owner, unsecured Guarantees of Nonrecourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Exceptions) shall be required, in accordance with Section 6.12(b), to become a Subsidiary Guarantor within three (3) Business Days of becoming a borrower or guarantor of, or otherwise incurring a payment obligation in respect of, Unsecured Indebtedness and remain a Subsidiary Guarantor for so long as such Wholly Owned Subsidiary is so obligated and (ii) after becoming a Guarantor in accordance with Section 6.12(c), in no event shall the Parent be released from its obligations under the Guaranty.
11.20    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[signature pages immediately follow]

144

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:

FOREST CITY ENTERPRISES, INC.
By:    /s/ Robert G. O’Brien

Name:	Robert G. O’Brien

Title:	Executive Vice President and Chief Financial Officer

EACH OF THE GUARANTORS LISTED ON ANNEX A HERETO:
By:     /s/ Robert G. O’Brien

Name:	Robert G. O’Brien

Title:	Authorized Signatory

[Signature Page to Credit Agreement]

Annex A
Subsidiary Guarantors

Forest City Rental Properties Corporation
Forest City Residential Group, Inc.
Forest City Equity Services, Inc.
Ballston Office Center, LLC
Chapel Hill Apartments, Ltd.
FC Stratford TOD, LLC
National Grand Lowry Lofts Associates LP
National Grand Lowry Lofts Partners GP
FC Grand Lowry, Inc.
FC Grand Lowry of Ohio, Inc.
FC Cortez Hill Associates, L.P.
FC Cortez Hill, Inc.
Forest City Pierrepont Associates
Forest City Pierrepont, Inc.
FC New Kera, LLC
Kera Limited Partnership
Forest City Master Associates III, LLC
Ratner-Kessler Realty Inc.
Master III FC/BCR Holdings, Inc.
Forest City Commercial Holdings, Inc.
Harlem Center Office, LLC
FC Harlem Center Office, LLC
FC Harlem Office, Inc.
Stapleton North Town, LLC
WBA Woodlake, L.L.C.
RRG Jay Office, Inc.
330 Jay Office Associates
Forest City Jay Street Associates, L.P.
FC B.U.G., LLC
Forest City B.U.G. Building, Inc.
RRG B.U.G. Associates L.P.
RRG B.U.G., Inc.
Forest City S.I.A.C. Building, Inc.
Forest City Flatbush, Inc.
F.C. Member, Inc.
Forest City Fulton Street Building, Inc.
Forest City Tech Place, Inc.
Forest City Bluffside Corporation
Cleveland/NY Residential, LLC
Forest City N.Y., Inc.

BANK OF AMERICA, N.A., as
Administrative Agent
By:    /s/ Oltiana M. Pappas
Name:    Oltiana M. Pappas
Title:    Senior Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:     /s/ Oltiana M. Pappas
Name:    Oltiana M. Pappas
Title:    Senior Vice President

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender, L/C Issuer and Swing Line Lender
By:     /s/ John E. Wilgus II
Name:    John E. Wilgus II
Title:    Senior Vice President

[Signature Page to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender
By:     /s/ Helga Blum
Name:    Helga Blum
Title:    Managing Director

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender
By:     /s/ Michael Chlopak
Name:    Michael Chlopak
Title:    Vice President

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender
By:     /s/ Sara Jo Smith
Name:    Sara Jo Smith
Title:    Assistant Vice President

[Signature Page to Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender
By:     /s/ Florentina Djulvezan
Name:    Florentina Djulvezan
Title:    Assistant Vice President

[Signature Page to Credit Agreement]

Schedule 1.01 – Existing Letters of Credit

LC Number	Bank Held	Term End	Amount
18114457	PNC	2/21/2016	1,775,018.16
18114770	PNC	2/21/2016	31,469,844.00
18115305	PNC	2/21/2016	3,597,217.70
18118029	PNC	2/21/2016	6,000,000.00
18122228	PNC	2/21/2016	2,677,569.36
S308369	Key	2/21/2016	269,831.00
S308567	Key	2/21/2016	210,000.00
S311646	Key	2/21/2016	450,000.00
S311917	Key	2/21/2016	2,250,000.00
S312793	Key	2/21/2016	340,000.00
S313097	Key	2/21/2016	2,495,261.00
S313632	Key	2/21/2016	4,000,000.00
S320833	Key	2/3/2016	983,571.00
S321717	Key	2/21/2016	32,166.00
S321793	Key	2/21/2016	40,000.00
S322472	Key	2/21/2016	500,000.00
S322683	Key	2/21/2016	1,075,000.00
S322703	Key	2/7/2016	610,000.00
S323287	Key	2/21/2016	1,750,000.00
S323423	Key	2/21/2016	100,000.00
S323727	Key	2/21/2016	250,000.00

		TOTAL:	60,875,478.22

Schedule 2.01 – Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$135,000,000.00	27.000000000%
PNC Bank, National Association	$135,000,000.00	27.000000000%
The Bank of New York Mellon	$60,000,000.00	12.000000000%
Citibank, N.A.	$60,000,000.00	12.000000000%
KeyBank National Association	$60,000,000.00	12.000000000%
The Huntington National Bank	$50,000,000.00	10.000000000%

Total	$500,000,000.00	100.000000000%

Schedule 5.13 – Subsidiaries; Jurisdiction of Incorporation/Organization

Subsidiary Legal Name	Jurisdiction of Organization	Type of Organization

1100 Wilshire Associates, LLC	DE	Limited Liability Company
1100 Wilshire Partners, LLC	CA	Limited Liability Company
1255 South Prairie Private Commercial, LLC	IL	Limited Liability Company
1255 South Prairie Private, LLC	IL	Limited Liability Company
1313 Company, L.L.C.	IL	Limited Liability Company
1455 South Michigan Air Rights, L.L.C.	IL	Limited Liability Company
1600 Indiana Commercial, L.L.C.	IL	Limited Liability Company
1600 Museum Park LLC	IL	Limited Liability Company
272 Elm Street, LLC	DE	Limited Liability Company
300 Mass Ave West SPE, LLC	DE	Limited Liability Company
330 JAY OFFICE ASSOCIATES, LLC	NY	Limited Liability Company
42 HOTEL MEMBER LLC	NY	Limited Liability Company
625 Fulton Associates	NY	General Partnership
625 FULTON ASSOCIATES, LLC	NY	Limited Liability Company
625 Fulton Mezzanine, LLC	DE	Limited Liability Company
80 DeKalb TC, LLC	NY	Limited Liability Company
80 VGL, LLC	CA	Limited Liability Company
820 Mission Street, Inc.	CA	Corporation
855 N. Wolfe Street, LLC	DE	Limited Liability Company
ACG Federal Reserve LLC	OH	Limited Liability Company
AFA PROJECT SUBLESSEE, LLC	DE	Limited Liability Company
Air Force Academy Military Communities, LLC	DE	Limited Liability Company
ALF FCLG BAL GRA HARBOR, LLC	NC	Limited Liability Company
Antelope Valley Mall Developers, Ltd.	CA	Limited Partnership
Antelope Valley Mall, LLC	DE	Limited Liability Company
Artus Inc.	OH	Corporation
ASCOT BROKERAGE LTD	NY	Corporation
Ashtabula Towers, Ltd.	OH	Limited Partnership
Aster Conservatory Green Apartments, LLC	DE	Limited Liability Company
Aster Conservatory Green Master Tenant, LLC	DE	Limited Liability Company
Atlantic Center Fort Greene Associates, L. P.	NY	Limited Partnership
Atlantic Center Fort Greene, Inc.	NY	Corporation
ATLANTIC RAIL YARDS II, LLC	NY	Limited Liability Company

ATLANTIC RAIL YARDS, LLC	NY	Limited Liability Company
Atlantic Yards B2 Owner, LLC	DE	Limited Liability Company
ATLANTIC YARDS DEVELOPMENT COMPANY, LLC	DE	Limited Liability Company
ATLANTIC YARDS DEVELOPMENT SUB A, LLC	NY	Limited Liability Company
ATLANTIC YARDS DEVELOPMENT SUB B, LLC	NY	Limited Liability Company
ATLANTIC YARDS NOMINEE SUB B, LLC	NY	Limited Liability Company
ATLANTIC YARDS VENTURE, LLC	DE	Limited Liability Company
Autumn Ridge Associates, LLC	MI	Limited Liability Company
AY 35-37 SIXTH, LLC	NY	Limited Liability Company
AY 473 DEAN, LLC	NY	Limited Liability Company
AY PHASE II DEVELOPMENT COMPANY, LLC	DE	Limited Liability Company
AY PHASE II MEZZANINE, LLC	DE	Limited Liability Company
AY Phase III Mezzanine, LLC	DE	Limited Liability Company
AYDC INTERIM DEVELOPER, LLC	DE	Limited Liability Company
AYDC Regional Development Company, LLC	DE	Limited Liability Company
B2 HOLD CO, LLC	DE	Limited Liability Company
Ballston Acquisition Company, LLC	DE	Limited Liability Company
Ballston Common Associates, L.P.	DE	Limited Partnership
Ballston Development Corporation	OH	Corporation
Ballston Office Center, LLC	DE	Limited Liability Company
Ballston Security Corporation	VA	Corporation
Bayside Village Associates, L.P.	CA	Limited Partnership
Bell Court, LLC	OH	Limited Liability Company
Big Creek Apartments I, L.L.C.	OH	Limited Liability Company
Big Creek Apartments II, L.L.C.	OH	Limited Liability Company
Big Creek Apartments Ltd.	OH	Limited Liability Company
Block 2 GP1, L.L.C.	IL	Limited Liability Company
Block 2 GP2, L.L.C.	IL	Limited Liability Company
Bluffside Development Company	CA	General Partnership
Botanica II, LLC	CO	Limited Liability Company
Boulevard Mall SPE, LLC	DE	Limited Liability Company
Boulevard Towers LLC	NY	Limited Liability Company
Bowin Place Associates Limited Dividend Housing Association Limited Partnership	MI	Limited Partnership
BPC Henderson, LLC	NV	Limited Liability Company
BR NORTHERN CORP.	NY	Corporation
BR QUEENSWOOD ASSOCIATES, L.P.	DE	Limited Partnership
BR QUEENSWOOD MANAGEMENT INC.	NY	Corporation
Bridge Investment Fund, L.P.	DE	Limited Partnership

Broadstone Outlots, LLC	CA	Limited Liability Company
BROOKLYN ARENA HOLDING COMPANY, LLC	DE	Limited Liability Company
BROOKLYN ARENA, LLC	DE	Limited Liability Company
BROOKLYN BASKETBALL HOLDINGS, LLC	DE	Limited Liability Company
BROOKLYN BASKETBALL, LLC	DE	Limited Liability Company
BROOKLYN EVENTS CENTER, LLC	DE	Limited Liability Company
Brooklyn Nets, LLC	NJ	Limited Liability Company
Brookview Place Associates, Ltd.	OH	Limited Partnership
Buckeye Towers, Ltd.	OH	Limited Partnership
Burton Elderly Limited Dividend Housing Association Limited Partnership	MI	Limited Partnership
BV Management	CA	General Partnership
California Condominiums, Inc.	CA	Corporation
Cambium Corporation	OH	Corporation
Cambridge Tower Associates, LLC	MI	Limited Liability Company
Camelot Apartments, LLC	OH	Limited Liability Company
Canton Centre Mall Limited Partnership	OH	Limited Partnership
Canton L. D. Corp.	OH	Corporation
Canton Towers, Ltd.	OH	Limited Partnership
Capper Senior I GP, LLC	DC	Limited Liability Company
Capper Senior I Limited Partnership	DC	Limited Partnership
Capper Senior II GP, LLC	DC	Limited Liability Company
Capper Senior II Limited Partnership	DC	Limited Partnership
Capper/Carrollsburg Venture, LLC	DC	Limited Liability Company
CARSAN ACQUISITIONS 1, LLC	OH	Limited Liability Company
Carter Peninsula, Inc.	OH	Corporation
Cedarplace Associates Limited Partnership	MI	Limited Partnership
Center Courtland, Inc.	OH	Corporation
Central Station Development Corporation	IL	Corporation
Central Station IV, L.L.C.	IL	Limited Liability Company
Central Station, L.L.C.	IL	Limited Liability Company
Chagrin-Beachwood Offices, Inc.	OH	Corporation
Chancellor Park Companion Services, LLC	PA	Limited Liability Company
Chancellor Park Limited Partnership	PA	Limited Partnership
Chapel Hill Apartments, Ltd.	OH	Limited Liability Company
Chapmanville Towers Limited Partnership	WV	Limited Partnership
Charleston Town Center Company, Limited Partnership	WV	Limited Partnership
Charleston Town Center Member, LLC	DE	Limited Liability Company
Charleston Town Center Parking, Limited Partnership	WV	Limited Partnership
Charleston Town Center SPE, LLC	DE	Limited Liability Company

Chestnut Lake Apartments Limited Partnership	OH	Limited Partnership
Chestnut Lake, Inc.	OH	Corporation
Chestnut Plaza, Ltd.	OH	Limited Liability Company
Chinese-American Gateway, LLC	IL	Limited Liability Company
Clarkwood Apartments Ltd.	OH	Limited Liability Company
Cleveland Civic Vision Housing Fund, LLC	OH	Limited Liability Company
Cleveland Development Partnership II, L.P.	DE	Limited Partnership
Cleveland New Markets Investment Fund, LLC	OH	Limited Liability Company
Cleveland/NY Residential, LLC	NY	Limited Liability Company
Cobblestone Court Apartments I, LLC	OH	Limited Liability Company
Cobblestone Court Apartments, LLC	OH	Limited Liability Company
Collinwood Bioenergy, LLC	OH	Limited Liability Company
Colony Place, LLC	OH	Limited Liability Company
Commerce Court Holding LLC	PA	Limited Liability Company
Commerce Court LLC	PA	Limited Liability Company
Commons Associates	NY	General Partnership
Connellsville Associates	PA	Limited Partnership
Cooperatie FC Co-op NL U.A.	NL	Corporation
Coraopolis Towers	PA	Limited Partnership
Coshocton L. D. Corp.	OH	Corporation
CS 1600 Museum Park, LLC	IL	Limited Liability Company
CS Eastgate Model, L.L.C.	IL	Limited Liability Company
CS GP2, L.L.C.	IL	Limited Liability Company
CS Parcel C Land, L.L.C.	IL	Limited Liability Company
CS Parcel C Phase 2, L.L.C.	IL	Limited Liability Company
CTNG, LLC	OH	Limited Liability Company
Deer Run Apartments Limited	OH	Limited Liability Company
Deer Run Investors, LLC	OH	Limited Liability Company
DJBIFC No. 2, LLC	TX	Limited Liability Company
DJBFC No. 2, LP	TX	Limited Partnership
Donora Towers	PA	Limited Partnership
Douglas Towers, Ltd.	KY	Limited Partnership
Duffield Street Housing Co, Inc.	NY	Corporation
East Baltimore L-1 Building, LLC	DE	Limited Liability Company
EB Denver Power Center, LLC	CO	Limited Liability Company
Emporium Development, L.L.C.	DE	Limited Liability Company
Emporium Mall LLC	DE	Limited Liability Company
Enterprise Operating Co., LLC	OH	Limited Liability Company
Enterprise Place, LLC	DE	Limited Liability Company
F. C. Bayside Management, Inc.	CA	Corporation
F. C. Billboard, Inc.	PA	Corporation

F. C. Burton Corp.	OH	Corporation
F. C. Canton Centre, Inc.	OH	Corporation
F. C. Harris Pavilion Apartments Limited Partnership	IL	Limited Partnership
F. C. Laurels Limited Partnership	IL	Limited Partnership
F. C. Orange, Inc.	CA	Corporation
F. C. Parmatown Apartments, Inc.	OH	Corporation
F. C. Pavilion, L.L.C.	OH	Limited Liability Company
F. C. Regency Club Limited Partnership	NJ	Limited Partnership
F. C. Rolling Acres, Inc.	OH	Corporation
F. C. Southridge Corp.	OH	Corporation
F. C. Village, Inc.	OH	Corporation
F. C. White Flint, Inc.	MD	Corporation
F.C. Boulevard Towers, Inc.	NY	Corporation
F.C. Drake Associates, L.P.	PA	Limited Partnership
F.C. Drake, Inc.	PA	Corporation
F.C. Ember, Inc.	TN	Corporation
F.C. Fireland, Inc.	OH	Corporation
F.C. Hamptons Associates, L. P.	VA	Limited Partnership
F.C. Henderson I, Inc.	NV	Corporation
F.C. Landings, L.P.	TN	Limited Partnership
F.C. Member, Inc.	NY	Corporation
F.C. MIDTOWN, LLC	OH	Limited Liability Company
F.C. Museum Towers, Inc.	PA	Corporation
F.C. Orange Associates, LLC	CA	Limited Liability Company
F.C. Parmatown Associates, L.P.	OH	Limited Partnership
F.C. Philip Morris, Inc.	VA	Corporation
F.C. Philip Morris, L.P.	VA	Limited Partnership
F.C. Plainview Associates, L.P.	NY	Limited Partnership
F.C. Short Pump Land Investment, Inc.	VA	Corporation
F.C. Stonecrest Land Investment, Inc.	GA	Corporation
F.C. Stonecrest Mall, Inc.	GA	Corporation
F.C. Temecula, Inc.	CA	Corporation
F.C. Tobacco Row Bonds L.P.	OH	Limited Partnership
F.C. Tobacco Row Bonds, Inc.	OH	Corporation
F.C. Tobacco Row, Inc.	VA	Corporation
F.C. Vineyards, Inc.	OH	Corporation
F.C. Webster, LLC	OH	Limited Liability Company
F.C. Westland, LLC	OH	Limited Liability Company
F.C.E. Title Co.	OH	Corporation
FC - DB, LLC	HI	Limited Liability Company
FC 100 Landsdowne Street, LLC	MA	Limited Liability Company
FC 100 Landsdowne, Inc.	MA	Corporation

FC 1100 Wilshire, LLC	CA	Limited Liability Company
FC 1212 Member, LLC	DE	Limited Liability Company
FC 1212 QALICB, LLC	DE	Limited Liability Company
FC 1212 Retail, LLC	DE	Limited Liability Company
FC 1212 Workforce, LLC	DE	Limited Liability Company
FC 1212, LLC	DE	Limited Liability Company
FC 1331 Member, LLC	DE	Limited Liability Company
FC 1331 Workforce, LLC	DE	Limited Liability Company
FC 1331, LLC	DE	Limited Liability Company
FC 1346, LLC	DE	Limited Liability Company
FC 160, LLC	DC	Limited Liability Company
FC 1812 Ashland Leverage Lender, LLC	DE	Limited Liability Company
FC 1812 Ashland, LLC	DE	Limited Liability Company
FC 202 LLC	DC	Limited Liability Company
FC 2175 Market, LP	DE	Limited Partnership
FC 2175 Workforce, LP	CA	Limited Partnership
FC 23 Sidney Street, LLC	MA	Limited Liability Company
FC 23 Sidney, Inc.	MA	Corporation
FC 29th Avenue Town Center, LLC	CO	Limited Liability Company
FC 31st Street, Inc.	PA	Corporation
FC 35 Landsdowne, Inc.	MA	Corporation
FC 3700 McKinney Owner, LLC	DE	Limited Liability Company
FC 385 Water, LLC	DE	Limited Liability Company
FC 40 Landsdowne, Inc.	MA	Corporation
FC 42 HOTEL LLC	DE	Limited Liability Company
FC 42 HOTEL MEMBER LLC	NY	Limited Liability Company
FC 42nd STREET ASSOCIATES, L.P.	NY	Limited Partnership
FC 45/75 Sidney, Inc.	MA	Corporation
FC 48th STREET ASSOCIATES, LLC	NY	Limited Liability Company
FC 4900 Oakton, LLC	IL	Limited Liability Company
FC 4901 Searle Member, LLC	DE	Limited Liability Company
FC 4901 Searle, LLC	DE	Limited Liability Company
FC 4930 Oakton LLC	IL	Limited Liability Company
FC 5M, LLC	DE	Limited Liability Company
FC 64 Sidney, Inc.	MA	Corporation
FC 65/80 Landsdowne, Inc	MA	Corporation
FC 8 South, Inc.	NY	Corporation
FC 8 Spruce Holdings, LLC	DE	Limited Liability Company
FC 8 Spruce Mezzanine, LLC	DE	Limited Liability Company
FC 80 DEKALB ASSOCIATES, LLC	NY	Limited Liability Company
FC 80 DeKalb TC, LLC	NY	Limited Liability Company
FC 88 Sidney, Inc.	MA	Corporation
FC 91 Sidney Street, LLC	DE	Limited Liability Company

FC 91 Sidney, Inc.	MA	Corporation
FC ACQUISITION ASSOCIATES, LLC	NY	Limited Liability Company
FC AIR RIGHTS, LLC	NY	Limited Liability Company
FC Ashton Mill Lessor, LLC	RI	Limited Liability Company
FC Ashton Mill Master Lessee, LLC	RI	Limited Liability Company
FC Ashton Mill Member, LLC	RI	Limited Liability Company
FC Ashton Mill Sub Lessee, LLC	RI	Limited Liability Company
FC Ashton Mill, LLC	RI	Limited Liability Company
FC ATLANTIC YARDS B2, LLC	DE	Limited Liability Company
FC ATLANTIC YARDS, LLC	DE	Limited Liability Company
FC AY B2 PRIME, LLC	DE	Limited Liability Company
FC B.U.G., LLC	DE	Limited Liability Company
FC Bal Gra, LLC	NC	Limited Liability Company
FC Ballpark, LLC	DE	Limited Liability Company
FC Ballston Common, LLC	DE	Limited Liability Company
FC Ballston Member, LLC	DE	Limited Liability Company
FC Ballston Office Leasing, LLC	DE	Limited Liability Company
FC Basketball, Inc.	NY	Corporation
FC BATTERY PARK ASSOCIATES, LLC	NY	Limited Liability Company
FC Battery Park NNN Leasehold, LLC	DE	Limited Liability Company
FC Battery Park, Inc.	NY	Corporation
FC Beekman Associates, LLC	NY	Limited Liability Company
FC BEEKMAN HOLDINGS, LLC	NY	Limited Liability Company
FC BEEKMAN MEZZANINE, LLC	DE	Limited Liability Company
FC BEEKMAN SWAP, LLC	DE	Limited Liability Company
FC Bell Associates L.P.	PA	Limited Partnership
FC Bell, Inc.	PA	Corporation
FC Bellevue Associates Limited Partnership	WA	Limited Partnership
FC Bernstein Business Trust	MD	Trust
FC Bessemer Court, LLC	DE	Limited Liability Company
FC Blossom Plaza Workforce, LP	CA	Limited Partnership
FC BPC NNN Leasehold, LLC	DE	Limited Liability Company
FC Boilermaker Manager, LLC	DE	Limited Liability Company
FC Boilermaker Master Tenant, LLC	DE	Limited Liability Company
FC Boilermaker, LLC	DE	Limited Liability Company
FC Broadway and Hill, LLC	DE	Limited Liability Company
FC Brookpark Place LLC	WV	Limited Liability Company
FC Bruckner Associates, L. P.	NY	Limited Partnership
FC Business Venture Trust	MD	Trust
FC CACTUS B2, LLC	DE	Limited Liability Company
FC Cactus MT GP SPE, LLC	DE	Limited Liability Company
FC Cactus MT II GP SPE, LLC	DE	Limited Liability Company

FC Cactus Residential Development Blossom GP, LLC	DE	Limited Liability Company
FC Cactus Residential Development Fund NYC #1, LLC	DE	Limited Liability Company
FC Cactus Residential Development Fund, LLC	DE	Limited Liability Company
FC Cactus Residential Development GP, LLC	DE	Limited Liability Company
FC Cameron Kinney, LLC	VA	Limited Liability Company
FC Capper Residential I, LLC	DC	Limited Liability Company
FC Capper Senior I, LLC	DC	Limited Liability Company
FC Capper Senior II, LLC	DC	Limited Liability Company
FC CASTLE CENTER ASSOCIATES II, LLC	NY	Limited Liability Company
FC CDE Member, LLC	NY	Limited Liability Company
FC Central Station Bond Co., LLC	OH	Limited Liability Company
FC Central Station Properties, LLC	IL	Limited Liability Company
FC Central Station Residential, LLC	IL	Limited Liability Company
FC Central Station Senior, LLC	IL	Limited Liability Company
FC Chapel Hill Leasing, LLC	OH	Limited Liability Company
FC Charleston Town Center Operator, LLC	DE	Limited Liability Company
FC Cherry Tree SPE, LLC	DE	Limited Liability Company
FC Cherrywood Deferred, LLC	DE	Limited Liability Company
FC Chestnut Lake SPE, LLC	DE	Limited Liability Company
FC Chestnut, Inc.	OH	Corporation
FC Cobblestone Court, LLC	OH	Limited Liability Company
FC COLUMBIA PARK ASSOCIATES, LLC	NJ	Limited Liability Company
FC COLUMBIA PARK ASSOCIATES, LLC	NJ	Limited Liability Company
FC COLUMBIA PARK MEMBER, LLC	NY	Limited Liability Company
FC Commerce Court, LLC	DE	Limited Liability Company
FC Consolidated Lessor, LLC	VA	Limited Liability Company
FC Consolidated Master Lessee, LLC	VA	Limited Liability Company
FC Consolidated Member, LLC	VA	Limited Liability Company
FC Consolidated Sub Lessee, LLC	VA	Limited Liability Company
FC Consolidated, LLC	VA	Limited Liability Company
FC Construction Services, LLC	DE	Limited Liability Company
FC Continental Complex, L.P.	TX	Limited Partnership
FC Continental GP, Inc.	TX	Corporation
FC Continental Landlord, LLC	TX	Limited Liability Company
FC Continental Manager, LLC	TX	Limited Liability Company
FC Continental Master Tenant, LLC	TX	Limited Liability Company
FC Coraopolis Towers LLC	PA	Limited Liability Company
FC Cortez Hill Associates, L.P.	CA	Limited Partnership
FC Cortez Hill, Inc.	CA	Corporation
FC COURT STREET ASSOCIATES, LLC	NY	Limited Liability Company

FC Covington Manager, LLC	NM	Limited Liability Company
FC Covington MdelS Manager, LLC	NM	Limited Liability Company
FC Covington Park Building 2 Manager, LLC	NM	Limited Liability Company
FC Covington Park Building 3 Manager, LLC	NM	Limited Liability Company
FC Covington Towncenter Building 1 Manager, LLC	NM	Limited Liability Company
FC Dallas GP, LLC	TX	Limited Liability Company
FC Dallas TIF, LLC	DE	Limited Liability Company
FC DEKALB MEZZANINE, LLC	DE	Limited Liability Company
FC Denver Power Center, LLC	CO	Limited Liability Company
FC Donora Towers LLC	PA	Limited Liability Company
FC Duncan Street, LLC	DE	Limited Liability Company
FC Eagle Bend, LLC	CO	Limited Liability Company
FC East Baltimore, Inc.	MD	Corporation
FC EAST RIVER ASSOCIATES II, LLC	NY	Limited Liability Company
FC EAST RIVER ASSOCIATES, LLC	NY	Limited Liability Company
FC EAST RIVER FUND MEMBER II, LLC	NY	Limited Liability Company
FC EAST RIVER FUND MEMBER, LLC	NY	Limited Liability Company
FC Eaton Ridge SPE, LLC	DE	Limited Liability Company
FC Echo/Barr SPE, LLC	OH	Limited Liability Company
FC Edgeworth Lessor, LLC	VA	Limited Liability Company
FC Edgeworth Master Lessee, LLC	VA	Limited Liability Company
FC Edgeworth Sub Lessee, LLC	VA	Limited Liability Company
FC Edgeworth, LLC	VA	Limited Liability Company
FC EIGHTH AVE., LLC	DE	Limited Liability Company
FC ELY ASSOCIATES, L.P.	NY	Limited Partnership
FC ENERGY SERVICES COMPANY, LLC	NY	Limited Liability Company
FC Facilitator Holding, LLC	OH	Limited Liability Company
FC Facilitator, LLC	OH	Limited Liability Company
FC Farmington Place LLC	MI	Limited Liability Company
FC FLATBUSH ASSOCIATES II, LLC	DE	Limited Liability Company
FC FLATBUSH ASSOCIATES, L.P.	NY	Limited Partnership
FC Florida Senior Living Management, LLC	FL	Limited Liability Company
FC FOLEY DEVELOPMENT, LLC	NY	Limited Liability Company
FC FOLEY SQUARE ASSOCIATES, LLC	NY	Limited Liability Company
FC FOLEY, LLC	NY	Limited Liability Company
FC FOREST AVENUE ASSOCIATES, LLC	NY	Limited Liability Company
FC Freight House Operating, LLC	DE	Limited Liability Company
FC GOWANUS ASSOCIATES, LLC	NY	Limited Liability Company
FC Grand Lowry of Ohio, Inc.	CO	Corporation
FC Grand Lowry, Inc.	CO	Corporation
FC Hamel Mill Historic Master Tenant, LLC	DE	Limited Liability Company
FC HANSON ASSOCIATES, LLC	NY	Limited Liability Company

FC HANSON OFFICE ASSOCIATES, LLC	NY	Limited Liability Company
FC HARLEM CENTER OFFICE, LLC	NY	Limited Liability Company
FC HARLEM CENTER, LLC	NY	Limited Liability Company
FC HARLEM OFFICE, INC.	NY	Corporation
F-C Harris Silver Spring Limited Partnership	MD	Limited Partnership
FC HAWAII CM, LLC f/k/a Jordan - CMD, LLC	DE	Limited Liability Company
FC Hawaii HTC, LLC	HI	Limited Liability Company
FC Hawaii Laiopua, LLC	HI	Limited Liability Company
FC Hawaii, Inc.	HI	Corporation
FC HCN 40 Holding, LLC	DE	Limited Liability Company
FC HCN 88 Holding, LLC	DE	Limited Liability Company
FC HCN University Park, LLC	DE	Limited Liability Company
FC HH F/K/A FC Haverhill, LLC	DE	Limited Liability Company
FC HHM Member, Inc.	DE	Corporation
FC Horizon GC, LLC	DE	Limited Liability Company
FC Independent Member, LLC	DE	Limited Liability Company
FC International GP, LLC	DE	Limited Liability Company
FC Jackson Square Apartments, LLC	TX	Limited Liability Company
FC Jackson Square MM, LLC	TX	Limited Liability Company
FC Kent Towers LLC	OH	Limited Liability Company
FC LaDue Reserve, LLC	OH	Limited Liability Company
FC Lehigh Valley Development, Inc.	PA	Corporation
FC LH, Inc.	OH	Corporation
FC Locke Street, LLC	DE	Limited Liability Company
FC Lucky Strike Lessor, LLC	VA	Limited Liability Company
FC Lucky Strike Master Lessee, LLC	VA	Limited Liability Company
FC Lucky Strike, LLC	VA	Limited Liability Company
FC Lumber Shed Manager, LLC	DE	Limited Liability Company
FC Lumber Shed, LLC	DE	Limited Liability Company
FC Manhattan, Inc.	KS	Corporation
FC Mass Ave 300 Block West, LLC	DE	Limited Liability Company
FC Mayfield Plaza, Inc.	OH	Corporation
FC Merc Complex, L.P.	TX	Limited Partnership
FC Merc Lessee Complex, LLC	TX	Limited Liability Company
FC Merc Lessee Member, Inc.	TX	Corporation
FC Mesa Inc.	NM	Corporation
FC Metropolitan Lofts, Inc.	CA	Corporation
FC Military Construction Manager, LLC	DE	Limited Liability Company
FC MODULAR, LLC	DE	Limited Liability Company
FC Moore Farm, LLC	NC	Limited Liability Company
FC Mortgage Loan, LLC	DE	Limited Liability Company
FC Nassau, LLC	DE	Limited Liability Company

FC New Carrollton, LLC	DE	Limited Liability Company
FC New Flatbush, LLC	NY	Limited Liability Company
FC NEW KERA, LLC	NY	Limited Liability Company
FC NEW MARKETS, LLC	NY	Limited Liability Company
FC New Tech, LLC	NY	Limited Liability Company
FC Newport Landing SPE, LLC	DE	Limited Liability Company
FC NL 2 C.V.	NL	Limited Partnership
FC NORTHERN ASSOCIATES II, LLC	DE	Limited Liability Company
FC Northern Associates, L.P.	NY	Limited Partnership
FC Northern Boulevard, Inc.	NY	Corporation
FC Northfield @ Stapleton, LLC	CO	Limited Liability Company
FC Northwest, Inc.	WA	Corporation
FC Oakland II, Inc.	CA	Corporation
FC Oakland, Inc.	CA	Corporation
FC Ohio HTC Investor, LLC	DE	Limited Liability Company
FC Olmsted Farms, Inc.	OH	Corporation
FC Orange Associates Member, LLC	DE	Limited Liability Company
FC Orchard Town Center, Inc.	CO	Corporation
FC Outlot Parcels, Inc.	CA	Corporation
FC Outlots, Inc.	CA	Corporation
FC PACIFIC ASSOCIATES, LLC	NY	Limited Liability Company
FC Pacific, Inc.	NY	Corporation
FC PARKING EAST RIVER, LLC	NY	Limited Liability Company
FC Parkwood Village, LLC	DE	Limited Liability Company
FC Parma Land, LLC	DE	Limited Liability Company
FC Pavilion Theatre, LLC	CA	Limited Liability Company
FC Pier 70, LLC	DE	Limited Liability Company
FC Pittsburgh, Inc. (fka Harrah's Pittsburgh Investment Company, Inc.)	NV	Corporation
FC Plaza, LLC	DE	Limited Liability Company
FC Plymouth Square Village, LLC	MI	Limited Liability Company
FC Presidio PHSH Lessor, LLC	CA	Limited Liability Company
FC PROSPER PARTNER, INC.	TX	Corporation
FC QIC Antelope Valley Mall JV, LLC	DE	Limited Liability Company
FC QIC Charleston Town Center JV, LLC	DE	Limited Liability Company
FC QIC Galleria at Sunset JV, LLC	DE	Limited Liability Company
FC QIC Promenade in Temecula JV, LLC	DE	Limited Liability Company
FC QIC Short Pump Town Center JV, LLC	DE	Limited Liability Company
FC QIC South Bay Galleria JV, LLC	DE	Limited Liability Company
FC QUARTERMASTER ASSOCIATES II, L.P.	NY	Limited Partnership
FC QUARTERMASTER ASSOCIATES III, L.P.	NY	Limited Partnership

FC Quartermaster Associates IV, L.P.	NY	Limited Partnership
FC QUARTERMASTER ASSOCIATES, L.P.	NY	Limited Partnership
FC Quebec Square, LLC	CO	Limited Liability Company
FC QUEENS PLACE ASSOCIATES, LLC	NY	Limited Liability Company
FC Ranchstone Deferred, LLC	DE	Limited Liability Company
FC Remediation SEFC, Inc.	DC	Corporation
FC Richmond Associates, L.P.	NY	Limited Partnership
FC Richmond I, LLC	VA	Limited Liability Company
FC Richmond II, LLC	VA	Limited Liability Company
FC RTC 20, LLC	DE	Limited Liability Company
FC RTC 39, LLC	DE	Limited Liability Company
FC San Juan Waterfront, LLC	PR	Limited Liability Company
FC Senior I Member, LLC	DC	Limited Liability Company
FC Senior I, LLC	DC	Limited Liability Company
FC Simi, Inc.	CA	Corporation
FC Skokie PQ, LLC	DE	Limited Liability Company
FC Skokie SPE, LLC	DE	Limited Liability Company
FC Skokie, LLC	DE	Limited Liability Company
FC Skokie-Pavilion, LLC	DE	Limited Liability Company
FC South Bay Galleria Operator, LLC	DE	Limited Liability Company
FC South Bay Outparcel, LLC	DE	Limited Liability Company
FC Springhill Commercial, Inc.	OH	Corporation
FC Stamford II LLC	CT	Limited Liability Company
FC Stapleton I, LLC	CO	Limited Liability Company
FC Stapleton II, LLC	CO	Limited Liability Company
FC Stapleton III, LLC	CO	Limited Liability Company
FC Station Square Gaming, LLC	DE	Limited Liability Company
FC Station Square, LLC	DE	Limited Liability Company
FC STEINWAY STREET ASSOCIATES II, LLC	NY	Limited Liability Company
FC Stratford Crossings LLC	OH	Limited Liability Company
FC Stratford TOD, LLC	DE	Limited Liability Company
FC Subway Lower Floors, LLC	CA	Limited Liability Company
FC Subway Master Lessee, L.P.	CA	Limited Partnership
FC Subway Terminal Lessor, L.P.	CA	Limited Partnership
FC Subway, LLC	CA	Limited Liability Company
FC Subway, LLC	DE	Limited Liability Company
FC Surfside, Inc.	OH	Corporation
FC Sustainable Collinwood, LLC	DE	Limited Liability Company
FC Sustainable Resources Kona, LLC	HI	Limited Liability Company
FC SUTTON LANDING LLC	OH	Limited Liability Company
FC Sweetwater Manager, Inc.	TX	Corporation
FC Sweetwater Partner, LLC	TX	Limited Liability Company

FC Twinsburg Residential II, LLC	OH	Limited Liability Company
FC Twinsburg Residential, Inc.	OH	Corporation
FC University Park II, Inc.	MA	Corporation
FC UPenn/31st Street, Inc.	OH	Corporation
FC Uptown Oakland Swap, LLC	DE	Limited Liability Company
FC Uptown Park, LLC	CA	Limited Liability Company
FC Vegas 20, LLC	NV	Limited Liability Company
FC Village Square LLC	NY	Limited Liability Company
FC Wadsworth, Inc.	OH	Corporation
FC Waring Associates, L.P.	NY	Limited Partnership
FC Washington-Lincoln Member, LLC	OH	Limited Liability Company
FC Washington-Lincoln, LLC	OH	Limited Liability Company
FC Waterfront Member, LLC	DE	Limited Liability Company
FC Waypointe Assoicates, LLC	NY	Limited Liability Company
FC Westminster Residential, Inc.	CO	Corporation
FC Wheatfield, Inc.	NY	Corporation
FC Wilshire, Inc.	CA	Corporation
FC Winchester Lofts Manager, Inc.	DE	Corporation
FC Winchester Lofts Master Tenant, LLC	DE	Limited Liability Company
FC Winter Street, LLC	DE	Limited Liability Company
FC Wiregrass Member, LLC	DE	Limited Liability Company
FC Wiregrass SPE, LLC	FL	Limited Liability Company
FC WP Building, LLC	TX	Limited Liability Company
FC YONKERS ANCHOR, LLC	NY	Limited Liability Company
FC YONKERS ASSOCIATES, LLC	NY	Limited Liability Company
FC YONKERS HOTEL, LLC	NY	Limited Liability Company
FC Yonkers JM I, LLC	DE	Limited Liability Company
FC Yonkers Office, LLC	NY	Limited Liability Company
FC Yonkers Real Estate, LLC	NY	Limited Liability Company
FC YONKERS RENTAL, LLC	NY	Limited Liability Company
FC YONKERS RESIDENTIAL, LLC	NY	Limited Liability Company
FC YONKERS RETAIL, LLC	NY	Limited Liability Company
FC Yonkers SM I, LLC	DE	Limited Liability Company
FC Ziegler Place LLC	MI	Limited Liability Company
FC/JMT Holdings, LLC	NY	Limited Liability Company
FC/LW Vegas, LLC	DE	Limited Liability Company
FC/Niasher, Inc.	NY	Corporation
FC/RRG FOLEY SQUARE ASSOCIATES, LLC	NY	Limited Liability Company
FC/TREECO COLUMBIA PARK DEVELOPMENT, LLC	NJ	Limited Liability Company
FC/TREECO COLUMBIA PARK LLC	NJ	Limited Liability Company
FC/Wolf Limited Liability Company	OH	Limited Liability Company

FCAS Facilitator, LLC	DE	Limited Liability Company
FC-BGH, LLC	NC	Limited Liability Company
FCD Bloomfield, LLC	NJ	Limited Liability Company
FCD Chancellor Park, LLC	PA	Limited Liability Company
FCD Lynbrook LLC	NY	Limited Liability Company
FCDT CORP.	NY	Corporation
FC Merger Sub, Inc.	OH	Corporation
FCE Statutory Agent, Inc.	OH	Corporation
FCEP Westchester Swap, LLC	DE	Limited Liability Company
FCG Signature Square, LLC	OH	Limited Liability Company
FCGP-Millender, Inc.	MI	Corporation
FC-Granite, Inc.	OH	Corporation
FCHQC Development, LLC	DE	Limited Liability Company
FC-Hunt, LLC	CO	Limited Liability Company
FCILP, LLC	DE	Limited Liability Company
FC-JHI Garage, LLC	DE	Limited Liability Company
FC-KHC Investment Fund, LLC	OH	Limited Liability Company
FCLG, Inc.	OH	Corporation
FC-MDC/Snyder Holdings, LLC	NY	Limited Liability Company
FC-MDC/ZBall Holdings, LLC	NY	Limited Liability Company
FCNEBP Management, LLC	DE	Limited Liability Company
FCNEBP Parking, LLC	MD	Limited Liability Company
FCPM, Inc.	MD	Corporation
FCR 42ND STREET PARTNERS	NY	General Partnership
FCR ATLANTIC, LLC	NY	Limited Liability Company
FCR CONSTRUCTION SERVICES, LLC	NY	Limited Liability Company
FCR LAND, LLC	NY	Limited Liability Company
FCR SPORTS, LLC	NY	Limited Liability Company
FCR Springing Member, Inc.	NY	Corporation
FCRC CU Tech Development, LLC	NY	Limited Liability Company
FCRC MODULAR, LLC	NY	Limited Liability Company
FCRC Services Company, LLC	DE	Limited Liability Company
FCRC Statutory Agent, LLC	NY	Limited Liability Company
FCRG Development Management, LLC	DE	Limited Liability Company
FCRPC/Niasher, Inc.	NY	Corporation
FCRP-Hamptons, LLC	OH	Limited Liability Company
FCS Residential I, LLC	DE	Limited Liability Company
FCS Residential II, LLC	DE	Limited Liability Company
FCS Residential III, LLC	DE	Limited Liability Company
FCS Residential IV, LLC	DE	Limited Liability Company
FCS Residential V, LLC	DE	Limited Liability Company
FC-Silver Canyon, Inc.	OH	Corporation
FCSR FIT 1, LLC	DE	Limited Liability Company

FCSR FIT 2, LLC	DE	Limited Liability Company
FCSR FIT 3, LLC	DE	Limited Liability Company
FCSR FIT 4, LLC	DE	Limited Liability Company
FCSR-Quasar, LLC	DE	Limited Liability Company
FC-SW Presidio, LLC	OH	Limited Liability Company
FC-SYSTEM, L.L.C.	DE	Limited Liability Company
FCTRS Services, LLC	DE	Limited Liability Company
FCW Yards LLC	DC	Limited Liability Company
Fenimore Investment Associates Limited Partnership	MI	Limited Partnership
Fenimore Limited Dividend Housing Association	MI	Limited Partnership
Fifth Fairway at Aberdeen, Ltd.	OH	Limited Liability Company
First Forest City Brookline Street, Inc.	MA	Corporation
First New York Management Company, Inc.	NY	Corporation
First New York Partners Management, LLC	NY	Limited Liability Company
Fitzsimons Construction Management, LLC	CO	Limited Liability Company
Fitzsimons Developer Building 1, LLC	CO	Limited Liability Company
Fitzsimons Developer, LLC	CO	Limited Liability Company
FL Tampa West, Inc.	FL	Corporation
FNF, L.L.C.	IL	Limited Liability Company
Forest Bay, Inc.	OH	Corporation
Forest City 129 Franklin, Inc.	OH	Corporation
Forest City 31st Street, LP	PA	Limited Partnership
Forest City 38 Sidney Street, Inc.	OH	Corporation
Forest City 40 Landsdowne, LLC	DE	Limited Liability Company
Forest City 42nd Street, Inc.	NY	Corporation
Forest City 64 Sidney Street, Inc.	OH	Corporation
Forest City 88 Sidney Street, LLC	DE	Limited Liability Company
Forest City American European Company, Ltd.	OH	Limited Liability Company
Forest City Ancillary Services, Inc.	OH	Corporation
Forest City Antelope Valley II, Inc.	OH	Corporation
Forest City Antelope Valley, Inc.	OH	Corporation
Forest City B.U.G. Building, Inc.	NY	Corporation
Forest City Bayside Corp.	OH	Corporation
Forest City Bessemer Court Associates, LP	DE	Limited Partnership
Forest City Big Creek, L.L.C.	OH	Limited Liability Company
Forest City Blossom, LP	DE	Limited Partnership
Forest City Bluffside Corporation	OH	Corporation
Forest City Bolingbrook, LLC	IL	Limited Liability Company
Forest City Brasil Empreendimentos Ltda.	BR	Limited Liability Company
Forest City Bridge Street Associates II, LLC	DE	Limited Liability Company

Forest City Bridge Street Associates, L.P.	NY	Limited Partnership
Forest City Bruckner, Inc.	NY	Corporation
Forest City California Commercial Construction, Inc.	CA	Corporation
Forest City California Residential Development, Inc.	CA	Corporation
Forest City Cambridge, Inc.	OH	Corporation
Forest City Capital Corporation	OH	Corporation
Forest City Capper/Carrollsburg, Inc.	DC	Corporation
Forest City Central Station, Inc.	OH	Corporation
Forest City Commercial Construction Co., Inc.	OH	Corporation
Forest City Commercial Development, Inc.	OH	Corporation
Forest City Commercial Group, Inc.	OH	Corporation
Forest City Commercial Group, LLC	DE	Limited Liability Company
Forest City Commercial Holdings, Inc.	NY	Corporation
Forest City Commercial Management, Inc.	OH	Corporation
Forest City Community Development Entity, LLC	NY	Limited Liability Company
Forest City Contract Lumber, Inc.	OH	Corporation
Forest City Covington NM, LLC	NM	Limited Liability Company
Forest City CU Tech, LLC	NY	Limited Liability Company
Forest City Development California, Inc.	CA	Corporation
Forest City East Coast, Inc.	NY	Corporation
Forest City Ely, Inc.	NY	Corporation
Forest City Employer, LLC	DE	Limited Liability Company
Forest City Equity Services, Inc. (fka Forest City Residential Development, Inc.)	OH	Corporation
Forest City Fiber Optic LLC	OH	Limited Liability Company
Forest City Finance Corporation	OH	Corporation
FOREST CITY FITZSIMONS, INC. F/K/A Forest City Fitzsimmons, Inc.	CO	Corporation
Forest City Flatbush, Inc.	NY	Corporation
Forest City Fogelson South Properties, LLC	IL	Limited Liability Company
Forest City Franklin Town Corp.	OH	Corporation
Forest City Fulton Street Building, Inc.	NY	Corporation
Forest City G Street, Inc.	PA	Corporation
Forest City Harris AVM, LLC	DE	Limited Liability Company
Forest City Hawaii Kona, LLC	HI	Limited Liability Company
Forest City Hawaii Residential, Inc.	HI	Corporation
Forest City Hawaii, LLC	HI	Limited Liability Company
Forest City Hollisian Lessee, LLC	DE	Limited Liability Company
Forest City Hunters Hollow, L.L.C.	OH	Limited Liability Company
Forest City International Limited	GB	Corporation

Forest City International Plaza Corp.	OH	Corporation
Forest City Investment Partners I Limited Partnership	DC	Limited Partnership
Forest City Investment Partners II Limited Partnership	DC	Limited Partnership
Forest City Investment Partners III Limited Partnership	DC	Limited Partnership
Forest City Investment Partners IV Limited Partnership	DC	Limited Partnership
Forest City Investment Partners Michigan L. P.	DC	Limited Partnership
Forest City Investment Partners Michigan L. P. II	DC	Limited Partnership
Forest City Investment Partners Millender Center Limited Partnership	DC	Limited Partnership
Forest City Investment Partners V Limited Partnership	DC	Limited Partnership
Forest City Jay Street Associates, L.P. (fka: Forest City Jay Street Associates)	NY	Limited Partnership
Forest City Kaka'ako, LLC	DE	Limited Liability Company
Forest City Kapolei Apartments, LLC	DE	Limited Liability Company
Forest City Land Development, LLC	OH	Limited Liability Company
Forest City Land Group, Inc.	OH	Corporation
Forest City Lehigh Valley Limited Partnership	PA	Limited Partnership
Forest City Lenox, Inc.	VA	Corporation
Forest City Liberty, LLC	DE	Limited Liability Company
Forest City Loan, LLC	DE	Limited Liability Company
FOREST CITY MASTER ASSOCIATES	NY	General Partnership
Forest City Master Associates III, LLC	NY	Limited Liability Company
Forest City Master Planning, LLC	DC	Limited Liability Company
Forest City Mauritius Limited	MU	Corporation
Forest City Merc, LLC	DE	Limited Liability Company
Forest City Mercy Campus, Inc.	OH	Corporation
Forest City Mesa Residential Development, LLC	DE	Limited Liability Company
Forest City Metrotech Associates L.P.	NY	Limited Partnership
Forest City Metrotech Corp.	OH	Corporation
Forest City Military Communities, LLC	OH	Limited Liability Company
Forest City Myrtle Associates, LLC	DE	Limited Liability Company
FOREST CITY MYRTLE MEZZANINE, LLC	NY	Limited Liability Company
Forest City N. Y., Inc.	NY	Corporation
Forest City N.Y. Group, Inc.	NY	Corporation
Forest City Network Solutions, LLC	MA	Limited Liability Company
Forest City New York Member, LLC	NY	Limited Liability Company

Forest City NJ&M, LLC	DE	Limited Liability Company
Forest City NM, LLC	NM	Limited Liability Company
Forest City Northwest Developer, LLC	WA	Limited Liability Company
Forest City Northwest-DB, LLC	WA	Limited Liability Company
Forest City Peripheral Land, Inc.	DE	Corporation
Forest City Pierrepont Associates	NY	General Partnership
Forest City Pierrepont, Inc.	NY	Corporation
Forest City Pittsburgh Land, Inc.	DE	Corporation
Forest City Prosper Limited Partnership	TX	Limited Partnership
Forest City Quartermaster, Inc.	PA	Corporation
Forest City Ratner Companies, LLC	NY	Limited Liability Company
Forest City Real Estate Services, LLC f/k/a FC Asset Services, LLC	OH	Limited Liability Company
Forest City Realty Trust, Inc.	MD	Corporation
Forest City Reese, LLC	DE	Limited Liability Company
Forest City Rental Properties Corporation	OH	Corporation
Forest City Reserve, LLC	DE	Limited Liability Company
Forest City Residential Group, Inc.	OH	Corporation
Forest City Residential Group, LLC	DE	Limited Liability Company
Forest City Residential Management, Inc.	OH	Corporation
Forest City Residential West, LLC	CA	Limited Liability Company
Forest City Residential, Inc.	OH	Corporation
Forest City Richmond, Inc.	NY	Corporation
Forest City Robinson Mall, Inc.	DE	Corporation
Forest City RRG Associates	NY	General Partnership
Forest City S.I.A.C. Building, Inc.	NY	Corporation
Forest City San Vicente Corp.	OH	Corporation
Forest City Security Services, LLC	DE	Limited Liability Company
Forest City SEFC, LLC	DC	Limited Liability Company
Forest City Silver Spring, Inc.	MD	Corporation
Forest City Sound View Associates	CT	Limited Partnership
Forest City Southern Group, LLC	DE	Limited Liability Company
Forest City Southpark Two, Inc.	CA	Corporation
FOREST CITY SPORTS, LLC	NY	Limited Liability Company
Forest City Stapleton Land, Inc.	CO	Corporation
Forest City Stapleton, Inc.	CO	Corporation
Forest City Station Square Associates, LP	DE	Limited Partnership
Forest City Station Square, Inc.	PA	Corporation
FOREST CITY SUBSIDIARY CDE I, LLC	NY	Limited Liability Company
FOREST CITY SUBSIDIARY CDE II, LLC	NY	Limited Liability Company
FOREST CITY SUBSIDIARY CDE III, LLC	NY	Limited Liability Company
FOREST CITY SUBSIDIARY CDE IV, LLC	NY	Limited Liability Company
FOREST CITY SUBSIDIARY CDE V, LLC	NY	Limited Liability Company

FOREST CITY SUBSIDIARY CDE VI, LLC	NY	Limited Liability Company
FOREST CITY SUBSIDIARY CDE VII, LLC	NY	Limited Liability Company
Forest City Sustainable Resources Oahu, LLC	HI	Limited Liability Company
Forest City Sustainable Resources Pearl City, LLC	HI	Limited Liability Company
Forest City Sustainable Resources, LLC	OH	Limited Liability Company
Forest City Tangerine, Inc.	AZ	Corporation
FOREST CITY TECH PLACE ASSOCIATES II, LLC	DE	Limited Liability Company
FOREST CITY TECH PLACE ASSOCIATES, L. P.	NY	Limited Partnership
Forest City Tech Place, Inc.	NY	Corporation
Forest City Texas, Inc.	DE	Corporation
FOREST CITY TILDEN ASSOCIATES, LLC	NY	Limited Liability Company
Forest City Tilden, Inc.	NY	Corporation
Forest City TRS, LLC	DE	Limited Liability Company
Forest City University Park Food Services, Inc.	OH	Corporation
Forest City University Park, LLC	DE	Limited Liability Company
Forest City Waring, Inc.	NY	Corporation
Forest City Washington, Inc.	DC	Corporation
Forest City West Village, LLC	DE	Limited Liability Company
Forest City Wiregrass, LLC	FL	Limited Liability Company
Forest City Woodridge, Inc.	OH	Corporation
Forest City-EP, L.L.C.	OH	Limited Liability Company
Forest City-Harris Group	IL	General Partnership
Forest City-New East Baltimore Partnership, LLC	MD	Limited Liability Company
Fort Lincoln Senior Village II Limited Partnership	DC	Limited Partnership
Fort Lincoln Senior Village III Limited Partnership	DC	Limited Partnership
Foundry Lofts Workforce, LLC	DE	Limited Liability Company
Franklin Town Towers Associates	PA	Limited Partnership
Freight House Operating Member, LLC	DE	Limited Liability Company
Frenchtown Place Associates Limited Dividend Housing Association Limited Partnership	MI	Limited Partnership
Ft Benning Swap SPE, LLC	DE	Limited Liability Company
Galway Residential, LTD.	OH	Limited Liability Company
Garfield Mall Associates	OH	General Partnership
GG Natural Gas, LLC	OH	Limited Liability Company
GL - DB, LLC	IL	Limited Liability Company
Gladstone New Energy, LLC	NM	Limited Liability Company
GL-CC, LLC	IL	Limited Liability Company

Glendora Gardens Associates	CA	Limited Partnership
Glendora Gardens Investors Limited Partnership	OH	Limited Partnership
Glengary LLC	DE	Limited Liability Company
Golden Gate Shopping Center, LTD.	OH	Limited Liability Company
GP 1 AIR RIGHTS, LLC	IL	Limited Liability Company
GP 1, LLC	IL	Limited Liability Company
Granada Apartments Ltd.	OH	Limited Liability Company
Granite Development Partners, L. P.	DE	Limited Partnership
Granite Silver Development Partners L. P.	DE	Limited Partnership
Grove Associates	CA	Limited Partnership
GS FC Hudson Exchange, LLC	DE	Limited Liability Company
GS FC Jersey City Pep 1 Urban Renewal, LLC	NJ	Urban Renewal
GS FC Jersey City Pep 1, LLC	DE	Limited Liability Company
GS FC Jersey City Pep 2 Urban Renewal, LLC	NJ	Urban Renewal
GS FC Jersey City Pep 2, LLC	DE	Limited Liability Company
HAI/FCD Company, LLC	CA	Limited Liability Company
Halle Garage Investments, LLC	OH	Limited Liability Company
Halle Garage, LLC	OH	Limited Liability Company
Halle Investments, LLC	OH	Limited Liability Company
HARLEM CENTER LLC	NY	Limited Liability Company
HARLEM CENTER OFFICE, LLC	NY	Limited Liability Company
Hawaii Military Communities, LLC	HI	Limited Liability Company
Highland II, L.L.C.	VA	Limited Liability Company
Hillcrest Investments, LLC	VA	Limited Liability Company
Historic Developers, LLC	OH	Limited Liability Company
HMC - DB, LLC	HI	Limited Liability Company
Ho'ohana Solar 1, LLC	DE	Limited Liability Company
Horizon Coastal, LLC	HI	Limited Liability Company
Horizon Construction, LLC	DE	Limited Liability Company
Hudson FC Group, LLC	DE	Limited Liability Company
Hunters Hollow Apartments, L.L.C.	OH	Limited Liability Company
In Town Parking, Inc.	OH	Corporation
In Town Shopping Center, Inc.	OH	Corporation
Independence Place Associates, L.L.C.	OH	Limited Liability Company
John Sale Manor, Ltd.	OH	Limited Partnership
JS Fund I, LLC	OH	Limited Liability Company
K & S Associates, an Ohio General Partnership	OH	General Partnership
Kennedy Lofts Associates	MA	General Partnership
Kennedy Lofts Associates Limited Partnership	MA	Limited Partnership
Kennedy Lofts Development Associates	MA	General Partnership

Kent Tower 43 Associates, Ltd.	OH	Limited Partnership
KERA Limited Partnership	NY	Limited Partnership
Kline's Farm Group, LLC	OH	Limited Liability Company
Laburnum Investment, LLC	VA	Limited Liability Company
Lakeland Place Associates Limited Dividend Housing Association Limited Partnership	MI	Limited Partnership
LaMesa Springs Associates, a California Limited Partnership	CA	Limited Partnership
LaMesa Springs Associates, a California Limited Partnership	CA	Limited Partnership
Landis Forest City AC Estacionamentos Ltda.	BR	GEN PARTNERSHIP
Landis Forest City Consultoria e Intermediacão de NegòLtda.	BR	General Partnership (GP)
Landis Forest City Desenvolvimento Ltda. Ltda.	BR	GEN PARTNERSHIP
Landis Forest City Gestão De Shopping Centers Ltda.	BR	General Partnership (GP)
Lenox Club Holding, LLC	VA	Limited Liability Company
Lenox Club Limited Partnership	VA	Limited Partnership
Lenox Park Business Trust	MD	Trust
Lexington Village II LP	PA	Limited Partnership
Liberty Hill Apartments I, Ltd.	OH	Limited Liability Company
Liberty Hill Apartments SPE, LLC	DE	Limited Liability Company
Lifestyles at Boot Ranch	FL	General Partnership
Lifestyles at Boot Ranch, LLC	OH	Limited Liability Company
Lima L. D. Corp.	OH	Corporation
Lima Towers, Ltd.	OH	Limited Partnership
Mallard Point, LLC	OH	Limited Liability Company
Marigold Development Corp.	OH	Corporation
Mass Ave 300 Block East LLC	MA	Limited Liability Company
Mass Ave 300 Block West LLC	MA	Limited Liability Company
MASTER ASSOCIATES II	NY	General Partnership
Master III FC/BCR Holdings, Inc.	NY	Corporation
McCullough Center Manager, LLC	OH	Limited Liability Company
MDC SPORTS, LLC	NY	Limited Liability Company
MdelS, LLC	NM	Limited Liability Company
Mercy Campus Developers, LLC	IL	Limited Liability Company
Mesa Del Sol, LLC	NM	Limited Liability Company
Mesa-Innovation Park Building 2 LLC	NM	Limited Liability Company
Mesa-Innovation Park Building 3 LLC	NM	Limited Liability Company
Mesa-Towncenter Building #1, LLC	NM	Limited Liability Company
Metro Property Developers	PA	General Partnership
Mid-Corp., Inc.	OH	Corporation
Midwest Family Housing, LLC	IL	Limited Liability Company

Midwest Military Communities, LLC	IL	Limited Liability Company
Millender Center Associates Limited Partnership	MI	Limited Partnership
Millennium Land Development Company	OH	Corporation
Miner Properties, Ltd.	OH	Limited Liability Company
Miner Properties, Ltd.	OH	Limited Liability Company
Miramar Towers, a California Limited Partnership	CA	Limited Partnership
Monroe Township Associates L. D. H. A.	MI	Limited Partnership
Murphy Hall Manager, LLC	OH	Limited Liability Company
Museum Towers II, LP	DE	Limited Partnership
MWV Pinnacle Capital Fund, L.P.	OH	Limited Partnership
N. Washington Street Garage, LLC	DE	Limited Liability Company
NASSAU EVENTS CENTER, LLC	DE	Limited Liability Company
National Grand Lowry Lofts Associates LP	CO	Limited Partnership
National Grand Lowry Lofts Partners GP	CO	General Partnership
NEC Coliseum Holdings, LLC	DE	Limited Liability Company
NEC Plaza, LLC	DE	Limited Liability Company
NEC Plaza Holdings, LLC	DE	Limited Liability Company
NETS SPORTS AND ENTERTAINMENT, LLC	DE	Limited Liability Company
New Boston L. D. Corp.	OH	Corporation
New Carrollton JV, LLC	MD	Limited Liability Company
New Kensington Tower Associates	PA	Limited Partnership
New Kensington Tower Investments, Ltd.	OH	Limited Partnership
Noble Towers Associates	PA	Limited Partnership
North Church Towers I, LLC	DE	Limited Liability Company
North Church Towers II, Ltd.	OH	Limited Liability Company
North Port Associates, Limited Partnership	MI	Limited Partnership
Northwest Military Communities, LLC	DE	Limited Liability Company
Ocean View Towers Associates Limited Partnership	NJ	Limited Partnership
Ohana Military Communities, LLC	HI	Limited Liability Company
One SFC LLC	OH	Limited Liability Company
Oracle-Wetmore Co. Limited Partnership	AZ	Limited Partnership
Pacific Northwest Communities, LLC	DE	Limited Liability Company
Pacific Park 38 Sixth Avenue, LLC	DE	Limited Liability Company
Pacific Park 535 Carlton, LLC	DE	Limited Liability Company
Pacific Park 550 Vanderbilt, LLC	DE	Limited Liability Company
Pacific Park 615 Dean, LLC	DE	Limited Liability Company
Pacific Park 664 Pacific, LLC	DE	Limited Liability Company
Pacific Park B3 Parking, LLC	DE	Limited Liability Company
Pacific Park B-12 Parking, LLC	DE	Limited Liability Company
Pacific Park Development, LLC	NY	Limited Liability Company

Pacific Park Parking, LLC	DE	Limited Liability Company
Pacific Park, Inc	DE	Corporation
Palmdale Outparcel Developers Ltd.	CA	Limited Partnership
Palmdale Valley, Inc.	PA	Corporation
Paramount Events Center, LLC	DE	Limited Liability Company
Parcel C Phase 2, L.L.C.	IL	Limited Liability Company
Park Place Tower Associates L. D. H. A.	MI	Limited Partnership
Park Plaza 3-5, LLC	OH	Limited Liability Company
Park Plaza Apartments, LLC	OH	Limited Liability Company
Parkland Place Associates	WV	Limited Partnership
Parkway Advertising Partners	PA	General Partnership
Parmatown Woods, LLC	DE	Limited Liability Company
PB 31st Street LLC	PA	Limited Liability Company
Pembrooke Place, Ltd.	OH	Limited Liability Company
Penrose Properties, Inc.	OH	Corporation
Perrytown Place Associates, a Limited Partnership	PA	Limited Partnership
Pine Grove Manor Associates, Limited Dividend Housing Association	MI	Limited Partnership
Pine Ridge Apartments Co. II, Ltd.	OH	Limited Liability Company
Pine Ridge Apartments Co. Limited Partnership	OH	Limited Partnership
Pine Ridge Building F, LLC	OH	Limited Liability Company
Pine Ridge G & H, LLC (f/k/a Pine Ridge Valley Apartments, Building H, LLC)	OH	Limited Liability Company
Pine Ridge Recreation Club, LLC	OH	Limited Liability Company
Pine Ridge Valley Apartments-East, LLC	OH	Limited Liability Company
Pine Ridge Valley Corp.	OH	Corporation
Pittsburgh Casino, Inc.	PA	Corporation
Playhouse Square Investment, Inc.	OH	Corporation
Post Office Building Co.	OH	Corporation
Post Office Plaza Limited Partnership	OH	Limited Partnership
Post Office Plaza, LLC	DE	Limited Liability Company
Potomac Village Associates Limited Partnership	WV	Limited Partnership
PP 38 Sixth Avenue TC Manager, LLC	DE	Limited Liability Company
PP 38 Sixth Avenue TC, LLC	DE	Limited Liability Company
PP 535 Carlton TC Manager, LLC	DE	Limited Liability Company
PP 535 Carlton TC, LLC	DE	Limited Liability Company
PQ Ground Lessee, LLC	DE	Limited Liability Company
PQ Las Vegas, LLC	DE	Limited Liability Company
QH Las Vegas, LLC	DE	Limited Liability Company
Quebec Square SPE, LLC	DE	Limited Liability Company
Queenswood Associates, L. P.	DE	Limited Partnership

Queenswood Management Associates	NY	General Partnership
Ranch Center Associates II	NV	General Partnership
RANCHO BP MEMBER, LLC	DE	Limited Liability Company
RANCHO BP, LLC	DE	Limited Liability Company
Rancho Mall, LLC	DE	Limited Liability Company
RATNER-KESSLER REALTY, INC.	NY	Corporation
Related Forest City Elderly Housing Limited Partnership I	MA	Limited Partnership
Ridge Hill Solar LLC	DE	Limited Liability Company
Riverside Towers, Ltd.	OH	Limited Partnership
Rivervest Limited Partnership	DC	Limited Partnership
RM Member, LLC	CA	Limited Liability Company
Robinson Mall Associates, LLC,	DE	Limited Liability Company
Robinson Mall Developers, LLC	DE	Limited Liability Company
Robinson Mall, Inc.	PA	Corporation
Robinson Metro Associates I	PA	Limited Partnership
Robinson Metro Associates II	PA	Limited Partnership
Robinson Metro Associates III	PA	Limited Partnership
Robinson Metro Associates IV	PA	Limited Partnership
Robinson Metro Associates V	PA	Limited Partnership
Robinson Metro Associates VI	PA	Limited Partnership
Robinson Peripheral Associates I	PA	Limited Partnership
Robinson Peripheral Associates II	PA	Limited Partnership
Robinson Peripheral Associates III	PA	Limited Partnership
Robinson Peripheral Associates IV	PA	Limited Partnership
Robinson Peripheral Associates V	PA	Limited Partnership
Robinson Peripheral Associates VI	PA	Limited Partnership
Robinson Peripheral Developers	PA	General Partnership
Robinson Westpointe Developers	PA	General Partnership
Rockport Square LLC	OH	Limited Liability Company
Rolling Acres Bellefair Member, LLC	DE	Limited Liability Company
Rolling Acres Bellefair, LLC	DE	Limited Liability Company
Rolling Acres Properties Co. Limited Partnership	OH	Limited Partnership
Romig Road, LLC.	OH	Limited Liability Company
RRG 42ND STREET, INC.	NY	Corporation
RRG 625 FULTON ASSOCIATES, INC.	NY	Corporation
RRG B.U.G. ASSOCIATES, L.P.	DE	Limited Partnership
RRG B.U.G. LIMITED PARTNESHIP	DE	Limited Partnership
RRG B.U.G., INC.	NY	Corporation
RRG CASTLE CENTER, INC.	NY	Corporation
RRG COURT STREET, INC	NY	Corporation
RRG FOREST AVENUE, INC.	NY	Corporation

RRG FORT GREENE, INC.	NY	Corporation
RRG GRAND AVENUE, INC.	NY	Corporation
RRG JAY OFFICE, INC.	NY	Corporation
RRG MASTER II, INC.	NY	Corporation
RRG METROTECH CORP.	NY	Corporation
RRG PACIFIC, INC.	NY	Corporation
RRG QUARTERMASTER, INC.	PA	Corporation
RRG RESIDENTIAL PROPERTIES, LLC	NY	Limited Liability Company
RRG S.I.A.C., INC.	NY	Corporation
RRG STEINWAY, INC.	NY	Corporation
RRG Sterling Place Associates, LLC	NY	Limited Liability Company
S.D.C. Title Agency, LLC	OH	Limited Liability Company
S.D.C., Inc.	OH	Corporation
S.E. Corner Block 2, L.L.C.	IL	Limited Liability Company
Sabana Seca Land Management, LLC	DE	Limited Liability Company
Sabana Seca Partners, LLC	DE	Limited Liability Company
Scranton Development Company	OH	General Partnership
SDC Realty, Inc.	OH	Corporation
SEFC 160, LLC	DC	Limited Liability Company
Settler's Landing At Greentree I, LLC	OH	Limited Liability Company
Seven Hills Land Company	OH	General Partnership
SF Emporium Bespoke TRS,LLC	DE	Limited Liability Company
SG-DB, LLC	DE	Limited Liability Company
Shamoluzzy, LLC	DE	Limited Liability Company
Shamrock Business Center, Ltd.	OH	Limited Liability Company
Sharp Development, Ltd.	OH	Limited Liability Company
Short Pump Town Center Holding, LLC	DE	Limited Liability Company
Short Pump Town Center, LLC	VA	Limited Liability Company
Signature Square SPE, LLC	DE	Limited Liability Company
Silva Urbs 1 C.V.	NL	Limited Partnership
Silver Canyon Partnership	NV	General Partnership
Simi Valley Town and Country, Inc.	CA	Corporation
Skylight Office Tower Holdings, LLC	DE	Limited Liability Company
Skylight Office Tower Limited Partnership	CT	Limited Partnership
Skylight Office Tower SPE, LLC	DE	Limited Liability Company
SL Syracuse, LLC	CO	Limited Liability Company
Slavic Village Recovery, LLC	OH	Limited Liability Company
SLNG, LLC	OH	Limited Liability Company
Smith - FL Tampa Partners	FL	General Partnership
South Bay Associates	CA	Limited Partnership
South Bay Associates SPE, LLC	DE	Limited Liability Company
South Bay Center SPE, LLC	DE	Limited Liability Company
South Bay Center, LLC	CA	Limited Liability Company

South Michigan Avenue Lofts 3, L.L.C.	IL	Limited Liability Company
South Michigan Avenue Lofts Commercial, L.L.C.	IL	Limited Liability Company
Southern Group Military Communities, LLC	DE	Limited Liability Company
Springfield Towers, Ltd.	OH	Limited Partnership
Springhill Commercial Associates	OH	General Partnership
Square 882N Affordable GP, LLC	DC	Limited Liability Company
Square 882N Affordable, L.P.	DC	Limited Partnership
Square 882N FC & MCU, LLC	DC	Limited Liability Company
Square 882N Owner, LLC	DC	Limited Liability Company
SSNG, LLC	OH	Limited Liability Company
St. Mary's Villa Associates Limited Partnership	NJ	Limited Partnership
Stapleton Enterprises, LLC	CO	Limited Liability Company
Stapleton Land II, LLC	CO	Limited Liability Company
Stapleton Land, LLC	CO	Limited Liability Company
Stapleton North Town, LLC	CO	Limited Liability Company
Station Square Gaming L.P.	PA	Limited Partnership
Stonecrest Land Investment, LLC	GA	Limited Liability Company
Sugar Chestnut, LLC	OH	Limited Liability Company
Summerset Development Co.	OH	General Partnership
Sunrise Development Co.	OH	Corporation
Sunrise Land Co.	OH	Corporation
Superior West 6th Partnership	OH	General Partnership
Surfside Apartments, LLC	OH	Limited Liability Company
Surfside Towers II, Inc.	OH	Corporation
Sustainable Albany BioEnergy, LLC	DE	Limited Liability Company
Sustainable BioElectric, LLC	DE	Limited Liability Company
Sustainable BioGas, LLC	DE	Limited Liability Company
Sustainable BioKW, LLC	DE	Limited Liability Company
Sustainable BioPower, LLC	DE	Limited Liability Company
Sustainable BioVolt, LLC	DE	Limited Liability Company
Sustainable NY BioEnergy, LLC	DE	Limited Liability Company
SWC 16th/Indiana, L.L.C.	IL	Limited Liability Company
T.C. Avenue, Inc. F/K/A F.C. Parklabrea Towers, Inc.	OH	Corporation
T.R. Land, Inc.	VA	Corporation
Tamarac Apartments, LLC	OH	Limited Liability Company
Tangerine Road Associates	AZ	General Partnership
Temecula Towne Center Associates, LLC	DE	Limited Liability Company
Terminal Investments, Inc.	OH	Corporation
Terminal Tower Master Tenant, LLC	DE	Limited Liability Company
Terminal Tower SPE, LLC	DE	Limited Liability Company

The Drake Condominium Association	PA	Corporation
The Grand Business Trust	MD	Trust
THE NEW YORK TIMES BUILDING CONDOMINIUM	NY	...
THE NEW YORK TIMES BUILDING LLC	NY	Limited Liability Company
Thirty-Eight Sidney Street Limited Partnership	DE	Limited Partnership
Tiago Development, LLC	NY	Limited Liability Company
Tiago Holdings II, LLC	NY	Limited Liability Company
TIAGO HOLDINGS, LLC	NY	Limited Liability Company
TIAGO PARKING HOLDINGS, LLC	NY	Limited Liability Company
Tobacco Row Land, L.P.	VA	Limited Partnership
Tobacco Row TownHouses, LLC F/K/A Tobacco Row Land II, LLC	VA	Limited Liability Company
Tower City Avenue, LLC	DE	Limited Liability Company
Tower City Central Distribution Limited Partnership	OH	Limited Partnership
Tower City Fitness Center, LLC	OH	Limited Liability Company
Tower City Land Corporation	OH	Corporation
Tower City Member, LLC	DE	Limited Liability Company
Tower City Properties Ltd.	OH	Limited Partnership
Tower City Riverview Company	OH	Corporation
Tower City Skylight Tower, Inc.	OH	Corporation
Tower Energy, Inc.	OH	Corporation
Tower Hotels, Inc.	OH	Corporation
Town Center Rental Member, LLC	CO	Limited Liability Company
Town Center Rental, LLC	DE	Limited Liability Company
Towne Centre Place Associates Limited Dividend Housing Association	MI	Limited Partnership
TR Town House, LLC	VA	Limited Liability Company
TR-1 Bond Corp.	VA	Corporation
TR-10 Bond Corp.	VA	Corporation
TR-2 Bond Corp.	VA	Corporation
TR-3 Bond Corp.	VA	Corporation
TR-4 Bond Corp.	VA	Corporation
TR-5 Bond Corp.	VA	Corporation
TR-6 Bond Corp.	VA	Corporation
TR-7 Bond Corp.	VA	Corporation
TR-8 Bond Corp.	VA	Corporation
TR-9 Bond Corp.	VA	Corporation
Tusar, Inc.	OH	Corporation
Twinsburg Land Company, an Ohio Joint Venture	OH	General Partnership
Twinsburg Residential Associates	OH	General Partnership

University Park Phase II Limited Partnership	DE	Limited Partnership
UP 26 Landsdowne, LLC	DE	Limited Liability Company
UP 35 Landsdowne, LLC	DE	Limited Liability Company
UP 45/75 Sidney Street, LLC	DE	Limited Liability Company
UP 64 Sidney Street, LLC	DE	Limited Liability Company
UP 65/80 Landsdowne, LLC	DE	Limited Liability Company
Uptown Apartments, LLC	CA	Limited Liability Company
Uptown Housing Placeholder, LLC	CA	Limited Liability Company
Vermilion Park Estate, LLC	OH	Limited Liability Company
Village Center Associates Limited Dividend Housing Association	MI	Limited Partnership
Village Green of Beachwood Limited Partnership	DE	Limited Partnership
Wadsworth Development 76, LLC	OH	Limited Liability Company
Waterfront 1001 4th Street, LLC	DC	Limited Liability Company
Waterfront 375 M Street, LLC	DC	Limited Liability Company
Waterfront 425 M Street, LLC	DC	Limited Liability Company
Waterfront Liquidating Trust	DE	Trust
WBA Woodlake, L.L.C.	MI	Limited Liability Company
West Sixth Superior, LLC	OH	Limited Liability Company
West Third Bridge Building LLC	OH	Limited Liability Company
Westerly Associates Limited Partnership	OH	Limited Partnership
Westminster 144th Avenue, LLC	CO	Limited Liability Company
Whiteacres Loan Acquisition, LLC	DE	Limited Liability Company
WilshireWesternCondos, LLC	CA	Limited Liability Company
Winchester Arms NH II LLC	DE	Limited Liability Company
Winchester Lofts, LLC	DE	Limited Liability Company
Winchester Mansfield, LLC	DE	Limited Liability Company
Wisconsin Park Associates Limited Partnership	MD	Limited Partnership
Woodland Residential, Ltd.	OH	Limited Liability Company
Wooster Renewable Energy, LLC	OH	Limited Liability Company
WP, Inc.	FL	Corporation
WWC Member, LLC	CA	Limited Liability Company
York-Ridge Development Company	OH	General Partnership

Schedule 11.02 – Administrative Agent’s Office; Certain Addresses for Notices

BORROWER AND OTHER LOAN PARTIES:

Forest City Enterprises, Inc.
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Attention: Chief Financial Officer
Facsimile: (216) 263-6204
Email: bobobrien@forestcity.net
Telephone: (216) 416-3735

With a copy to:

Forest City Enterprises, Inc.
50 Public Square, Suite 1360
Cleveland, Ohio 44113
Attention: General Counsel
Facsimile: (216) 263-6206
Email: geripresti@forestcity.net
Telephone: (216) 416-3269

With a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Benjamin R. Weber, Esq.
Email: weberb@sullcrom.com
Facsimile: (212) 291-9162
Telephone: (212) 558-3159

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
225 Franklin Street,
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Oltiana M. Pappas, SVP; Sr. Credit Product Officer
Telephone: (617) 346-0460
Facsimile: (617) 346-5025
Email: Oltiana.pappas@baml.com

With a copy to:

Bank of America, N.A.
225 Franklin Street
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Clare M. O’Connor, AVP; Relationship Administrator
Telephone: (617) 346-0121
Facsimile: (617) 346-4670
Email: clare.m.o’connor@baml.com

Payment Instructions:

Account No.: XXXXXXXX

Ref:	XXXXXXXX

ABA#:	XXXXXXXX

Other Notices as Administrative Agent:

Bank of America, N.A.
225 Franklin Street,
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Oltiana M. Pappas, SVP; Sr. Credit Product Officer
Telephone: (617) 346-0460
Facsimile: (617) 346-5025
Email: Oltiana.pappas@baml.com

With a copy to:

Bank of America, N.A.
225 Franklin Street
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Clare M. O’Connor, AVP; Relationship Administrator
Telephone: (617) 346-0121
Facsimile: (617) 346-4670
Email: clare.m.o’connor@baml.com

L/C ISSUERS:

Bank of America, N.A.
Bank of America, N.A.
225 Franklin Street,
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Oltiana M. Pappas, SVP; Sr. Credit Product Officer
Telephone: (617) 346-0460
Facsimile: (617) 346-5025
Email: Oltiana.pappas@baml.com

With a copy to:

Bank of America, N.A.
225 Franklin Street
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Clare M. O’Connor, AVP; Relationship Administrator
Telephone: (617) 346-0121
Facsimile: (617) 346-4670
Email: clare.m.o’connor@baml.com

PNC Bank, National Association
PNC Bank, National Association
First Side Center
500 First Avenue
Mail Code: P7-PFSC-04-V
Pittsburgh, Pennsylvania 15219
Attention: Monika Todd
Telephone: 412-762-7675
Facsimile: 999-614-9134
Email: monika.todd@pnc.com

SWING LINE LENDERS:

Bank of America, N.A.
Bank of America, N.A.
225 Franklin Street,
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Oltiana M. Pappas, SVP; Sr. Credit Product Officer
Telephone: (617) 346-0460
Facsimile: (617) 346-5025
Email: Oltiana.pappas@baml.com

With a copy to:

Bank of America, N.A.
225 Franklin Street
Boston, Massachusetts 02210
Mail Code: MAI-225-02-04
Attention: Clare M. O’Connor, AVP; Relationship Administrator
Telephone: (617) 346-0121
Facsimile: (617) 346-4670
Email: clare.m.o’connor@baml.com

PNC Bank, National Association
PNC Bank, National Association
First Side Center
500 First Avenue
Mail Code: P7-PFSC-04-V
Pittsburgh, Pennsylvania 15219
Attention: Monika Todd
Telephone: 412-762-7675
Facsimile: 999-614-9134
Email: monika.todd@pnc.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
The undersigned hereby requests (select one):
A Borrowing of Committed Loans
A conversion or continuation of Committed Loans
1.    On ________________________________ (a Business Day).
2.    In the amount of $____________________.
3.    Comprised of ________________________.
     [Type of Committed Loan requested]
4.    For Eurodollar Rate Loans: with an Interest Period of ____ months.
The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.
[Signature page immediately follows]

__________________________
1 Minimum principal amount of $1,000,000 for Borrowing of, conversion to or continuation of Eurodollar Rate Loans and $500,000 for Borrowing of or conversion to Base Rate Committed Loans.

A-1-1
Form of Committed Loan Notice

[BORROWER]

By:_________________________________

Name: ______________________________

Title: _______________________________

A-1-2
Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as a Swing Line Lender PNC Bank, National Association, as a Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
The undersigned hereby requests a Swing Line Loan:
1.    On _________________________________ (a Business Day).
2.    In the amount of $_____________________.
The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Agreement.

[BORROWER]

By:_________________________________

Name: ______________________________

Title: _______________________________

B-1
Form of Swing Line Loan Notice

EXHIBIT C

FORM OF NOTE
__________________
FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
To the extent any provision of this Note conflicts with or is inconsistent with the Agreement, the Agreement shall control.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

By:_________________________________

Name: ______________________________

Title: _______________________________

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the chief financial officer of the Reporting Entity, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Reporting Entity, and not in such person’s individual capacity, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Reporting Entity has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Reporting Entity ended as of the above date, together with the report of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Reporting Entity has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Reporting Entity ended as of the above date. Such financial statements fairly present the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions and condition (financial or otherwise) of the Consolidated Group during the accounting period covered by such financial statements.
3.    A review of the activities of the Consolidated Group during such fiscal period has been made with a view to determining whether during such fiscal period the Consolidated Group performed and observed all their respective Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]
[to the knowledge of the Reporting Entity, during such fiscal period each of the Consolidated Parties performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the knowledge of the Reporting Entity, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The Reporting Entity is in compliance with the provisions of Section 7.09 1 of the Agreement and the Minimum Unencumbered Property Condition. The financial covenant analyses and information set forth on Schedules 1, 2 and 3 attached hereto are true and accurate on and as of the date of this Compliance Certificate.
5.    Attached hereto as Schedule 4 is a true, correct and complete list of all Unencumbered Pool Properties as of the Financial Statement Date.
6.    Unencumbered Pool Value as of the Financial Statement Date is $_______________. Attached hereto as Schedule 5 is a true, correct and complete calculation of Unencumbered Pool Value.
7.    Attached hereto as Schedule 6 is a true, correct and complete quarterly and year-to-date summary report of Unencumbered NOI attributable to each Unencumbered Pool Property for such fiscal period ending on the Financial Statement Date, prepared on a basis consistent with the Audited Financial Statements. The information contained in the financial statements referenced in paragraph 1 fairly presents Net Operating Income attributable to each Property and Unencumbered NOI attributable to each Unencumbered Pool Property for such periods.
8.    Attached hereto as Schedule 7 is a true, correct and complete statement of Funds From Operations.

______________________
1 Prior to March 31, 2016, compliance with the covenants set forth in Sections 7.09(b), (c), (d), (e) and (f) shall not be required.

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of

____________, __________.

[REPORTING ENTITY]

By:_________________________________

Name: ______________________________

Title: _______________________________

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
on a Pro Forma Basis ($ in 000’s)

I.	7.09(a) Maximum Total Leverage Ratio
A.	Total Indebtedness - Unrestricted Cash in excess of $40,000,000 as of the Statement Date:
	1. Total Indebtedness as of the Statement Date:	$_______________

	2. Unrestricted Cash in excess of $40,000,000 as of the Statement Date:	$_______________
	3. Line I.A.1. - Line I.A.2.:		$__________________

B.	Total Asset Value – Unrestricted Cash in excess of $40,000,000 as of the Statement Date:
	1. Total Asset Value as of the Statement Date (Schedule 3):	$_______________

	2. Unrestricted Cash in excess of $40,000,000 as of the Statement Date:	$_______________
	3. Line I.B.1. - Line I.B.2.:		$__________________

C.	Maximum Total Leverage Ratio (Line I.A.3. < [65%] [2] [60%] [3] of Line I.B.3.)		Compliance: (Yes or No)

______________________________________
2 Applies on and prior to December 31, 2017. After December 31, 2017, applies only at the election of the Borrower for any fiscal quarter in which a Consolidated Party or an Unconsolidated Affiliate completes a Material Acquisition and for up to the next two subsequent consecutive fiscal quarters, and may be elected for a maximum of four fiscal quarters (whether or not consecutive) during the term of the Facility
3 Applies after December 31, 2017

Form of Compliance Certificate

II.	7.09(b) Maximum Secured Leverage Ratio
A.	Total Secured Indebtedness as of the Statement Date:	$__________________
B.	Total Asset Value as of the Statement Date (Schedule 3):	$__________________
C.	Maximum Secured Leverage Ratio (Line II.A < [55%] [4] [50%] [5] of Line II.B)	Compliance: (Yes or No)

______________________________
4 Applies from March 31, 2016 through and including December 31, 2018
5 Applies after December 31, 2018

Form of Compliance Certificate

III.	7.09(c) Maximum Secured Recourse Leverage Ratio [6]
A.	Total Secured Recourse Indebtedness as of the Statement Date:	$__________________
B.	Total Asset Value as of the Statement Date (Schedule 3):	$__________________
C.	Maximum Secured Recourse Leverage Ratio (Line III.A < 15% of Line III.B)	Compliance: (Yes or No)

____________________________________
6 Applies on and after March 31, 2016

Form of Compliance Certificate

IV.	7.09(d) Minimum Fixed Charge Coverage Ratio[7]
A.	Adjusted EBITDA for the trailing four quarter period ending on the Statement Date (the “Subject Period”):
	1. EBITDA (Schedule 2):	$______________
	2. aggregate Capital Reserves for all Properties during the Subject Period:	$______________
	3. Adjusted EBITDA (Line IV.A.1. – Line IV.A.2.):		$_______________

B.	Total Fixed Charges for the Subject Period:
	1. Interest Expense for the Subject Period:	$______________

2.    all regularly scheduled principal
payments made with respect to
Indebtedness of the Reporting Entity
and its Subsidiaries during the Subject
Period, other than any balloon, bullet or
similar principal payment which repays
any such Indebtedness in full:

$______________
	3. all Preferred Dividends paid during Subject Period:	$______________
	4. Total Fixed Charges (Line IV.B.1. + Line IV.B.2. + Line IV.B.3.):		$__________________

C.	Minimum Fixed Charge Coverage Ratio (Line IV.A.3. ÷ Line IV.B.4)		_______________ (Minimum permitted is 1.50 to 1.0)

______________________________________
7 Applies on and after March 31, 2016

Form of Compliance Certificate

V.	7.09(e) Maximum Unsecured Leverage Ratio
A.	Total Indebtedness that is Unsecured Indebtedness – Unrestricted Cash in excess of $40,000,000:
	1. Total Indebtedness that is Unsecured Indebtedness as of the Statement Date:	$_______________

	2. Unrestricted Cash in excess of $40,000,000 as of the Statement Date:	$_______________
	3. Line I.A.1. - Line I.A.2.:		$_______________

B.	Unencumbered Pool Value as of the Statement Date (Schedule 5):		$_______________
C.	Maximum Unsecured Leverage Ratio (Line I.A.3. < [60%] [8] [65%] [9] of Line I.B.3.)		Compliance: (Yes or No)

_____________________________________
8 Applies on and after March 31, 2016
9 Applies only at the election of the Borrower for any fiscal quarter in which a Consolidated Party or an Unconsolidated Affiliate completes a Material Acquisition and for up to the next two subsequent consecutive fiscal quarters, and may be elected for a maximum of four fiscal quarters (whether or not consecutive) during the term of the Facility

Form of Compliance Certificate

VI.	7.09(f) Minimum Unencumbered Interest Coverage Ratio
A.	Unencumbered NOI for the Subject Period (Schedule 6):	$_______________
B.	Interest Expense on Unsecured Indebtedness for the Subject Period:	$_______________
C.	Minimum Unencumbered Interest Coverage Ratio (Line A ÷ Line B)	________________ (Minimum permitted is [1.50] [10] [1.75] [11] to 1.00)
[Support for financial covenant calculations to be provided by the Reporting Entity]

___________________________________
10 Applies from March 31, 2016 through and including December 31, 2017
11 Applies after December 31, 2017

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
EBITDA
(in accordance with the definition of EBITDA
as set forth in the Agreement)

EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Four Quarters Ended __________
net earnings (loss) excluding the following amounts (but only to the extent deducted in calculating net earnings (loss) for such period)
- depreciation and amortization expense and asset write downs and write offs
- Interest Expense
- income tax expense
- gains, losses, charges or expenses resulting from extraordinary or non-recurring transactions, including non-recurring severance payments, gain/loss on sale of assets, early extinguishment or restructuring of Indebtedness (including prepayment premiums), REIT Conversion costs, write-offs and forgiveness of debt

- one-time costs and expenses related to the effectiveness of the Agreement and the other Loan Documents and the transactions related thereto
- proceeds of rent loss insurance and business interruption insurance;
- proceeds of rent loss and business interruption insurance
- acquisition closing costs that are capitalized per FASB ASC 805

Form of Compliance Certificate

- other non-cash charges (including impairment charges or expenses) excluding non-cash charges that constitute an accrual of a reserve for future cash payments
= EBITDA

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 3
to the Compliance Certificate
($ in 000’s)
Total Asset Value
(in accordance with the definition of Total Asset Value
as set forth in the Agreement)

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 4
to the Compliance Certificate
List of Unencumbered Pool Properties
(see attached)

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 5
to the Compliance Certificate
($ in 000’s)
Unencumbered Asset Value
(in accordance with the definition of Unencumbered Asset Value as set forth in the Agreement)

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 6
to the Compliance Certificate
($ in 000’s)
Quarterly and Year-to-Date Summary Report of Unencumbered NOI
(in accordance with the definition of Unencumbered NOI
as set forth in the Agreement)
(see attached)

Form of Compliance Certificate

For the Quarter/Year ended ___________________ (“Statement Date”)
SCHEDULE 7
to the Compliance Certificate
($ in 000’s)
Funds From Operations
(in accordance with the definition of Funds from Operations
as set forth in the Agreement)

Form of Compliance Certificate

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] 3 hereunder are several and not joint.] 4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities 5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

__________________________________

[1]
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[5]	Include all applicable subfacilities.

E-1-1
Form of Assignment and Assumption

1.    Assignor[s]:    ______________________________
[Assignor [is] [is not] a Defaulting Lender]
______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Credit Agreement, dated as of November 17, 2015, among Forest City Enterprises, Inc., an Ohio corporation, certain affiliates thereof from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers

6.    Assigned Interest[s]:

Assignor[s] [6]	Assignee[s] [7]	Aggregate Amount of Commitment for all Lenders [8]	Amount of Commitment Assigned	Percentage Assigned of Commitment [9]	CUSIP Number

		$________________	$_________	____________%
		$________________	$_________	____________%
		$________________	$_________	____________%
[7.    Trade Date:    __________________] 10
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
________________________

[6]	List each Assignor, as appropriate.

[7]	List each Assignee and, if available, its market entity identifier, as appropriate.

[8]
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
10     To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E-1-2
Form of Assignment and Assumption

[NAME OF ASSIGNOR]

By: _____________________________

[NAME OF ASSIGNOR]

By: _____________________________

Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By: _____________________________
Title:

[NAME OF ASSIGNEE]

By: _____________________________
Title:

[Consented to and] 11 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

[Consented to:] 12

By: _________________________________
Title:

_____________________________________

[11]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[12]	To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lenders, L/C Issuers) is required by the terms of the Credit Agreement.

E-1-3
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution and meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

E-1-4
Form of Assignment and Assumption

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1-5
Form of Assignment and Assumption

EXHIBIT E-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE

(see attached)

E-2-1
Form of Administrative Questionnaire

225 Franklin Street
AGENT'S QUESTIONNAIRE	Boston, MA 02110
Mail Stop MAI-225-02-04
Please complete and return this form to Agent's administration contact identified below. Please type or print.

Borrower Name:	Forest City Enterprises, Inc.
Project Name:

BANK OF AMERICA INFORMATION
Administration Contact:
Name:	Clare M. O'Connor
Phone:	(617) 346-0121
Fax:	(617) 346-4670
e-mail:	clare.m.o'connor@baml.com

Credit Contact/Loan Officer:
Name:	Oltiana M. Pappas
Phone:	(617) 346-0460
Fax:	(617) 346-5025
e-mail:	oltiana.m.pappas@baml.com

Operations Contact
Name:
Phone:
Fax:
e-mail:

Wiring Instructions:	Bank of America, N.A.

ABA
Attn:
Account No:
Reference:

LENDER INFORMATION

Lender Name:
Address:
City/State/Zip:

Wiring Instructions:	Destination Bank:
City/State:
ABA:
Account Name:
Account Number:

E-2-2
Form of Administrative Questionnaire

Other Instructions:
Ref. Loan No.:
Attention:

Signature Block: (include name of authorized signer and title)

Administration Contact:
If you have more than one administration or credit contact, please check this box and attach a separate sheet.
Name:
Phone:
Fax:
e-mail:

Credit Contact/Loan Officer:
Name:
Phone:
Fax:
e-mail:

Comments:

E-2-3
Form of Administrative Questionnaire

EXHIBIT F
FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of ___, 20___ (this “Joinder Agreement”), made by the [Parent][Wholly Owned Subsidiary[ies]] signatory hereto ([each a][the] “New Guarantor”) in favor of Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Lenders referred to in that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Forest City Enterprises, Inc. (together with its permitted successors and assigns, the “Borrower”), the affiliates of the Borrower identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
1. [The][Each] New Guarantor, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:
(a)join the Credit Agreement as a Guarantor, as indicated with its signature below;
(b)be bound by all covenants, agreements and acknowledgments attributable to a Guarantor in the Credit Agreement; and
(c)perform all obligations and duties required of it by the Credit Agreement.
2. [The][Each] New Guarantor represents and warrants that the representations and warranties contained in Article V of the Credit Agreement as they relate to such New Guarantor or which are contained in any certificate furnished by or on behalf of such New Guarantor are true and correct on the date hereof.
3. The address, taxpayer identification number and jurisdiction of organization of [each][the] New Guarantor is set forth in Annex I to this Joinder Agreement.
4. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.
5. Except as expressly supplemented hereby, the Credit Agreement and the Guaranty shall remain in full force and effect.
6. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Form of Joinder Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.
[NEW GUARANTOR[S]],
as [the][a] New Guarantor

By:__________________________
Name:
Title:

[BORROWER],
as the Borrower

By:__________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO:
BANK OF AMERICA, N.A.,
as Administrative Agent

By:_________________________
Name:
Title:

Form of Joinder Agreement

ANNEX I
TO JOINDER AGREEMENT

Name of Guarantor	Address	Taxpayer ID	Jurisdiction of Organization

Form of Joinder Agreement

EXHIBIT G-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT G-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT G-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT G-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

G-5
Form of U.S. Tax Compliance Certificate

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Form of U.S. Tax Compliance Certificate

EXHIBIT H
FORM OF SOLVENCY CERTIFICATE

I, the undersigned, [chief financial officer][chief accounting officer] of Forest City Enterprises, Inc. (the “Borrower”), DO HEREBY CERTIFY on behalf of the Loan Parties and not in my individual capacity that:
1.    This certificate is furnished pursuant to Section 4.01(a)(viii) of the Credit Agreement (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined), dated as of November 17, 2015 among the Borrower, certain affiliates of the Borrower identified therein as Guarantors, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
2.    After giving effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date), (a) the fair value of the property of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, (b) the present fair salable value of the assets of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, on their debts as they become absolute and matured, (c) the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond the ability of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, to pay such debts and liabilities as they mature, (d) the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the property of the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, would constitute an unreasonably small capital, and (e) the Loan Parties and their Subsidiaries, taken as a whole on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
[Signature Page Follows]

H-1
Form of Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of ______________ ___, 20___.

FOREST CITY ENTERPRISES, INC.

By:_________________________________

Name: ______________________________

Title: _______________________________

H-2
Form of Solvency Certificate

EXHIBIT I
FORM OF DESIGNATION NOTICE

TO:        Bank of America, N.A., as Administrative Agent

RE:
Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.

DATE:        [Date]
______________________________________________________________________________
[Name of Cash Management Bank/Hedge Bank] hereby notifies you, pursuant to the terms of the Credit Agreement, that it meets the requirements of a [Cash Management Bank/Hedge Bank] under the terms of the Credit Agreement and is a [Cash Management Bank/Hedge Bank] under the Credit Agreement and the other Loan Documents.
Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.
A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[NAME OF CASH MANAGEMENT BANK/
HEDGE BANK],
as a [Cash Management Bank/Hedge Bank]

By:_________________________________

Name: ______________________________

Title: _______________________________

I-1
Form of Designation Notice

ACKNOWLEDGED:

[BORROWER]

By:_________________________________

Name: ______________________________

Title: _______________________________

I-2
Form of Designation Notice

EXHIBIT J
FORM OF PREPAYMENT NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of November 17, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Forest City Enterprises, Inc., an Ohio corporation (the “Borrower”), certain affiliates of the Borrower from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A. and PNC Bank, National Association, as Swing Line Lenders and L/C Issuers.
The undersigned hereby notifies you that it intends to prepay Committed Loans [in whole][in part] as follows:
1.    On ________________________________ (a Business Day).
2.    In the amount of $____________________. 1
3.    Comprised of ________________________.
     [Type of Committed Loan to be prepaid]
4.    For Eurodollar Rate Loans: with an Interest Period of _____ months.

[BORROWER]

By:_________________________________

Name: ______________________________

Title: _______________________________

1 Minimum prepayment amount of $1,000,000 for Eurodollar Rate Loans and $500,000 Base Rate Committed Loans

J-1
Form of Prepayment Notice